     As filed with the Securities and Exchange Commission on March __, 1999
                            Registration No. 333-____

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               -------------------


                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -------------------

                          WINTON FINANCIAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              OHIO                                          6035                                      31-1303854
-------------------------------------         ----------------------------------                  --------------------
  (State or other jurisdiction                   (Primary Standard Industrial                       (I.R.S. Employer
of incorporation or organization)                 Classification Code Number)                      Identification No.)

                                5511 Cheviot Road
                             Cincinnati, Ohio 45247
                                  (513) 3853800
              -----------------------------------------------------
               (Address, including ZIP Code, and telephone number,
                   including area code, of agent for service)


                                   Copies to:

     MR. ROBERT L. BOLLIN                            JOHN C. VORYS, ESQ.
Winton Financial Corporation                       KATHLEEN M. MOLINSKY, ESQ.
     5511 Cheviot Road                          Vorys, Sater, Seymour and Pease
  Cincinnati, Ohio 45247                             221 E. Fourth Street
                                                   Suite 2100, Atrium Two
                                                   Cincinnati, Ohio 45202


         Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective and all other conditions to the consummation of the transactions have been satisfied or waived.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


                         CALCULATION OF REGISTRATION FEE

     Title of each
  class of securities       Amount to be             Proposed maximum        Proposed maximum         Amount of
   to be registered          registered         offering price per unit(1)    aggregate price      registration fee
  -------------------     -----------------     --------------------------    ---------------      ----------------
     Common Stock,        376,228 shares of           $ 14.6875                 $ 5,525,849             $ 1,537
      no par value           Common Stock

------------------------------
(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f) on the basis of the market value of a common share of Winton Financial Corporation on March 2, 1999, as determined pursuant to Rule 457(c).

          PROSPECTUS                                    PROXY STATEMENT
WINTON FINANCIAL CORPORATION                     BENCHMARK FEDERAL SAVINGS BANK
    for issuance of up to                                    for
 376,228 Common Shares                           Special Meeting of Shareholders



         On December 4, 1998, Winton Financial Corporation, The Winton Savings and Loan and Loan Co. and BenchMark Federal Savings Bank executed a merger agreement that provides for the merger of BenchMark into Winton Savings and Loan.

         The merger cannot be completed unless the holders of 74,872 BenchMark shares approve it. BenchMark's board of directors has scheduled a special meeting for BenchMark's shareholders to vote on the merger. The date, time and place of the special meeting are as follows:

                                  ______, 1999
                            __:__ _.m., Eastern Time

                            ------------------------
                                Cincinnati, Ohio

         If you do not dissent from the merger and the merger is completed, you will receive 3.35 common shares of Winton Financial in exchange for each common share of BenchMark you own immediately before we complete the merger.

         Winton Financial common shares are traded on the American Stock Exchange under the symbol "WFI." On _________, 1999, the date before we printed this prospectus/proxy statement, Winton Financial common shares closed at $____________ on the American Stock Exchange. Based on that $____________ price,
3.35 common shares of Winton Financial would be valued at $_____________________.

         This prospectus/proxy statement provides detailed information about the merger. We encourage you to read this entire document carefully.

         BenchMark shareholders who dissent from the merger and follow specified procedures will be entitled to dissenters' rights if the proposed merger is completed.





         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE WINTON FINANCIAL COMMON SHARES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS PROSPECTUS/PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE WINTON FINANCIAL COMMON SHARES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

         Prospectus/Proxy Statement dated _____, 1999, and first mailed to shareholders of BenchMark on or about ____, 1999.

                      REFERENCES TO ADDITIONAL INFORMATION

         This document incorporates important business and financial information about Winton Financial from documents that it has filed with the Securities and Exchange Commission but has not included in or delivered with this document. If you write or call Jill M. Burke, the Treasurer of Winton Financial, she will send you these documents, excluding exhibits, without charge. You can contact her at:

                          Winton Financial Corporation
                                5511 Cheviot Road
                             Cincinnati, Ohio 45247
                                 (513) 385-3880

         Please request documents by ____________, 1999. If you request any incorporated documents, Ms. Burke will mail the documents you request by first class mail, or another equally prompt means, by the next business day after she receives your request.

         See "Where You Can Find More Information" on page ____ for more information about the documents referred to in this document.


                                                     TABLE OF CONTENTS

Summary...................................................................................................................1
   The merger.............................................................................................................1
   The companies..........................................................................................................1
   The merger agreement...................................................................................................2
   Reasons for the merger.................................................................................................2
   Recommendation to shareholders.........................................................................................2
   Opinion of Charles Webb & Company......................................................................................2
   Tax consequences of the merger.........................................................................................2
   Rights of dissenting shareholders......................................................................................3
   Termination and amendment of the merger agreement......................................................................3
   Special meeting of BenchMark  shareholders.............................................................................3
   Accounting treatment...................................................................................................4
   Per share market price information.....................................................................................4
Comparative stock prices and dividends....................................................................................4
   Selected consolidated financial data of Winton Financial...............................................................6
Selected consolidated financial data of BenchMark.........................................................................7
Comparative per share data................................................................................................8
Purpose of this document..................................................................................................9
The merger................................................................................................................9
   Background and reasons for the merger..................................................................................9
   Opinion of Charles Webb & Company.....................................................................................11
   Recommendation of the board of directors of BenchMark.................................................................15
   Exchange of BenchMark shares..........................................................................................15
   Fractional shares.....................................................................................................15
   Exchange of certificates evidencing Winton Financial common shares and BenchMark common shares........................15
   Representations, warranties and covenants.............................................................................16
   Conditions............................................................................................................17
   Effective time........................................................................................................18
   Termination and amendment.............................................................................................18
   Interests of directors and executive officers.........................................................................18
   Board of directors and management of Winton Financial following the merger............................................18
   Resale of Winton Financial common shares..............................................................................19
   Income tax consequences...............................................................................................19
   Accounting treatment..................................................................................................20
   Stock option agreement................................................................................................20
Rights of dissenting shareholders........................................................................................21
The special meeting of BenchMark shareholders............................................................................22
   Time, date and place..................................................................................................22
   Purpose of the meeting................................................................................................23
   Shares outstanding and entitled to vote; record date..................................................................23
   Votes required........................................................................................................23
   Voting and solicitation and revocation of proxies.....................................................................23
Pro forma unaudited condensed combined consolidated statements of financial condition....................................25
Pro forma unaudited condensed combined consolidated statements of earnings...............................................26
Pro forma unaudited condensed combined consolidated statements of earnings...............................................27
BenchMark management's discussion and analysis of financial condition and results of operations..........................28
   Financial condition changes from December 31, 1997, to December 31, 1998..............................................28
   Results of operations for the years ended December 31, 1998, and December 31, 1997....................................28
   Asset/liability management............................................................................................29




   Effect of recent accounting pronouncements............................................................................33
Business of BenchMark....................................................................................................35
   Lending activities....................................................................................................35
   Investment activities.................................................................................................43
   Deposits and borrowings...............................................................................................45
   Competition...........................................................................................................48
   Year 2000 considerations..............................................................................................48
   Personnel.............................................................................................................49
Security ownership of BenchMark..........................................................................................50
Regulation Of BenchMark..................................................................................................51
Federal taxation.........................................................................................................55
Ohio taxation............................................................................................................57
Description of Winton Financial common shares............................................................................58
Comparison of rights of holders of Winton Financial common shares and holders of BenchMark common shares...........................................................................................61
   Authorized shares.....................................................................................................61
   Board of directors....................................................................................................61
   Voting rights.........................................................................................................61
   Antitakeover provisions...............................................................................................62
   Preemptive rights.....................................................................................................62
   Dividends.............................................................................................................62
Antitakeover statutes applicable to Winton Financial  and BenchMark......................................................63
Director and officer liability and indemnification.......................................................................64
Legal matters............................................................................................................66
Experts..................................................................................................................66
Where you can find more information......................................................................................66
BenchMark Federal Savings Bank Consolidated Financial Statements........................................................F-1



Annex A Agreement and Plan of Reorganization dated December 4, 1998, by and ------- among Winton Financial Corporation, the Winton Savings and Loan Co. and
         BenchMark Federal Savings Bank

Annex B Stock Option Agreement dated December 4, 1998, by and between Winton ------- Financial Corporation and BenchMark Federal Savings Bank

Annex C Opinion of Charles Webb & Company, a division of Keefe, Bruyette & ------- Woods, Inc. dated _______, 1999

Annex D  Office of Thrift Supervision Regulation Section 552.14
-------

                                     SUMMARY

         This summary highlights selected information from this prospectus/proxy statement. It does not contain all of the information that is important to you. You should read carefully this entire document and the other documents referred to in this document to fully understand the merger. For a guide as to where you can obtain more information, see "Where You Can Find More Information" on page __. Page references are included in this Summary to direct you to a more complete description of topics discussed in this document.

THE MERGER

         Winton Financial, Winton Savings and Loan and BenchMark have executed an Agreement and Plan of Reorganization providing for the merger of BenchMark into Winton Savings and Loan. The merger cannot be completed unless the holders of 74,872 BenchMark common shares approve the merger. Even if holders of 74,872 BenchMark common shares approve the merger, the board of directors of BenchMark may decide not to complete the merger if the average sales price of a Winton Financial common share falls below $10.50 before the merger is completed. After the merger, the three BenchMark offices will become branch offices of Winton Savings and Loan.

         If the merger is completed and you do not dissent from the merger, you will receive 3.35 Winton Financial common shares for each share of BenchMark you own. This exchange ratio will not change even if the price of Winton Financial common shares or BenchMark common shares increases or decreases between now and the date the merger is completed.

         Because the exchange ratio is fixed and the market price of Winton Financial common shares will fluctuate, we cannot be sure of the market value of the Winton Financial common shares you will receive in the merger. We urge you to obtain current price quotations for the Winton Financial common shares before casting your vote regarding the merger. You may obtain current stock quotations for Winton Financial shares from newspapers, the Internet or your broker.

THE COMPANIES (PAGE __)

Winton Financial Corporation/
The Winton Savings and Loan Co.
5511 Cheviot Road
Cincinnati, Ohio 45247
(513) 385-3880

         Winton Financial is an Ohio corporation and a savings and loan holding company. The primary activity of Winton Financial is holding the common shares of Winton Savings and Loan, an Ohio savings and loan association. On ______________, 1999, Winton Financial had ___ common shares outstanding.

         Winton Savings and Loan currently conducts business from its five full-service branch offices in Hamilton County, Ohio and serves a market area which includes nine southern Ohio counties, four southeastern Indiana counties and four northern Kentucky counties. In August 1998, Winton Savings and Loan opened its first loan production office in Western Hills, Ohio. Winton Savings and Loan's principal business is the making of first mortgage loans in its primary market area. Interest earned on loans is Winton Savings and Loan's primary source of revenue. Winton Savings and Loan also invests in U.S. Government and agency obligations, interest-bearing deposits in other financial institutions and mortgage-backed securities.

BenchMark Federal Savings Bank
8670 Winton Road
Cincinnati, Ohio 45231-4935
(513) 522-5551

         BenchMark is a federal savings bank and conducts business from three offices located in the Cincinnati, Ohio area. BenchMark is principally engaged in the business of originating conventional mortgage loans secured by residential real estate. On _________, 1999, BenchMark had 112,307 common shares outstanding.

THE MERGER AGREEMENT (PAGE __)

         We have attached the merger agreement to this document as Annex A. Please read the merger agreement. It is the legal document that governs the merger.

REASONS FOR THE MERGER (PAGE ___)

         After careful review and consideration, the board of directors of Winton Financial unanimously concluded on December 2, 1998, that the terms of the merger were fair to, and in the best interests of, the shareholders of Winton Financial. The board of directors of Winton Financial based this conclusion on a variety of factors, including the opportunity created by the merger to expand the deposit taking and mortgage making markets of Winton Savings and Loan and the asset mix and quality of BenchMark.

         In early 1998, in light of the consolidations and mergers occurring in the banking industry and the failure of a market to develop for BenchMark's shares, the BenchMark board of directors determined that a sale of the company or a strategic alliance could present the best avenue for BenchMark to maximize shareholder value. After reviewing preliminary non-binding indications of interest to acquire BenchMark, the board of directors elected to pursue the Winton Financial proposal, which it deemed the most attractive of the three positive indications received based on price and Winton Financial's strong growth record and future prospects.

RECOMMENDATION TO SHAREHOLDERS (PAGE __)

         The board of directors of BenchMark believes that the merger is in the best interests of BenchMark and its shareholders and unanimously recommends that you vote for the proposal to approve and adopt the merger agreement.

OPINION OF CHARLES WEBB & COMPANY (PAGES _____ THROUGH  ____)

         In deciding to approve the merger, the BenchMark board of directors considered the opinion of its financial advisors, Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc., dated December 4, 1998, and updated on ___________, 1999, that the exchange ratio was fair to BenchMark shareholders, from a financial point of view. The updated opinion is attached as Annex C to this prospectus/proxy statement. We encourage you to read the opinion.

TAX CONSEQUENCES OF THE MERGER (PAGE __)

         Generally, BenchMark's shareholders who exchange their BenchMark common shares for Winton Financial common shares will not recognize a gain or loss for federal income tax purposes. If you exchange a fractional BenchMark share for cash or if you dissent from the merger and receive cash in exchange for your BenchMark common shares, the Internal Revenue Service will treat the payment as a distribution in redemption of your BenchMark common shares subject to Section 302 of the Internal Revenue Code of 1986, as amended.

         Determining the actual tax consequences of the merger to you as an individual taxpayer can be complicated. The tax implications will depend on your specific situation and other variables that are not within Winton Financial's or BenchMark's control. You should consult a tax advisor for a complete understanding of the merger's tax consequences to you.

STOCK OPTION AGREEMENT (PAGE __)

          To increase the likelihood that the merger would be completed, Winton Financial and BenchMark executed a stock option agreement in which BenchMark granted Winton Financial an option to purchase up to 19.9% of the outstanding common shares of BenchMark at a price of $38.50 per share.

RIGHTS OF DISSENTING SHAREHOLDERS (PAGE __)

         Under federal thrift regulations, you have the right to dissent from the merger and be paid cash equal to the appraised value of your BenchMark shares. To exercise this right, you must satisfy each of the following conditions:

  - You must be a shareholder of record of your BenchMark shares on ____________, 1999;

  -          You must not vote in favor of the merger;

  - You must deliver a written demand to BenchMark for an appraisal that complies with the federal thrift regulations before the BenchMark special meeting of shareholders on ______, 1999; and

  - You must deliver the certificates evidencing your BenchMark shares to Firstar Bank, National Association, Winton
             Financial's transfer agent, within 60 days after the merger is completed for endorsement of a legend that an appraisal has been demanded.

         If you dissent, the Office of Thrift Supervision may determine that the appraised value of each BenchMark share you own is less than the market value of a Winton Financial share at the time of the completion of the merger.

TERMINATION AND AMENDMENT OF THE MERGER AGREEMENT (PAGE __)

         We may agree to terminate the merger agreement at any time before the consummation of the merger, even if you have voted to adopt the merger agreement. The merger agreement also allows either one of us to terminate the agreement if:

  -          We do not complete the merger by September 30, 1999;

  - We have not satisfied, or agreed to waive, conditions listed in the merger agreement; or

  - The representations, warranties or obligations of the other party under the merger agreement cannot be satisfied.

         If the merger is not completed because BenchMark decides to sell its assets to, or merge with, another company, BenchMark will have to pay $200,000 to Winton Financial.

         We may amend the merger agreement by the unanimous consent of our boards of directors at any time before or after BenchMark shareholder approval and adoption of the merger agreement. However, if the BenchMark shareholders have already adopted the merger agreement, we will not amend the merger agreement without their approval if the amendment would materially and adversely affect their rights as shareholders.

SPECIAL MEETING OF BENCHMARK SHAREHOLDERS (PAGE __)

         The BenchMark special meeting of shareholders will take place on ____________, 1999. If you owned BenchMark common shares on ________________,
1999, you are entitled to vote at the special meeting. The holders of two-thirds of the outstanding BenchMark common shares, or 74,872 shares, must vote in favor of the merger agreement to approve and adopt the merger.

         Each of directors and the President of BenchMark have agreed to vote all of their BenchMark common shares for the approval and adoption of the merger agreement. As of ________, 1999, the directors and the

President owned, or had voting powers, in the aggregate, with respect to 47,612 BenchMark common shares, or 42.4% of the outstanding shares.

ACCOUNTING TREATMENT (PAGE __)

         We expect the merger to qualify as a pooling of interests. This means we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

PER SHARE MARKET PRICE INFORMATION (PAGE __)

         Winton Financial common shares are traded on the American Stock Exchange. On December 3, 1998, the last full trading day before the public announcement of the proposed merger, Winton Financial common shares closed at $14.56.

         BenchMark common shares are not listed on an exchange or quoted on The Nasdaq Stock Market. The last known sale of BenchMark common shares occurred on September 18, 1998, when BenchMark sold 620 shares to a deferred compensation trust for its directors. The purchase price was $25.10 per share, which was the value given to a BenchMark share by an independent appraiser for purposes of the BenchMark Employee Stock Ownership Plan.

         The market value of 3.35 common shares of Winton Financial would be $48.78 based on Winton Financial's December 3, 1998, closing price and $______ based on Winton Financial's _____, 1999 closing price. We cannot be certain of the market value of the Winton Financial common shares BenchMark shareholders will receive when we complete the merger because the market price of Winton Financial shares will fluctuate. You may obtain current stock quotations for Winton Financial common shares from a newspaper, the Internet or your broker.

                     COMPARATIVE STOCK PRICES AND DIVIDENDS

         Winton Financial common shares are quoted on the American Stock Exchange under the symbol "WFI." BenchMark common shares are not actively traded, have no established public market and are not listed on any national exchange or quotation system.

         As of ________, 1999, there were ______ Winton Financial common shares outstanding and held by approximately ___ holders of record. The following table shows the high and low bid prices for Winton Financial common shares on the American Stock Exchange for each fiscal quarter of 1998, 1997 and 1996 and the cash dividends per Winton Financial common share declared during each of these periods. All information reflects the Winton Financial two-for-one stock split in the form of a stock dividend paid in 1998.


                                                                                                CASH DIVIDEND
QUARTER ENDED                             HIGH                          LOW                         DECLARED
-------------                             ----                          ---                         --------

September 30, 1998                      $16.44                       $  9.75                       $.0625
June 30, 1998                            20.63                         14.75                        .0625
March 31, 1998                           15.13                         10.19                        .0625
December 31, 1997                        10.31                          8.81                        .0625

September 30, 1997                      $ 8.75                        $ 7.88                       $.0575
June 30, 1997                             7.50                          6.00                        .0575
March 31, 1997                            7.00                          5.75                        .0575
December 31, 1996                         6.75                          5.63                        .0525

September 30, 1996                      $ 6.88                        $ 5.63                       $.0525
June 30, 1996                             7.13                          6.00                        .0525
March 31, 1996                            7.50                          5.50                        .0525
December 31, 1995                         7.50                          5.50                        .0500


         As of ________, 1999, there were 112,307 common shares of BenchMark outstanding and held by approximately 81 holders of record. BenchMark paid dividends of $.125 per share for each quarter of 1998, 1997 and 1996. The last known sale of BenchMark common shares was on September 18, 1998, when BenchMark sold 620 shares to a deferred compensation trust for its directors. The purchase price was $25.10, which was the value given to a BenchMark share by an independent appraiser for purposes of the BenchMark Employee Stock Ownership Plan.

         The following table shows (a) the last reported sales prices as of December 3, 1998, the last trading day before the public announcement of the signing of the merger agreement, and (b) the last reported closing price as of _________, 1999, the last practicable trading day before the date of this prospectus/proxy statement, for the Winton Financial common shares and the BenchMark common shares. The table also shows the equivalent pro forma price of BenchMark common shares, determined by multiplying the price of Winton Financial common shares on each date by 3.35, the exchange ratio.


                                   Price per                      Price per                  Equivalent price per
                            Winton Financial common              BenchMark                        BenchMark
                                     share                      common share                     common share
                                     -----                      ------------                     ------------

December 3, 1998                    $14.56                         $25.10                          $48.78
__________, 1999                    $                              $                               $



            SELECTED CONSOLIDATED FINANCIAL DATA OF WINTON FINANCIAL

         The tables below contain information regarding the financial condition and earnings of Winton Financial for the five years ended September 30, 1998, based on the audited consolidated financial statements of Winton Financial. Winton Financial derived the historical consolidated financial data for the three months ended December 31, 1998 and 1997, from its unaudited consolidated financial statements. However, in the opinion of Winton Financial management, Winton Financial has made all adjustments necessary for a fair presentation of consolidated financial condition and results of operations.



WINTON FINANCIAL                              At December 31,                            At September 30,
                                           -------------------     --------------------------------------------------------------
STATEMENT OF FINANCIAL CONDITION DATA:       1998       1997        1998          1997         1996         1995           1994
                                           --------   --------    --------     --------      -------      --------        ------
                                               (Unaudited)                               (In thousands)
Total amount of:
   Assets                                  $371,892    329,897     $354,193      $324,488    $292,241     $250,180      $239,513
   Interest-bearing deposits in other
     financial institutions                   1,306      2,958        2,607         1,419          --        2,360         1,712
   Investment securities (1)                 21,041     17,691       20,437        16,216      12,174       13,080         9,316
   Mortgage-backed securities (1)            12,376     14,921       12,983        15,413      19,356       19,442        20,624
   Loans receivable, net (2)                324,701    283,102      305,308       280,544     250,490      205,964       198,879
   Deposits                                 264,186    248,070      266,007       240,317     221,533      197,905       185,327
   Federal Home Loan Bank advances           74,882     53,404       56,899        57,425      46,376       29,830        33,671
   Shareholders' equity - net,               27,647     24,391       26,892        23,277      20,831       20,397        18,879
     restricted

                                           Three months ended
                                               December 31,                          Year ended September 30,
                                           -------------------    --------------------------------------------------------------
STATEMENT OF EARNINGS DATA:                  1998       1997        1998         1997         1996          1995           1994
                                           --------   --------    --------     --------     --------     ---------        ------
                                               (Unaudited)                       (In thousands, except share data)

Total interest income                       $6,899      $6,505     $27,071      $24,233      $20,830       $18,713        $16,966
Total interest expense                       4,258       4,026      16,748       15,036       12,696        10,959          9,130
                                           -------     -------     -------      -------     --------      --------       --------
Net interest income                          2,641       2,479      10,323        9,197        8,134         7,754          7,836
Provision for loan losses                      (23)          -         (60)          --         (253)          (88)           (45)
                                           -------     -------     -------      -------     ---------     --------       --------

Net interest income after provision for
   loan losses                               2,618       2,479      10,263        9,197        7,881         7,666          7,791
Other income                                   822         444       2,180        1,619        1,419           818            628
General, administrative and other           (1,769)     (1,459)     (6,321)      (5,907)      (7,491)       (5,529)        (5,497)
   expense                                 -------     -------     -------      -------     --------      --------        -------
Earnings before income taxes                 1,671       1,464       6,122        4,909        1,809         2,955          2,922
Federal income taxes                          (571)       (504)     (2,065)      (1,683)        (628)         (994)          (971)
                                           -------     -------     -------      -------     --------     ---------       --------
Net earnings                                $1,100     $   960     $ 4,057      $ 3,226      $ 1,181      $  1,961        $ 1,951
                                           =======     =======     =======      =======     ========     =========       ========

Earnings per share
   Basic (3)                                  $.27        $.24       $1.01         $.81         $.30          $.50           $.50
                                              ====        ====       =====         ====         ====          ====           ====
   Diluted (3)                                $.26        $.23      $  .96         $.80         $.30          $.50           $.50
                                              ====        ====      ======         ====         ====          ====           ====

--------------------------

(1)      Includes securities designated as available for sale.

(2)      Includes loans held for sale.

(3) Basic and diluted earnings per share for 1994 through 1997 have been adjusted to give effect to the two-for-one stock split in the form of a stock dividend paid in fiscal 1998.


                                   At or for the three months
                                         ended December 31,                       Year ended September 30,
                                   ------------------------       -------------------------------------------------------
OTHER DATA:                          1998            1997           1998        1997        1996        1995        1994
                                   --------        --------       --------    --------    --------    --------     ------

Interest rate spread                  2.64%          2.90%           2.68%       2.78%       2.80%      3.06%        3.39%
Return on average equity             16.07          16.05           16.08       14.65        5.67       9.94        10.58
Return on average assets              1.25           1.21            1.19        1.05         .44        .80          .85
Shareholders' equity to assets        7.43           7.39            7.59        7.17        7.13       8.15         7.88

Number of:
  Loans outstanding                  5,921          5,607           5,871       5,576       5,146      4,604        4,329
  Deposit accounts                  21,241         20,369          21,128      20,410      20,735     20,209       19,278
  Full service offices                   5              5               5           5           5          5            5



                SELECTED CONSOLIDATED FINANCIAL DATA OF BENCHMARK

         The tables below contain information regarding the financial condition and earnings of BenchMark for the five years ended December 31, 1998, based on the audited consolidated financial statements of BenchMark. Please read these tables together with the consolidated financial statements, including the related notes, and other financial information of BenchMark included elsewhere in this prospectus/proxy statement.



                                                                                 At December 31,
BENCHMARK                                              -----------------------------------------------------------------
STATEMENT OF FINANCIAL CONDITION DATA:                   1998            1997          1996         1995           1994
                                                       --------        --------      --------     --------        ------
                                                                                  (In thousands)
Total amount of:
   Assets                                               $55,303         $48,831       $47,403      $44,409       $41,189
   Interest-bearing deposits and Federal funds sold       1,225           2,360         1,245        1,937         2,347
   Investment securities (1)                                 15             514           542          762         1,561
   Mortgage-backed securities (1)                         3,644           4,608         5,207        6,685         7,342
   Loans, receivable, net (2)                            47,668          38,819        38,230       32,594        27,906
   Deposits                                              39,719          39,026        39,849       38,506        35,763
   Federal Home Loan Bank advances                       11,120           5,682         3,680        1,809         1,325
   Shareholders' equity - net, restricted                 3,511           3,383         3,181        3,335         3,295

                                                                            Year ended December 31,
STATEMENT OF EARNINGS DATA:                               1998           1997         1996         1995            1994
                                                        --------      --------      --------     ---------        ------
                                                                        (In thousands, except share data)

Total interest income                                    $3,816        $3,518        $3,413        $3,120         $2,973
Total interest expense                                    2,435         2,187         2,168         1,888          1,700
                                                        -------        ------        ------        ------         ------
Net interest income                                       1,381         1,331         1,245         1,232          1,273
Provision for (recoveries of) losses on loans                26             4            19             9            (11)
                                                       --------      ---------     --------     ---------       ---------
Net interest income after provision for loan losses       1,355         1,327         1,226         1,223          1,284
Other income (loss)                                          54           117            94            42            (69)
General, administrative and other expense                 1,267         1,264         1,502         1,175          1,151
                                                         ------        ------        ------        ------         ------
Earnings (loss) before income taxes (credits)               142           180          (182)           90             64
Federal income taxes (credits)                               39            32           (59)           17             11
                                                         ------        ------        ------       -------        -------
Net earnings (loss)                                      $  103        $  148        $ (123)      $    73        $    53
                                                         ======        ======        ======       =======        =======

Earnings (loss) per share
   Basic                                                   $.94         $1.43        $(1.22)         $.72          $.52
                                                           ====         =====        ======          ====          ====
   Diluted                                                 $.94         $1.42        $(1.22)         $.71          $.51
                                                           ====         =====        ======          ====          ====

---------------------------

(1) Includes securities designated as available for sale.

(2) Includes loans held for sale.



OTHER DATA:                                              1998            1997           1996         1995           1994
                                                       --------        --------       --------     --------        ------

Interest rate spread                                     2.57%          2.64%           2.83%        2.58%          2.99%
Return (loss) on average equity                          2.97           4.44           (3.77)        2.18           1.63
Return (loss) on average assets                           .20            .31            (.26)         .17            .12
Shareholders' equity to assets                           6.35           6.93            6.71         7.51           8.00

Number of:
  Loans outstanding                                     1,004            993             993          950            947
  Deposit accounts                                      5,244          5,051           4,926        4,416          3,568
  Full service offices                                      3              3               3            3              2


                           COMPARATIVE PER SHARE DATA

          Presented below are the book value per common share and net earnings per common share of (a) Winton Financial on a historical basis, (b) BenchMark on a historical basis, (c) Winton Financial on a pro forma basis and (d) BenchMark on an equivalent pro forma basis adjusted to reflect the completion of the merger as of the beginning of each of the periods indicated. See "Pro forma unaudited condensed combined consolidated statements of financial condition" on page___ and "Pro forma unaudited condensed combined statements of earnings" on page ____. The information in the following table is not necessarily indicative of the results which actually would have been obtained if we had completed the merger before the periods indicated.



                                             Three months ended
                                                  December 31,             Year ended September 30,
                                               1998         1997            1998              1997                1996
                                             --------     --------        --------          --------             ------
WINTON FINANCIAL HISTORICAL
Earnings per share:
   Basic                                   $     .27      $    .24        $    1.01         $     .81          $     .30
   Diluted                                       .26           .23              .96               .80                .30
Book value per share                       $    6.89      $   6.09        $    6.70         $    5.86          $    5.25

BENCHMARK HISTORICAL
Earnings (loss) per share:
   Basic                                   $     .14      $    .26        $     .75         $    1.54          $   (1.57)
   Diluted                                       .14           .26              .75              1.53              (1.57)
Book value per share                       $   31.26      $  31.39        $   31.12         $   30.93          $   30.19

WINTON FINANCIAL PRO FORMA COMBINED
Earnings per share:
   Basic                                   $     .26      $    .22        $     .95         $     .78          $     .24
   Diluted                                       .25           .22              .91               .77                .24
Book value per share                       $    7.10      $   6.92        $    6.92         $    6.13          $    4.83

BENCHMARK PRO FORMA EQUIVALENT
Earnings per share:
   Basic                                   $     .47      $    .87        $    2.51         $    5.16          $   (5.26)
   Diluted                                       .47           .87        $    2.51         $    5.13          $   (5.26)
Book value per share                       $  104.72      $ 105.16        $  104.25         $  103.62          $  101.14


                            PURPOSE OF THIS DOCUMENT

         This prospectus/proxy statement serves as both a prospectus of Winton Financial for the issuance of up to 376,228 Winton Financial common shares in connection with the merger and a proxy statement of BenchMark for the solicitation of proxies by the board of directors of BenchMark for the BenchMark special meeting of shareholders. We will mail this prospectus/proxy statement to BenchMark shareholders on or about _____, 1999.

         Winton Financial and Winton Savings and Loan provided all information in this prospectus/proxy statement relating to them and BenchMark provided all information relating to it. Each party is responsible for the accuracy of its information.

         YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT.


                                   THE MERGER

         The following is a summary of the material provisions of the merger agreement, a copy of which we attached as Annex A. We urge you to read the merger agreement carefully for details of the merger and the terms and conditions of the merger agreement.

BACKGROUND AND REASONS FOR THE MERGER

         BENCHMARK. BenchMark began operations as an Ohio chartered savings and loan in 1885. In 1937, BenchMark converted to a federal savings and loan charter and, in 1988, it became a federal mutual savings bank. BenchMark converted to a federally-chartered stock savings bank in 1991.

         Throughout its operating history, BenchMark has concentrated on the business of attracting deposits in its local market area and investing those deposits in mortgage loans and investment securities.

         In early 1998, in light of the consolidations and mergers occurring in the banking industry and the failure of a market to develop for BenchMark's shares, the BenchMark board of directors determined that a sale of the company or a merger could present the best avenue for BenchMark to maximize shareholder value. The board of directors met with Charles Webb & Company and, in July 1998, the board of directors selected Charles Webb & Company, a nationally recognized investment banking firm with experience and expertise in the area of mergers and acquisitions of financial institutions, to review the opportunities for a merger or sale of the company.

         Beginning in August 1998, the board of directors conducted a confidential inquiry through Charles Webb & Company regarding the possible interest of ten entities in acquiring or merging with BenchMark. Eight of the ten expressed an interest in receiving additional information. Charles Webb & Company provided these eight with information on BenchMark, including financial statements, loan and deposit summaries, and other data. Each of the eight entities signed a confidentiality agreement before receiving the information from Charles Webb & Company. In August and September 1998, Winton Financial and another company submitted preliminary, non-binding indications of interest to acquire BenchMark.

         In September 1998, shortly after receipt of these indications of interest, Charles Webb & Company and the BenchMark board of directors met to review them in greater detail. As a result of this review, the BenchMark board of directors elected to begin discussions with Winton Financial.

         In October 1998, the BenchMark board of directors and Charles Webb & Company met to review a formal proposal from Winton Financial and a preliminary indication of interest from a third company. The board elected to pursue the proposal from Winton Financial, which it deemed the most attractive of the three positive indications received based on price and Winton Financial's strong growth record and future prospects. Off-site due diligence and negotiation of a definitive agreement began immediately. When the due diligence process was completed, the BenchMark board of directors and Winton Financial agreed that the definitive agreement would provide for a fixed exchange ratio of 3.35 Winton Financial shares for each BenchMark share.

         On December 4, 1998, the BenchMark board of directors met with Charles Webb & Company and BenchMark's legal counsel. At this meeting, BenchMark's legal counsel reviewed the terms of the merger agreement and the contemplated transaction. Charles Webb & Company delivered its opinion that the exchange ratio of 3.35 common shares was fair, from a financial point of view, to the shareholders of BenchMark. After a thorough discussion of the transaction, the BenchMark board of directors voted unanimously to approve the merger agreement.

         The terms of the merger agreement, including the 3.35 exchange ratio to be paid to BenchMark's shareholders, were the result of negotiations between board members, officers, and representatives of BenchMark and Winton Financial. In deciding to approve and recommend the merger agreement, the BenchMark board of directors considered the following important factors:

      - the value of 3.35 Winton Financial common shares in relation to the market value, book value, earnings per share and dividend rates of BenchMark common shares;

      - information concerning the financial condition, results of operations, capital levels, asset quality and prospects for Winton Financial;

      -        industry and economic conditions;

      - the impact of the merger on the depositors, employees, customers and communities served by BenchMark;

      -        the opinion of Charles Webb & Company as to the fairness of the
               3.35 exchange ratio, from a financial point of view, to the BenchMark shareholders;

      - the general structure of the transaction and the compatibility of management and business philosophy;

      - the likelihood of receiving the required approvals in a timely manner; and

      - the ability of the combined enterprise to compete in relevant banking markets.

In making its determination, the BenchMark board of directors did not ascribe relative weights to the factors which it considered.

The BenchMark board of directors believes that the merger is in the best interests of its shareholders. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

         WINTON FINANCIAL. After careful review and consideration, the board of directors of Winton Financial unanimously concluded on December 2, 1998, that the terms of the merger were fair to, and in the best interests of, the shareholders of Winton Financial. Winton Financial based this conclusion on a variety of factors, including the manner in which the office locations of BenchMark would expand the deposit taking and mortgage making markets of Winton Savings and Loan and the attractiveness of the asset mix and quality of BenchMark.

         The directors focused on the effect of the merger on the market area of Winton Savings and Loan. Currently, Winton Savings and Loan's market area consists primarily of the northwest quadrant of Hamilton County and the downtown area of Cincinnati. As a result of the merger, Winton Savings and Loan's market strength will expand into the northeast quadrant of Hamilton County because of BenchMark's Montgomery branch. The directors believe that this expansion will provide the opportunity for increased mortgage lending and deposit taking.

         The directors also examined the asset mix of BenchMark and determined that the composition of BenchMark's assets complements the asset mix of Winton Savings and Loan. Both BenchMark and Winton Savings and Loan invest primarily in mortgages secured by single-family dwellings and in government and other conventional securities. In addition, the high asset quality of BenchMark, as evidenced by its low level of classified assets, reflects Winton Financial's commitment to sound lending practices.

         As the directors considered the expansion of market area and the complementary asset mix that will result from the merger, they also examined the various ways in which the merger might pose risks to Winton Financial shareholder value. The directors believed the primary risks were related to present and future credit and other problems with BenchMark loans. To assess possible risks, the officers of Winton Savings and Loan investigated the credit and other sources of potential risk in the BenchMark portfolio. Upon the conclusion of their investigation, the officers reported to the board of directors on a variety of issues, including the investigation of specific loans. The report of the officers convinced the directors that the benefits of the merger outweighed the relatively low risks.

         Based upon all of the foregoing, the directors of Winton Financial concluded that the terms of the merger were fair to, and in the best interests of, the Winton Financial shareholders and, on December 2, 1998, authorized the appropriate officers of Winton Financial to execute the merger agreement.

OPINION OF CHARLES WEBB & COMPANY

         In July 1998, BenchMark retained Charles Webb & Company to offer financial advisory and investment banking services in connection with strategic planning and merger and acquisition transactions.

         Charles Webb & Company is a nationally recognized investment banking firm. As part of its investment banking business, it is regularly engaged in the valuation of bank, bank holding company and thrift institution securities in connection with mergers and acquisitions, negotiated underwritings, distributions of listed and unlisted securities, private placements and valuations for various other purposes. Charles Webb & Company is familiar with the market for common stocks of publicly traded banks, thrifts and bank and thrift holding companies. The BenchMark board of directors selected Charles Webb & Company based on its qualifications, reputation and its experience and expertise in transactions similar to the merger. Charles Webb & Company has acted exclusively for the BenchMark board of directors in rendering its fairness opinion and will receive a fee for its services.

         Charles Webb & Company was asked to render an opinion as to the fairness, from a financial point of view, of the 3.35 exchange ratio to shareholders of BenchMark. Charles Webb & Company has delivered its opinions to the BenchMark board of directors that, as of December 4, 1998, and ___________, 1999, the receipt of 3.35 Winton Financial common shares was fair, from a financial point of view, to the shareholders of BenchMark. No limitations were imposed by the BenchMark board of directors upon Charles Webb & Company with respect to the investigations made or procedures followed by it in rendering its opinions. Charles Webb & Company has consented to the inclusion in this prospectus/proxy statement of the summary of its opinion to the BenchMark board of directors and to the furnishing of the entire opinion dated _________, 1999, as Annex C to this document.

         THE FULL TEXT OF THE OPINION OF CHARLES WEBB & COMPANY, WHICH IS ATTACHED AS ANNEX C TO THIS PROSPECTUS/PROXY STATEMENT, SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS ON THE REVIEW UNDERTAKEN BY CHARLES WEBB & COMPANY, AND SHOULD BE READ IN ITS ENTIRETY. THE SUMMARY OF THE OPINION OF CHARLES WEBB & COMPANY IN THIS PROSPECTUS/PROXY STATEMENT IS QUALIFIED BY ITS FULL TEXT.

         In rendering its opinion, Charles Webb & Company reviewed financial and other business data supplied to it by BenchMark and Winton Financial, including:

      -        the merger agreement;

      - BenchMark's audited financial statements and proxy statements for the years ended December 31, 1995, 1996 and 1997;

      - BenchMark's internally prepared financial statements for the quarter ended September 30, 1998;

      - Winton Financial's audited financial statements and proxy statements for the years ended September 30, 1997, 1996, and 1995;

      - Winton Financial's internally prepared financial statements for the year ended September 30, 1998; and

      -        other information Charles Webb & Company deemed relevant.

         Charles Webb & Company also discussed the current position and prospective outlook for BenchMark with senior management and its board of directors. In addition, Charles Webb & Company reviewed financial and stock market data of other savings institutions, particularly in the midwestern region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

         In rendering its opinion, Charles Webb & Company relied, without independent verification, on the accuracy and completeness of the material furnished to it by BenchMark and Winton Financial and the material otherwise made available to it, including information from published sources. With respect to the financial information, including asset valuations Charles Webb & Company received from BenchMark, Charles Webb & Company assumed (with BenchMark's consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of BenchMark management. In addition, Charles Webb & Company did not make or obtain any independent appraisals or evaluations of the assets or liabilities, and potential or contingent liabilities of BenchMark or Winton Financial. Charles Webb & Company further relied on the assurances of BenchMark and Winton Financial management that they are not aware of any facts that would make the information it received inaccurate or misleading. Charles Webb & Company's opinion is necessarily based on the market, economic, and other relevant considerations as they existed and could be evaluated as of December 4, 1998, and ____________, 1999.

         ANALYSIS OF THE WINTON FINANCIAL OFFER. Charles Webb & Company calculated the multiple which the merger consideration represents based on the exchange ratio in the merger agreement of each BenchMark share being exchanged for 3.35 shares of Winton Financial and the closing price of Winton Financial common stock as of December 3, 1998, and __________, 1999. Based on the $14.5625 closing price of Winton Financial on December 3, 1998, and the ______ closing price of Winton Financial common stock on _________, 1999, the 3.35 exchange ratio represented a per share value of $48.78 per share and $ ________ per share for each share of BenchMark. The multiples were calculated based on BenchMark's September 30, 1998, book value per share of $31.12 and last twelve months' earnings per share of $.69. The price to book value was 1.57 times, and the price to last twelve months' earnings per share was 71 times.

         ANALYSIS OF RECENT COMPARABLE ACQUISITION TRANSACTIONS In rendering its opinion, Charles Webb & Company analyzed a number of comparable merger and acquisition transactions involving both pending and completed thrift deals, comparing the acquisition price relative to tangible book value, last twelve months' earnings, total assets, total deposits, and premium to core deposits. The analysis included a comparison of the median of the above ratios for completed and pending acquisitions, based on the following five comparable groups:

       -       all thrift acquisitions since March 31, 1998;

       - all thrift transactions with an aggregate deal value between $2.5 million and $7.5 million;

       - all acquisitions since March 31, 1998 with the selling thrift having equity to total assets of between 5.0% and 10.0%;

       - all thrift acquisitions with the target thrift having assets between $50 million and $200 million; and

       - all thrift acquisitions since March 31, 1998, located in Ohio, Indiana, and Kentucky.

         The information in the following table summarizes the material information analyzed by Charles Webb & Company with respect to the merger. The summary is not a complete description of the analysis performed by Charles Webb & Company and you should not construe it independently of the other information Charles Webb & Company considered in rendering its opinion. Selecting portions of Charles Webb & Company's analysis or isolating aspects of the comparable transactions without considering all analyses and factors, could create an incomplete or potentially misleading view of the evaluation process.


                                                                             Price to (2)
                                                      -----------------------------------------------------
                                                                                                                   Core
                                                       Tangible        Last 12                                    deposit
                                                      book value      months EPS       Assets       Deposit       premium
                                                      ----------      ----------       ------       -------       -------

Consideration - $48.78 per share (1)                    156.7%          71.1x            9.9%         13.6%         4.9%

                                     Number of
Recent Transactions                 Acquisitions                    Median for all deals since March 31, 1998
                                    ------------       -----------------------------------------------------------------
     Completed                           60             187.2%          20.7x            18.6%        24.2%        12.8%
     Pending                             44             180.8%          26.2x            22.2%        30.6%        16.4%

Comparable Deal Value
     Completed                            5             121.2%          17.1x            10.4%        11.3%         3.9%
     Pending                              4             167.4%          27.5x            11.9%        15.2%         7.8%

Comparable Equity Ratio
     Completed                            9             190.9%          50.9x            15.9%        18.5%         8.9%
     Pending                              7             144.1%          53.0x            16.9%        23.4%         8.4%

Comparable Asset Size
     Completed                           16             162.7%          21.5x            12.4%        14.8%         6.1%
     Pending                             15             156.9%          22.3x            19.3%        22.3%        10.8%

Comparable Regional Deals
     Completed                            7             217.2%          19.7x            23.2%        33.2%        20.6%
     Pending                              7             248.0%          28.7x            22.0%        32.5%        24.0%
-------------------------

(1) Based on a fixed exchange ratio of 3.35 Winton Financial common shares for each BenchMark common share and a price of $14.5625 for a Winton Financial common share as of December 3, 1998 (the day before the signing of the definitive merger agreement).

(2)      Financial data as of September 30, 1998.


         No company or transaction used as a comparison in the above analysis is identical to BenchMark, Winton Financial or the merger. Accordingly, an analysis of the results of the above is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading value of the companies to which they are being compared.

         This summary provides a summary description of the material analyses prepared by Charles Webb & Company in connection with the rendering of its opinion. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. Charles Webb & Company believes that its analysis and this summary must be considered as a whole and that selecting portions of the analysis without considering all analyses, or selecting part of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analysis contained in Charles Webb & Company's presentation and opinion. The ranges of valuations resulting from any particular analysis described above should not be taken to be Charles Webb & Company's view of the actual value of BenchMark or Winton Financial. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that it was given greater weight than any other analysis.

         In preparing its analysis, Charles Webb & Company made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Charles Webb & Company and BenchMark. The analyses performed by Charles Webb & Company are not necessarily indicative of actual values or future results, which may be significantly more or less favorable. The analyses are not appraisals and do not reflect the prices at which a business may be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, Charles Webb & Company's opinion, along with its presentation to the BenchMark board of directors, was just one of the many factors taken into consideration by the BenchMark board of directors in approving the merger agreement.

         For its services to BenchMark, Charles Webb & Company will receive a fee of $100,000. As of the date of this prospectus/proxy statement, Charles Webb & Company has received $50,000 of its fee. The remainder is due upon the completion of the merger. BenchMark has also agreed to indemnify Charles Webb & Company against liabilities under the federal securities laws, and to reimburse Charles Webb & Company for out-of-pocket expenses.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF BENCHMARK

         The board of directors of BenchMark unanimously recommends that the BenchMark shareholders vote FOR the approval and adoption of the merger agreement. The board of directors believes that the terms of the merger are fair to, and in the best interests of, BenchMark's shareholders.

EXCHANGE OF BENCHMARK SHARES

         If the holders of more than 74,872 BenchMark common shares approve the merger, if all necessary regulatory approvals are received and if all conditions to the completion of the merger are satisfied or waived, BenchMark will merge with Winton Savings and Loan. After the merger, Winton Savings and Loan will be the continuing and surviving corporation and each BenchMark common share will be converted into the right to receive 3.35 common shares of Winton Financial.

         Based on the 112,307 BenchMark common shares issued and outstanding on __________, 1999, the total number of Winton Financial common shares to be issued to BenchMark shareholders would be 376,228. Based on the number of Winton Financial common shares issued and outstanding on ___________, 1999, the total number of outstanding shares of Winton Financial after the merger would then equal 4,391,532, of which 8.6% would be held by the former BenchMark shareholders.

FRACTIONAL SHARES

         Winton Financial will not issue fractional shares in the merger. Instead, Winton Financial will pay to each BenchMark shareholder who otherwise would be entitled to receive a fraction of a Winton Financial common share, cash based on the closing sale price of a share of Winton Financial on the American Stock Exchange on the day of the merger.

EXCHANGE OF CERTIFICATES EVIDENCING WINTON FINANCIAL COMMON SHARES AND BENCHMARK COMMON SHARES

         After the merger is effective, Winton Financial will mail a form letter of transmittal to each person who holds a certificate representing BenchMark common shares. The letter of transmittal will contain instructions for surrendering your BenchMark stock certificates. When you surrender your certificates for cancellation, together with a duly executed letter of transmittal, you will be entitled to receive a certificate for the number of Winton Financial common shares to which you are entitled under the merger agreement. Until you surrender your certificates, Winton Financial will not pay you any dividends or other distributions and your rights as a shareholder of Winton Financial will be suspended.

         If you have lost or misplaced your BenchMark stock certificate, you should immediately call Jill M. Burke, Treasurer of Winton Financial, at (513) 385-3880. She will mail to you a written statement detailing the procedures for replacing the lost certificate.

REPRESENTATIONS, WARRANTIES AND COVENANTS

         Each of Winton Financial, Winton Savings and Loan and BenchMark has made representations and warranties in the merger agreement regarding:

        -           corporate organization,

        -           authority and capital,

        -           financial condition,

        -           past conduct of business,

        -           legal proceedings, and

        -           business condition.

In addition, BenchMark has made representations and warranties regarding:

        -           investments,

        -           properties,

        -           taxes,

        -           contracts,

        -           employee benefit plans, and

        -           other matters.

         During the period between December 4, 1998, and the completion of the merger, BenchMark has agreed to conduct its business only in the ordinary and usual course before the merger unless Winton Financial agrees in writing. The ordinary course of business includes the ability to pay regular dividends to BenchMark shareholders. BenchMark may not solicit or initiate any proposals or offers from any person, or discuss or negotiate with any person or entity, in respect of any acquisition or purchase of all or a material amount of the assets of, any equity security of, or any merger, consolidation or business combination with, BenchMark, except as required by the good faith exercise of the fiduciary duties of the board of directors of BenchMark.

         BenchMark has also agreed to do the following immediately before completion of the merger:

        - to establish and take, at the request of Winton Financial, the necessary reserves and accruals to make BenchMark's loan, accrual and reserve policies similar to Winton Financial's policies;

       - to implement policies regarding excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and

       - to recognize for financial accounting purposes the expenses of the merger and any restructuring charges to be incurred in connection with the merger.

         Winton Financial has agreed to indemnify the officers and directors of BenchMark for a three-year period beginning on completion of the merger against liabilities incurred before the merger. A determination must be made in each particular case by the directors of Winton Financial that the appropriate standard of conduct under Winton Financial's amended articles of incorporation, code of regulations and applicable law has been met and that indemnification is permissible under applicable law before indemnification is required.

CONDITIONS

         Winton Financial and BenchMark may complete the merger only if the merger agreement is approved and adopted by holders of two-thirds of the outstanding BenchMark shares and the parties receive regulatory approvals from the Office of Thrift Supervision and the Ohio Division of Financial Institutions. In addition, Winton Financial will not be required to complete the merger unless the following conditions are satisfied:

       - the truth, in all material respects, of all of BenchMark's representations and warranties in the merger agreement;

       - BenchMark's satisfaction, in all material respects, of its obligations in the merger agreement;

       - the absence of a material adverse change in BenchMark after December 4, 1998;

       - the exercise of dissenters' rights by the holders of 5% or less of the outstanding BenchMark common shares; and

       - BenchMark shareholders' equity at the time of the merger being not less than $3,497,000, exclusive of up to $130,000 in expenses related to the merger and exclusive of reserves, accruals and charges taken or established by BenchMark at the request of Winton Financial.

         BenchMark will not be required complete the merger unless the following conditions are satisfied:

       - the truth, in all material respects, of all of Winton Financial's representations and warranties in the merger agreement;

       - Winton Financial's satisfaction, in all material respects, of its obligations in the merger agreement;

       - the absence of a material adverse change in Winton Financial after December 4, 1998; and

       - an average closing sales price of Winton Financial common shares on the American Stock Exchange of at least $10.50 during the twenty trading days ending five trading days before the merger.

         Winton Financial and BenchMark may waive any of the conditions unless the waiver is prohibited by law.

         Winton Financial has submitted applications to the Office of Thrift Supervision and the Ohio Division of Financial Institutions seeking approval of the merger. We anticipate that the Office of Thrift Supervision and the Ohio Division of Financial Institutions will approve the merger shortly after _________, 1999.

EFFECTIVE TIME

         Following the satisfaction or waiver of all conditions in the merger agreement, we will file a Certificate of Merger as soon as practicable with the Superintendent of the Ohio Division of Financial Institutions and with the Ohio Secretary of State in order to complete the merger. We anticipate that we will complete the merger in ___ 1999.

TERMINATION AND AMENDMENT

         Either Winton Financial or BenchMark may terminate the merger agreement or the merger under the circumstances described below, whether or not the BenchMark shareholders already have voted to approve and adopt the merger agreement. Termination may occur by the mutual agreement of Winton Financial and BenchMark, or by either party if:

       -      the merger is not consummated by September 30, 1999;

       -      the BenchMark shareholders do not adopt the merger agreement; or

       - an event occurs that would preclude satisfaction of or compliance with any of the conditions in the merger agreement.

         If the merger is not completed because BenchMark decides to sell its assets to, or merge with, another company, BenchMark will have to pay $200,000 to Winton Financial.

         The merger agreement may be amended by the unanimous consent of Winton Financial, Winton Savings and Loan and BenchMark by action of their respective boards of directors and in an instrument in writing signed on behalf of Winton Financial, Winton Savings and Loan and BenchMark. The merger agreement may be amended at any time before or after the BenchMark special meeting of shareholders. An amendment of the merger agreement which materially and adversely affects the rights of the shareholders of BenchMark and which takes place after the BenchMark special meeting of shareholders, however, will not be made without further approval of the BenchMark shareholders. If necessary, BenchMark will seek approval at a subsequent meeting of shareholders.

INTERESTS OF DIRECTORS AND EXECUTIVE OFFICERS

         Each of the directors and the President of BenchMark have indicated their intention to vote the BenchMark common shares held by them in favor of the adoption of the merger agreement. On ________, 1999, the record date for the BenchMark special meeting of shareholders, the President and directors, as a group, owned an aggregate of 47,612 BenchMark common shares, or 42.4% of all outstanding BenchMark common shares.

BOARD OF DIRECTORS AND MANAGEMENT OF WINTON FINANCIAL FOLLOWING THE MERGER

         After the merger, the boards of directors and executive officers of Winton Financial and Winton Savings and Loan will be the same people who presently serve on the boards of directors and as executive officers of Winton Financial and Winton Savings and Loan.

RESALE OF WINTON FINANCIAL COMMON SHARES

         Winton Financial has registered the Winton Financial common shares to be issued after the completion of the merger with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Winton Financial shares will be freely transferable, except for Winton Financial common shares received by persons who may be deemed to be affiliates of BenchMark. The term "affiliate" is defined in Rule 145 promulgated under the Securities Act and generally includes executive officers and directors. Affiliates may not sell their Winton Financial common shares, except (a) pursuant to an effective registration statement under the Securities Act covering their Winton Financial common shares or (b) in compliance with Rule 145 or another applicable exemption from the registration requirements of the Securities Act. In addition, all directors, officers and affiliates of BenchMark must agree not to dispose of their Winton Financial common shares if the disposition would prevent Winton Financial from treating the merger as a pooling of interests for accounting purposes.

INCOME TAX CONSEQUENCES

         Winton Financial, Winton Savings and Loan and BenchMark have received an opinion of Vorys, Sater, Seymour and Pease LLP that the merger will produce the following material federal income tax consequences:

       -       With respect to BenchMark and the shareholders of BenchMark:

       - The merger should constitute a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended;

       - No gain or loss will be recognized by Winton Financial, Winton Savings and Loan or BenchMark as a result of the merger;

       - Your adjusted basis in the Winton Financial common shares you receive will be the same as the adjusted basis of the BenchMark common shares you surrendered, decreased by the amount of cash you received for fractional shares surrendered and increased by the amount of gain, if any, you recognized because of the exchange of shares;

       - Your holding period for the Winton Financial common shares you receive after the merger should include the period during which you held the BenchMark common shares you surrendered; and

       - If you received a cash payment instead of fractional Winton Financial shares, the cash payment should be treated as a distribution in accordance with Section 302 of the Internal Revenue Code.

         For federal income tax purposes, any cash you receive instead of a fractional Winton Financial share will be treated as received in exchange for the fractional share and gain or loss will be recognized for federal income tax purposes, measured by the difference between the amount of cash you received and the portion of the basis of the BenchMark common share allocable to the fractional share. Any gain or loss should be long-term capital gain or loss if you held your BenchMark common share as a capital asset for more than one year at the effective time of the merger. Generally, any long-term capital gain resulting from your receipt of cash instead of a fractional Winton Financial common share will be taxed at a maximum rate of 20%.

         If you exercise dissenters' rights under applicable Office of Thrift Supervision regulations and receive a cash payment of the fair value of your BenchMark common shares, you will be treated as having received the payment in redemption of your shares. This redemption will be governed by Section 302 of the Internal Revenue Code, including the attribution rules of Section 318 of the Internal Revenue Code. In general, if you hold BenchMark common shares as a capital asset when the merger is completed and dissent from the merger, you will recognize capital gain or loss measured by the difference between the amount of cash you received and the basis for your shares. If, however, you own, either actually or constructively, any other BenchMark common shares, the payment made to you could be treated as dividend income. In general, under the constructive ownership rules of the Internal Revenue Code, a holder may be considered to own stock that is owned, and in some cases constructively owned, by related individuals or entities, as well as stock that the holder (or related individuals or entities) has the right to acquire by exercising an option or converting a convertible security. If you contemplate exercising dissenters' rights, you should consult your own tax advisor regarding the federal and other tax consequences of the merger.

         BECAUSE OF THE COMPLEXITIES OF THE FEDERAL, STATE AND LOCAL TAX LAWS, WE RECOMMENDED THAT YOU CONSULT YOUR OWN TAX ADVISOR.

         With respect to Winton Financial and Winton Savings and Loan:

         - The merger will constitute a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code;

         - No gain or loss will be recognized by Winton Financial or Winton Savings and Loan upon the receipt of assets of BenchMark in exchange for Winton Financial common shares;

         - The adjusted basis of the assets of BenchMark in the hands of Winton Savings and Loan will be the same as the basis of the assets in the hands of BenchMark immediately before the merger; and

         - The holding period of the assets of BenchMark to be received by Winton Savings and Loan will include the period during which assets were held by BenchMark.

ACCOUNTING TREATMENT

         The merger will be treated as a pooling of interests for accounting purposes. Accordingly, the assets and liabilities of Winton Savings and Loan and BenchMark will be combined with those of Winton Financial and carried forward at historical cost. In addition, the statements of operations of Winton Savings and Loan and BenchMark will be retroactively combined with the statements of operations of Winton Financial on a consolidated basis. The obligations of Winton Financial under the merger agreement are conditioned upon its receipt of an opinion from its independent auditors that Winton Financial may treat the merger as a pooling of interests for accounting purposes.

STOCK OPTION AGREEMENT

         Winton Financial and BenchMark executed a stock option agreement in which BenchMark granted Winton Financial an option to purchase up to 19.9% of the outstanding common shares of BenchMark at a price of $38.50 per share.

         Winton Financial may only exercise the option if one of following events or transactions has occurred on or after December 4, 1998:

         - BenchMark, without having received Winton Financial's prior written consent, enters into an agreement with any person (a) to merge, consolidate or effect any similar transaction, (b) to dispose of all or substantially all of the assets of BenchMark, or
              (c) to issue securities representing 20% or more of the voting power of BenchMark;

         - any person (other than BenchMark in a fiduciary capacity or Winton Financial in a fiduciary capacity) acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding BenchMark common shares;

         -    any person makes a takeover proposal for BenchMark; or

         - BenchMark breaches the merger agreement, before or after a takeover proposal, in a manner which would entitle Winton Financial to terminate the merger agreement and the breach is not cured.

         The term "takeover proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving BenchMark or any proposal or offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 15% or more of the consolidated assets, of BenchMark, other than the transactions contemplated by the stock option agreement. If BenchMark receives an unsolicited takeover proposal, BenchMark shall notify Winton Financial as soon as possible of the receipt of the takeover proposal.

         The stock option agreement is intended to increase the likelihood that the merger will be completed. The existence of the option could significantly increase the cost to a potential acquiror of acquiring BenchMark. The increased cost might discourage a potential acquiror from considering or proposing an acquisition or might result in a potential acquiror proposing to pay a lower per share price to acquire BenchMark than it might otherwise have proposed to pay. Moreover, the exercise or repurchase of the option is likely to prevent any other acquiror of BenchMark from accounting for an acquisition of BenchMark using the pooling of interests accounting method for a period of two years. The stock option agreement, therefore, may discourage persons who might be interested in acquiring BenchMark from considering or proposing an acquisition before the merger is completed, including persons who were prepared to pay a higher price than Winton Financial.

         We have attached a copy of the stock option agreement as Annex B to this prospectus/proxy statement. We urge you to read it.


                        RIGHTS OF DISSENTING SHAREHOLDERS

         If you desire, you are entitled to relief as a dissenting shareholder under Office of Thrift Supervision Regulation Section 552.14. You will be entitled to such relief, however, only if you comply strictly with all of the procedural and other requirements of Section 552.14. The following summary is not a complete statement of the method of compliance with Section 552.14. A copy of Section 552.14 is attached to this prospectus/proxy statement as Annex D. We urge you to read Annex D.

         If you wish to perfect your dissenting shareholder's rights in the event the merger agreement is approved and adopted, you must satisfy the following conditions:

         - you must have been a record holder of BenchMark common shares on ____________, 1999;

         - you must deliver to BenchMark before the special meeting of shareholders on _______, 1999, a writing that identifies you and your intent to demand an appraisal of your BenchMark common shares;

         - you must NOT vote in favor of approval and adoption of the merger agreement; and

     - you must submit to Firstar Bank, National Association, Winton Financial's transfer agent, within 60 days after the, merger is completed, your share certificates for notation that an appraisal and payment have been demanded and that appraisal proceedings are pending.

         Your vote against the approval and adoption of the merger agreement will not satisfy the requirements of a written demand for appraisal. You must send a written demand to: BenchMark Federal Savings Bank, 8670 Winton Road, Cincinnati, Ohio 45231-4935, Attention: Robin C. McNulty.

         Because a proxy which does not contain voting instructions will be voted in favor of the approval and the adoption of the merger agreement, if you wish to exercise dissenters' rights you must either (a) not sign and return your proxy or, (b) if you sign and return your proxy, vote against or abstain from voting on the approval and adoption of the merger agreement. Unless you and BenchMark agree on the fair market value per share of the BenchMark common shares within 60 days of the effective time of the merger, you must file a petition with the Office of Thrift Supervision demanding a determination of the fair market value of your shares. If you do not file a petition within 60 days of the effective time of the merger, you will be deemed to have accepted the
3.35 exchange ratio offered for your BenchMark shares under the merger agreement. If you dissent from the merger, you will be notified of the effective date of the merger and Firstar Bank's address (for sending your BenchMark share certificates), within 10 days of the effective date of the merger.

         For purposes of Section 552.14, the fair market value of a BenchMark common share will be determined as of the date the merger is completed, and will exclude any appreciation or depreciation in market value resulting from the merger. Payment will be made, together with interest from the effective date of the merger, at a rate deemed equitable by the Director of the Office of Thrift Supervision.

         Your rights as a dissenting shareholder will terminate if:

         - You have not complied with Section 552.14, unless the BenchMark board of directors waives such failure;

         - Winton Financial or BenchMark abandons or is enjoined or prevented from carrying out, or the shareholders of BenchMark rescind their approval and adoption of, the merger agreement;

         -     You withdraw your written demand;

         - You and BenchMark have not agreed upon the fair market value per share of the BenchMark common shares and you have not timely filed a petition with the Office of Thrift Supervision for a determination of the fair market value of your shares; or

         - You fail to deliver your BenchMark share certificates to Firstar Bank within 60 days of the effective date of the merger.

         If you are not in favor of the merger but do not wish to exercise dissenters' rights, you may, in the alternative, attempt to sell your shares in the open market at the then current market price before the merger is completed. No active trading market for BenchMark common shares exists.


                  THE SPECIAL MEETING OF BENCHMARK SHAREHOLDERS

TIME, DATE AND PLACE

         The BenchMark special meeting of shareholders will be held at __:__ _.m., Eastern Time, on ______ __, 1999, at ______, Cincinnati, Ohio.

PURPOSE OF THE MEETING

         At the special meeting of shareholders, you will be asked to consider and vote upon a proposal to approve and adopt the merger agreement.

SHARES OUTSTANDING AND ENTITLED TO VOTE; RECORD DATE

         Only shareholders of record on ____ __, 1999, will be entitled to notice of and to vote at the special meeting of shareholders. At the close of business on ____________, 1999, there were 112,307 BenchMark common shares outstanding and entitled to vote. The BenchMark shares were held of record by 81 shareholders. Each BenchMark share entitles the holder to one vote on all matters properly presented at the special meeting of shareholders.

VOTES REQUIRED

         The holders of two-thirds of the outstanding BenchMark shares, or 74,872 shares, must vote in favor of the merger agreement. As of ______________, 1999, the directors and the President of BenchMark owned or had voting power, in the aggregate, with respect to 47,612 BenchMark common shares, or 42.4% of the outstanding BenchMark common shares. The directors and the President of BenchMark have agreed to vote all of their BenchMark common shares for the approval and adoption of the merger agreement. The affirmative vote of the holders of an additional 27,260 shares, representing an additional 24.3% of the outstanding BenchMark common shares, will be necessary to approve and adopt the merger agreement.

         A quorum, consisting of the holders of over 50% of the outstanding BenchMark common shares, voting in person or by proxy, must be present at the special meeting before any action can be taken.

         Under Ohio law, shares which are held by a nominee for a beneficial owner and which are represented in person or by proxy at the special meeting will be counted as being present for purposes of establishing a quorum. If you abstain or fail to vote your shares, it will be the same as a vote against the approval and the adoption of the merger agreement. If your proxy is signed and dated, but no vote is specified, it will be voted "FOR" the approval and adoption of the merger agreement.

VOTING AND SOLICITATION AND REVOCATION OF PROXIES

         With each copy of this prospectus/proxy statement mailed to BenchMark shareholders, we included a form of proxy for use at the special meeting of shareholders. This proxy is solicited by the BenchMark board of directors. Whether or not you attend the special meeting, the BenchMark board of directors urges you to use the enclosed proxy. You attendance at the special meeting will not, by itself, serve as a revocation of a proxy. If you have executed a proxy, you may revoke it at any time before the vote by:

         - filing with BenchMark, at 8670 Winton Road, Cincinnati, Ohio 45231-4935, written notice of revocation;

         -     executing and returning a later-dated proxy; or

         - attending the special meeting and giving notice of revocation in person.

         We do not expect any matter other than the merger to be brought before the special meeting of shareholders. The persons named as proxies will use their best judgment in voting with respect to any other matters which properly come before the special meeting.

         BenchMark will pay its expenses incurred in connection with preparing and mailing this prospectus/proxy statement, the accompanying proxy and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the BenchMark board of directors. Winton Financial will pay the costs and expenses incurred by Winton Financial in connection with preparing and printing this prospectus/proxy statement. Proxies will be solicited by mail and may be further solicited, for no additional compensation, by officers, directors or employees of BenchMark. BenchMark will also pay the standard charges and expenses of brokerage houses, voting trustees, banks, associations and other custodians, nominees and fiduciaries, who are record holders of BenchMark common shares not beneficially owned by them, for forwarding the proxy materials to, and obtaining proxies from, the beneficial owners of BenchMark common shares entitled to vote at the special meeting of shareholders.

               PRO FORMA UNAUDITED CONDENSED COMBINED CONSOLIDATED
                        STATEMENTS OF FINANCIAL CONDITION

                                                                                 At December 31, 1998
                                                                        -------------------------------------
                                                                         Winton                    Pro forma
                                                                        Financial   BenchMark     Combined (1)
                                                                        ---------   ---------     ------------
                                                                               (Dollars in thousands)
Assets
   Cash and due from banks                                             $  1,478     $    864     $  2,342
   Interest-bearing deposits and Federal funds sold                       1,306        1,225        2,531
   Investments designated as available for sale - at market               5,405           --        5,405
   Investment securities held to maturity - at cost                      15,636           15       15,651
   Mortgage-backed securities designated as available for sale - at
     market                                                                 517           --          517
   Mortgage-backed securities held to maturity - at cost                 11,859        3,644       15,503
   Loans receivable - net                                               318,357       47,668      366,025
   Loans held for sale - at lower of cost or market                       6,344           --        6,344
   Office premises and equipment - net                                    2,940          867        3,807
   Real estate acquired through foreclosure                                 491           --          491
   Federal Home Loan Bank stock - at cost                                 4,104          581        4,685
   Other assets                                                           3,455          439        3,894
                                                                       --------     --------     --------
       TOTAL ASSETS                                                    $371,892     $ 55,303     $427,195
                                                                       ========     ========     ========

Liabilities
   Deposits                                                            $264,186     $ 39,719     $303,905
   Advances from Federal Home Loan Bank                                  74,882       11,120       86,002
   Other liabilities                                                      5,177          953        6,130
                                                                       --------     --------     --------
       Total liabilities                                                344,245       51,792      396,037

Shareholders' equity
   Common stock - 18,000,000 shares of no par value authorized;
     4,391,532 assumed outstanding (2)                                       --          112           --
   Additional paid-in capital                                             8,789          931        9,832
   Retained earnings - substantially restricted                          18,318        2,468       20,786
   Unrealized gain on investment securities designated as available
     for sale                                                               540           --          540
                                                                       --------     --------     --------

     Total shareholders' equity                                          27,647        3,511       31,158
                                                                       --------     --------     --------

       TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $371,892     $ 55,303     $427,195
                                                                       ========     ========     ========

     Equity to asset ratio                                                 7.43%        6.35%        7.29%
                                                                       ========     ========     ========

--------------------------
 (1) The Pro Forma Unaudited Condensed Combined Consolidated Statements of Financial Condition assume that the merger is accounted for as a pooling of interests. Accordingly, Winton Financial's and BenchMark's assets, liabilities and shareholders' equity are added together at the historical carrying values. Both of the companies utilize the same accounting methods, and there were not intercompany transactions effected as of or for any of the periods presented.

(2) The Pro Form Unaudited Condensed Combined Consolidated Statements of Financial Condition assume an exchange ratio of 3.35 common shares of Winton Financial for each BenchMark common share and the issuance of 376,228 Winton Financial common shares in exchange for all BenchMark common shares.
                                      -25-

               PRO FORMA UNAUDITED CONDENSED COMBINED CONSOLIDATED
                             STATEMENTS OF EARNINGS

                                                                 Three Months Ended December 31,
                                        -----------------------------------------------------------------------------------
                                                         1998                                        1997
                                        -----------------------------------------   ---------------------------------------
                                         Winton                        Pro forma     Winton                    Pro forma
                                        Financial    BenchMark        combined (1)  Financial    BenchMark     combined (1)
                                        ---------    ---------        ------------  ---------    ---------     ------------
                                                         (Dollars in thousands, except for per share data)
Interest income:
   Interest and fees on loans and
     mortgage-backed securities           $6,464        $945             $7,409       $6,182        $838          $7,020
   Interest on investment securities         299           -                299          262           6             268
   Interest on interest-bearing and
     other assets                            136          32                168           61          42             103
                                          ------      ------             ------       ------       -----          ------

     Total interest income                 6,899         977              7,876        6,505         886           7,391
                                          ------      ------             ------       ------       -----          ------

Interest expense:
   Interest on deposits                    3,355         479              3,834        3,243         481           3,724
   Interest on borrowings                    903         151              1,054          783          75             858
                                          ------      ------             ------       ------       -----          ------
     Total interest expense                4,258         630              4,888        4,026         556           4,582
                                          ------      ------             ------       ------       -----          ------

   Net interest income                     2,641         347              2,988        2,479         330           2,809
   Provision for loan losses                  23           -                 23            -           -               -
                                          ------      ------             ------       ------       -----          ------
   Net interest income after
     provision for loan losses             2,618         347              2,965        2,479         330           2,809
   Other income                              822           7                829          444          18             462
   Other expense                           1,769         307              2,076        1,459         330           1,789
                                          ------      ------             ------       ------       -----          ------

   Earnings before income taxes            1,671          47              1,718        1,464          18           1,482
   Income taxes                              571          20                591          504           3             507
                                          ------      ------             ------       ------       -----          ------
   Net earnings                           $1,100      $   27             $1,127       $  960       $  15          $  975
                                          ======      ======             ======       ======       ======         ======

   Earnings per common share
           Basic (2)                        $.27        $.24                            $.24        $.14
                                            ====        ====                            ====        ====
           Diluted                          $.26        $.24                            $.23        $.14
                                            ====        ====                            ====        ====
   Pro forma earnings per common
     share
           Basic (3)                                                       $.26                                      $.22
                                                                           ====                                      ====
           Diluted (4)                                                     $.25                                      $.22
                                                                           ====                                      ====

---------------------------

(1) The pro forma unaudited condensed combined consolidated statements of earnings assumes that the merger is accounted for as a pooling of interests. Accordingly, Winton Financial's and BenchMark's revenue and expense accounts are added together for each of the periods presented.

(2) Winton Financial historic weighted average shares outstanding totaled 4,014,847 and 4,007,738 for each of the three-month periods ended December 31, 1998 and December 31, 1997, for purposes of computing basic earnings per share. BenchMark historic weighted average shares outstanding totaled 112,307 and 104,560 for the three-month periods ended December 31, 1998 and December 31, 1997.

(3) Pro forma basic earnings per common share is based on 4,391,075 and 4,358,014 weighted average shares outstanding for each of the three-month periods ended December 31, 1998 and December 31, 1997.

(4) Pro forma diluted earnings per common share is based on 4,572,267 and 4,491,435 weighted average shares outstanding for each of the three-month periods ended December 31, 1998 and December 31, 1997.

   PRO FORMA UNAUDITED CONDENSED COMBINED CONSOLIDATED STATEMENTS OF EARNINGS

                                                                             Year Ended September 30,
                                                                   1998                                     1997
                                                  --------------------------------------     -----------------------------------
                                                    Winton                  Pro forma        Winton                   Pro forma
                                                  Financial     BenchMark   combined (1)     Financial    BenchMark   combined (1)
                                                  ---------     ---------   ------------     ---------    ---------   --------

                                                                           (Dollars in thousands, except per share data)
Interest Income:
   Interest and fees on loans                       $24,813        $3,289      $28,102       $22,086         $3,042      $25,128
   Interest on mortgage-backed securities               875           259        1,134         1,061            308        1,369
   Interest on investment securities                  1,105             9        1,114           879             28          907
   Interest on interest-bearing deposits and
     other                                              278           166          444           207            137          344
                                                    -------        ------      -------       -------         ------      -------
     Total interest income                           27,071         3,723       30,794        24,233          3,515       27,748

Interest Expense:
   Interest on deposits                              13,118         1,937       15,055        12,009          1,919       13,928
   Interest on borrowings                             3,630           423        4,053         3,027            265        3,292
                                                    -------        ------      -------       -------         ------      -------
     Total interest expense                          16,748         2,360       19,108        15,036          2,184       17,220
                                                    -------        ------      -------       -------         ------      -------

Net interest income                                  10,323         1,363       11,686         9,197          1,331       10,528
Provision for loan losses                                60            26           86            -               6            6
                                                    -------        ------      -------       -------         ------      -------
Net interest income after provision for loan         10,263         1,337       11,600         9,197          1,325       10,522
   losses
Other income                                          2,180            65        2,245         1,619            113        1,732
Other expense                                         6,321         1,289        7,610         5,907          1,226        7,133
                                                    -------        ------      -------       -------         ------      -------
Earnings (loss) before income taxes (credits)         6,122           113        6,235         4,909            212        5,121

Income taxes (credits)                                2,065            31        2,096         1,683             54        1,737
                                                    -------        ------      -------       -------         ------      -------

Net earnings (loss)                                 $ 4,057       $    82      $ 4,139       $ 3,226         $  158      $ 3,384
                                                    =======       =======      =======       =======         ======      =======

Earnings (loss) per common share
                  (2) Basic                           $1.01          $.75                       $.81          $1.54
                                                      =====          ====                       ====          =====
                  (3) Diluted                        $  .96          $.75                       $.80          $1.53
                                                     ======          ====                       ====          =====
Pro forma earnings per common share
                  (4) Basic                                                       $.95                                      $.78
                                                                                  ====                                      ====
                  (5) Diluted                                                     $.91                                      $.77
                                                                                  ====                                      ====


                                                          Year Ended September 30,
                                                                    1996
                                                    -------------------------------------
                                                    Winton                   Pro forma
                                                    Financial    BenchMark   combined (1)
                                                    ---------    ---------   --------
                                                (Dollars in thousands, except per share data)
Interest Income:
   Interest and fees on loans                       $18,627         $2,777      $21,404
   Interest on mortgage-backed securities             1,183            371        1,554
   Interest on investment securities                    821             53          874
   Interest on interest-bearing deposits and            199            146          345
     other                                          -------         ------      -------
     Total interest income                           20,830          3,347       24,177

Interest Expense:
   Interest on deposits                              10,700          1,944       12,644
   Interest on borrowings                             1,996            143        2,139
                                                    -------         ------      -------
     Total interest expense                          12,696          2,087       14,783
                                                    -------         ------      -------

Net interest income                                   8,134          1,260        9,394
Provision for loan losses                               253             19          272
                                                    -------         ------      -------
Net interest income after provision for loan          7,881          1,241        9,122
   losses
Other income                                          1,419            137        1,556
Other expense                                         7,491          1,601        9,092
                                                    -------         ------      -------
Earnings (loss) before income taxes (credits)         1,809           (223)       1,586

Income taxes (credits)                                  628            (68)         560
                                                    -------         ------      -------

Net earnings (loss)                                 $ 1,181         $ (155)    $  1,026
                                                    =======         ======     ========

Earnings (loss) per common share
                  (2) Basic                            $.30         $(1.57)
                                                       ====         ======
                  (3) Diluted                          $.30         $(1.57)
                                                       ====         ======
Pro forma earnings per common share
                  (4) Basic                                                        $.24
                                                                                   ====
                  (5) Diluted                                                      $.24
                                                                                   ====

---------------------------

(1) The pro forma unaudited condensed combined consolidated statements of earnings assume that the merger is accounted for as a pooling of interests. Accordingly, Winton Financial's and BenchMark's revenues and expenses are added together. Both of the companies utilize the same accounting methods, and there were no intercompany transactions effected as of or for any of the periods presented.

(2) Winton Financial historic weighted average common shares outstanding for basic earnings per share totaled 4,012,605, 3,972,304 and 3,970,034 for each of the periods presented. BenchMark historic weighted average common shares outstanding for basic earnings per share totaled 108,332, 102,872 and 98,714 for each of the periods presented.

(3) Winton Financial historic weighted average common shares outstanding for diluted earnings per share totaled 4,205,030, 4,026,996 and 3,989,657 for each of the periods presented. BenchMark historic weighted average common shares outstanding for diluted earnings per share totaled 108,332, 103,573, 98,714 for each of the periods presented.

(4) Pro forma basic earnings per common share is based on 4,375,517, 4,316,925 and 4,300,726 for each of the periods presented.

(5) Pro forma diluted earnings per common share is based on 4,567,942, 4,373,966 and 4,320,349 for each of the periods presented.

           BENCHMARK MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


FINANCIAL CONDITION CHANGES FROM DECEMBER 31, 1997, TO DECEMBER 31, 1998

          BenchMark's total assets at December 31, 1998 were $55.3 million, representing an increase of $6.5 million, or 13.3%, from total assets of $48.8 million at December 31, 1997. Asset growth was financed by a $5.4 million increase in Federal Home Loan Bank advances and an increase of approximately $700,000 in deposits.

         Loans receivable at December 31, 1998, totaled $47.7 million, representing an $8.8 million, or 22.8%, increase over December 31, 1997, levels. Cash and investment securities reflected a $900,000 decrease during the twelve-month period. Mortgage-backed securities declined $900,000 during 1998 due to prepayment activity.

         The growth in loans receivable during 1998 generally reflects a competitive pricing strategy by BenchMark management during a period of lower interest rates and heavy refinance demand.

          Asset quality, as measured by the level of nonperforming assets to total assets, improved from 1997 to 1998. While loans receivable outstanding increased $8.8 million, or 22.8%, from 1997 to 1998, nonperforming assets declined from $85,000 at December 31, 1997, to $72,000 at December 31, 1998. These amounts represent .17% and .13% of total assets at each of the respective dates. BenchMark's allowance for loan losses totaled $53,000 and $77,000 at December 31, 1998, and December 31, 1997.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1998, AND
DECEMBER 31, 1997

         NET INTEREST INCOME. Net interest income for the year ended December 31, 1998, increased to $1.38 million, which was $50,000, or 3.7%, over interest income of $1.33 from 1997. Interest on loans increased $375,000, or 12.3%, from $3.04 received in 1997 to $3.41 in 1998. The growth was attributable to an increase in weighted-average loans outstanding and was partially offset by a decrease in weighted-average yields on loans outstanding. The decrease in asset yield in 1998 is indicative of the overall decrease in interest rates that occurred in the mortgage lending industry from 1997 to 1998.

         Interest expense on deposits increased $30,000, or 1.6%, from $1.91 million in 1997 to $1.94 million in 1998, due to the growth in deposits. Interest on borrowings increased by $218,000, or 77.6%, over 1997, reflecting BenchMark's reliance on advances from the Federal Home Loan Bank to fund loan growth. In recent years, BenchMark has relied on certificates of deposit as its principal source of funds. Certificates of deposit are generally a more costly deposit product than passbook accounts or transactions accounts, such as checking accounts. However, during 1998, BenchMark utilized long-term Federal Home Loan Bank advances, which were priced below the marginal cost of acquiring new certificates of deposits. As a result, interest expenses for 1998 were less than they would have been assuming the same amount of loan growth had been funded with certificates of deposit.

         PROVISION FOR LOAN LOSSES. BenchMark's provision for loan losses for 1998 was $26,000, compared to $4,000 for 1997. The increase in BenchMark's provision was based on the 1998 sale of a commercial property acquired by BenchMark when it foreclosed on a mortgage loan for less than the loan amount and the existing provision for loan losses.

         OTHER INCOME. Other income totaled $54,000 for 1998, a $63,000, or 53.8%, decrease from other income of $117,000 in 1997. The decrease was primarily attributable to an increase in amortization of mortgage servicing rights totaling $30,000 and a $16,000 decrease in gain on sale of loans.

         GENERAL, ADMINISTRATIVE AND OTHER EXPENSE. General, administrative and other expense increased by $3,000, or .24%, for 1998. The small growth in operating expense relates primarily to a $40,000, or 5.8%, decrease in employee compensation, due primarily to an increase in deferred loan origination costs under Statement of Financial Accounting Standard No. 91, which offset a $51,000, or 2.1%, increase in occupancy and equipment expense due to teller terminal upgrades and the move of BenchMark's main operations from its downtown Cincinnati, Ohio office to its suburban office in Finneytown, Ohio.

          FEDERAL INCOME TAXES. BenchMark's provision for federal income taxes for 1998 increased by $7,000, or 21.8%, to $39,000 from $32,000 in 1997.
BenchMark's 1997 federal income tax liability was lowered by a nonrecurring reduction of tax expense due to net operating loss carryforwards available for 1997. BenchMark's effective federal income tax rates for the years ended December 31, 1998 and 1997 were 27.5% and 17.8%.

ASSET/LIABILITY MANAGEMENT

         BenchMark's primary goal in asset/liability management is to maintain an appropriate balance between interest sensitive assets and interest sensitive liabilities, while assuring adequate liquidity and maximizing long-term profitability. To accomplish this objective, BenchMark has formulated an asset/liability management policy. The principal elements of this policy are to maintain the interest rate sensitivity of BenchMark's assets by the origination of adjustable-rate loans for its portfolio, as well as adjustable-rate home equity loans and shorter maturity fixed-rate mortgage loans. Further, the policy objective is to lengthen the maturities of liabilities by seeking long-term deposits and utilizing, to a much lesser extent, fixed-rate borrowings which have repayment characteristics similar to the mortgage loans funded with these liabilities.

         On a quarterly basis, management and the board of directors of BenchMark monitor the interest rate sensitivity of the assets and liabilities of BenchMark through reports prepared by the Office of Thrift Supervision and an outside consultant.

         The following table sets forth the repricing or maturity of BenchMark's assets and liabilities at December 31, 1998, based upon contractual terms of the assets and liabilities, without consideration of prepayment assumptions. This table does not necessarily indicate the impact of general interest rate movements on BenchMark's net interest income because the repricing of assets and liabilities is affected by competitive and other pressures. As a result, assets and liabilities indicated as repricing within the same period may in fact reprice at different times and at different rate levels.

                                              Within         Over          Over          Over          Over
                                             One Year     1-3 Years      3-5 Years    5-10 Years     10 Years     Total
                                             --------     ---------      ---------    ----------     --------     -----
                                                                          (Dollars in thousands)
Interest-earning assets:
   Loans(1)                                 $  6,432      $ 10,801      $  3,860      $  4,431      $ 22,513     $ 48,037
   Investments                                    15            --            --            --            --           15
   Mortgage-backed securities                  3,090           261            --           209            84        3,644
   Interest bearing deposits                   1,225            --            --            --            --        1,225
                                            --------      --------      --------      --------      --------     --------
     Total interest-earning assets            10,762        11,062         3,860         4,640        22,597       52,921

Interest-bearing liabilities:
   Certificates of deposit                    18,424         5,819         1,555            --            --       25,798
   Money market deposits                       3,985            --            --            --            --        3,985
   Demand deposits                             2,526            --            --            --            --        2,526
   Passbook savings accounts                   7,410            --            --            --            --        7,410
                                            --------      --------      --------      --------      --------     --------
     Total deposits                           32,345         5,819         1,555            --            --       39,719
Federal Home Loan Bank advances                   --            --         3,832         7,288            --       11,120
                                            --------      --------      --------      --------      --------     --------
   Total interest-bearing liabilities         32,345         5,819         5,387         7,288            --       50,839
                                            --------      --------      --------      --------      --------     --------
Interest-bearing assets less interest
   bearing-liabilities                      $(21,583)     $ (5,243)     $ (1,527)     $ (2,648)     $ 22,597     $  2,082
                                            ========      ========      ========      ========      ========     ========
Cumulative interest rate sensitivity gap    $(21,583)     $(16,340)     $(17,867)     $(20,515)     $  2,082     $  2,082
                                            ========      ========      ========      ========      ========     ========
Cumulative interest rate sensitivity gap
   as a percentage of interest earning
   assets                                      (40.8%)       (30.9%)       (33.8%)       (38.8%)         3.9%         3.9%

-----------------------------

(1) Loans are recorded before net items of loans in process, allowance for loan losses and deferred loan costs.



        BenchMark's earnings depend primarily upon its net interest income, which is the difference between its interest income on its interest-earning assets, such as mortgage loans, investment securities and mortgage-backed securities, and its interest expense paid on its interest-bearing liabilities, consisting of deposits and borrowings. As market interest rates change, asset yields and liability costs do not change simultaneously. Due to maturity, repricing and timing differences of interest-earning assets and interest-bearing liabilities, earnings will be affected differently under various interest rate scenarios. BenchMark has sought to limit these net earnings fluctuations and manage interest rate risk by originating adjustable-rate loans and purchasing relatively short-term and variable-rate investments and securities.

         The following table sets forth certain information relating to BenchMark's average balance sheet information and reflects the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the years indicated. Such yields and costs are derived by dividing income or expense by the average monthly balance of interest-earning assets or interest-bearing liabilities, respectively, for the years presented. Average balances are derived from month-end balances, which include nonaccruing loans in the loan portfolio, net of the allowance for loan losses. BenchMark management does not believe that the use of month-end balances instead of daily balances has caused any material differences in the information presented.

                                                                    Year Ended December 31,
                                         ------------------------------------------------------------------------------
                                                       1998                                     1997
                                         ------------------------------------     -------------------------------------
                                          Average       Interest                   Average      Interest
                                        outstanding     earned/      Yield/      outstanding     earned/      Yield/
                                          Balance         Paid        Rate         Balance         Paid        Rate
                                          -------         ----        ----         -------         ----        ----
                                                                    (Dollars in thousands)
Interest-earning assets:
   Loans receivable (1)                    $44,136       $3,416        7.74%       $38,154        $ 3,041       7.97%
   Mortgage-backed securities - held
     to maturity                             3,950          240        6.08          4,762            302       6.74
   Investment securities - held to
     maturity                                   15            4        2.67            422             27       6.40
   Other interest-earning assets             1,999          156        7.81          2,339            148       6.33
                                           -------    ----------    -------        -------        --------    -------
     Total interest-earning assets          50,100        3,816        7.62         45,677          3,518       7.75

Non-interest-earning assets                  2,605                                   2,258
                                           -------                                 -------
     Total assets                          $52,705                                 $47,935
                                           =======                                 =======

Interest-bearing liabilities:
   Deposits                                $39,764        1,936        4.87        $39,253          1,906       4.86
   Federal Home Loan Bank advances           9,100          499        5.48          4,931            281       5.70
                                           -------      -------     -------        -------        -------     -------
     Total interest-bearing
       liabilities                          48,864        2,435        4.98         44,184          2,187       4.95
                                                        -------     -------                       -------     -------

Non-interest-bearing liabilities               378                                     422
                                           -------                                 -------
     Total liabilities                      49,242                                  44,606

Stockholders' equity                         3,463                                   3,329
                                           -------                                 -------
     Total liabilities and
       stockholders' equity                $52,705                                 $47,935
                                           =======                                 =======

Net interest income/
   Interest rate spread                                $  1,381        2.64%                      $ 1,331       2.80%
                                                       ========     ========                      =======     =======
Net interest margin (net interest
   income as a percent of average
   interest-earning assets)                                            2.76%                                    2.91%
                                                                    ========                                  =======
Average interest-earning assets to
   interest-bearing liabilities                                      102.53%                                  103.38%
                                                                     ======                                   =======

----------------------------

(1)     Includes loans held for sale and non-accrual loans.

        The table below describes the extent to which changes in interest rates and changes in volume of interest-earning assets and interest-bearing liabilities have affected BenchMark's interest income and expense during the periods indicated. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (change in volume multiplied by prior year rate), (ii) changes in rate (change in rate multiplied by prior year volume) and (iii) total changes in rate and volume. The combined effects of changes in both volume and rate, which cannot be separately identified, have been allocated proportionately to the change due to volume and the change due to rate.

                                                              1998 vs. 1997
                                                      -------------------------------
                                                            Increase (decrease)
                                                                  due to
                                                      --------------------------------
                                                      Volume       Rate        Total
                                                      ------       ----        -----
                                                              (In thousands)
Interest income attributable to:
   Loans receivable(1)                                  $466        $(91)        $375
   Mortgage-backed securities                            (38)        (24)         (62)
   Investment securities                                 (18)         (5)         (23)
   Other interest-earning assets(2)                       22          30            8
                                                        ----        ----         ----

Total interest-earning assets                           $388        $(90)        $298
                                                        ====        =====        ====
Interest expense attributable to:
   Deposits                                              $25          $5          $30
   Borrowings                                            230         (12)         218
                                                        ----        -----        ----

     Total interest-bearing liabilities                 $255         $(7)        $248
                                                        ----         ----        ----

Increase (decrease) in net interest income              $148        $(79)         $50
                                                        ====        =====        ====

------------------------------

(1)      Includes loans held for sale.

(2) Includes interest-bearing deposits and certificates of deposit in other financial institutions.


        BenchMark's interest rate spread is the principal determinant of income. The interest rate spread, and therefore net interest income, can vary considerably over time because asset and liability repricing do not coincide. Moreover, the long-term or cumulative effect of interest rate changes can be substantial. Interest rate risk is defined as the sensitivity of an institution's earnings and net asset values to changes in interest rates. The management and board of directors of BenchMark attempt to manage BenchMark's exposure to interest rate risk in a manner to maintain the projected four-quarter percentage change in net interest income and the projected change in the market value of portfolio equity within the limits established by the board of directors, assuming a permanent and instantaneous parallel shift in interest rates.

        The following table sets forth at the date indicated, the weighted average yields on BenchMark's interest-earning assets, the weighted average interest rates on interest-bearing liabilities, the interest rate spread and the net interest margin on interest-earning assets.

                                                                                 At December 31,
                                                                             -----------------------
                                                                             1998               1997
                                                                             ----               ----
Weighted average yield on loan portfolio                                      7.51%             7.90%
Weighted average yield on mortgage-backed securities                          6.51              6.65
Weighted average yield on investment securities                               4.70              5.98
Weighted average yield on all interest-earning assets                         7.38              7.66
Weighted average interest rate paid on deposits                               4.64              4.89
Weighted average interest rate paid on borrowings                             5.43              5.94
Weighted average interest rate paid on all interest-bearing
    liabilities                                                               4.81              5.02
Interest rate spread (spread between weighted average interest rate on all interest-earning assets and all interest-bearing
    liabilities)                                                              2.57              2.64


EFFECT OF RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1996, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," that provides accounting guidance on transfers of financial assets, servicing of financial assets, and extinguishment of liabilities. Statement of Financial Accounting Standards No. 125 introduces an approach to accounting for transfers of financial assets that provides a means of dealing with more complex transactions in which the seller disposes of only a partial interest in the assets, retains rights or obligations, makes use of special purpose entities in the transaction, or otherwise has continuing involvement with the transferred assets. The new accounting method, referred to as the financial components approach, provides that the carrying amount of the financial assets transferred be allocated to components of the transaction based on their relative fair values. Statement of Financial Accounting Standards No. 125 provides criteria for determining whether control of assets has been relinquished and whether a sale has occurred. If the transfer does not qualify as a sale, it is accounted for as a secured borrowing. Transactions subject to the provisions of Statement of Financial Accounting Standards No. 125 include, among others, transfers involving repurchase agreements, securitizations of financial assets, loan participations, factoring arrangements, and transfers of receivables with recourse.

         An entity that undertakes an obligation to service financial assets recognizes either a servicing asset or liability for the servicing contract (unless related to a securitization of assets, and all the securitized assets are retained and classified as held-to-maturity). A servicing asset or liability that is purchased or assumed is initially recognized at its fair value. Servicing assets and liabilities are amortized in proportion to and over the period of estimated net servicing income or net servicing loss and are subject to subsequent assessments for impairment based on fair value.

         Statement of Financial Accounting Standard No. 125 provides that a liability is removed from the balance sheet only if the debtor either pays the creditor and is relieved of its obligation for the liability or is legally released from being the primary obligor.

         Statement of Financial Accounting Standard No. 125 is effective for transfers and servicing of financial assets and extinguishment of liabilities occurring after December 31, 1997, and is to be applied prospectively.

Earlier or retroactive application is not permitted. Management adopted Statement of Financial Accounting Standard No. 125 effective January 1, 1998, as required, without material effect on BenchMark's consolidated financial position or results of operations.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." Statement of Financial Accounting Standard No. 130 establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. Statement of Financial Accounting Standard No. 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. It does not require a specific format for that financial statement but requires that an enterprise display an amount representing total comprehensive income for the period in that financial statement.

         Statement of Financial Accounting Standard No. 130 requires that an enterprise (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial condition. Statement of Financial Accounting Standard No. 130 is effective for fiscal years beginning after December 15, 1997. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management adopted Statement of Financial Accounting Standard No. 130 effective January 1, 1998, as required, without material impact on BenchMark's financial statements.

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 131, "Disclosures about Segments of an Enterprise and Related Information." Statement of Financial Accounting Standard No. 131 significantly changes the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about reportable segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Statement of Financial Accounting Standard No. 131 uses a "management approach" to disclose financial and descriptive information about the way that management organizes the segments within the enterprise for making operating decisions and assessing performance. For many enterprises, the management approach will likely result in more segments being reported. In addition, Statement of Financial Accounting Standard No. 131 requires significantly more information to be disclosed for each reportable segment than is presently being reported in annual financial statements and also requires that selected information be reported in interim financial statements. Statement of Financial Accounting Standard No. 131 is effective for fiscal years beginning after December 15, 1997. Statement of Financial Accounting Standard No. 131 is not expected to have a material impact on BenchMark's financial statements.

         In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured at fair value. Statement of Financial Accounting Standards No. 133 also specifies new methods of accounting for hedging transactions, prescribes the items and transactions that may be hedged, and specifics detailed criteria to be met to qualify for hedge accounting.

         The definition of a derivative financial instrument is complex, but in general it is an instrument with one or more underlyings, such as an interest rate or foreign exchange rate, that is applied to a notional amount, such as an amount of currency, to determine the settlement amount(s). It generally requires no significant initial investment and can be settled net or by delivery of an asset that is readily convertible to cash. Statement of Financial Accounting Standards No. 133 applies to derivatives embedded in other contracts, unless the underlying of the embedded derivative is clearly and closely related to the host contract.

         Statement of Financial Accounting Standards No. 133 is effective for fiscal years beginning after June 1, 1999. On adoption, entities are permitted to transfer held-to-maturity debt securities to the available-for-sale or trading category without calling into question their intent to hold other debt securities to maturity in the future. SFAS No. 133 is not expected to have a material impact on BenchMark's financial statements.


                              BUSINESS OF BENCHMARK

LENDING ACTIVITIES

         GENERAL. The principal lending activity of BenchMark historically has been the origination of conventional mortgage loans secured by residential real estate. BenchMark also makes nonresidential real estate loans, construction loans and loans secured by deposit accounts at BenchMark.

         The table below contains selected data relating to the composition of BenchMark's loan portfolio at the dates indicated:

                                                                              At December 31,
                                                        ------------------------------------------------------------------
                                                                  1998                                      1997
                                                        ---------------------------            ---------------------------
                                                         Amount                %                Amount               %
                                                                             (Dollars in thousands)
Real estate/loans
   One- to four-family residential                       $43,622               91.5%            $34,097             87.8%
   Multifamily residential                                   944                2.0                 947              2.5
   Nonresidential                                          1,340                2.8               1,591              4.1
Mobile home                                                   44                 .1                  75               .2
Education                                                      3                 -                    5               -
Loans on savings accounts                                    111                 .2                 110               .3
Consumer and other loans                                   1,123                2.3               1,132              2.9
Construction loans                                           850                1.8               1,094              2.8
                                                         -------              -----             -------            -----
     Total                                                48,037              100.7              39,051            100.6

   Deferred loan origination costs                           129                 .3                  75               .2
   Undisbursed portion of loans in process                  (445)               (.9)               (230)             (.6)
   Allowance for loan losses                                 (53)               (.1)                (77)             (.2)
                                                         -------              -----             -------            -----
     Total loans receivable                              $47,668              100.0%            $38,819            100.0%
                                                         =======              =====             =======            =====

         Under federal regulations, BenchMark's loans and extensions of credit to a person outstanding at any time generally may not exceed 15% of BenchMark's total capital under the regulatory capital requirements plus any additional loan reserve not included in total capital. A savings association may lend to one borrower an additional amount not to exceed 10% of total capital plus any additional loan reserve if the additional amount is fully secured by specified forms of "readily marketable collateral." Real estate is not considered "readily marketable collateral." An exception to these limits permits loans to one borrower of up to $500,000 "for any purpose."

         Based upon these limits, BenchMark was able to lend approximately $530,000 to one borrower at December 31, 1998. The largest amount BenchMark had outstanding to one borrower at December 31, 1998, was $466,000.

         ONE- TO FOUR-FAMILY RESIDENTIAL REAL ESTATE LOANS. The primary lending activity of BenchMark has been the origination of conventional loans for the acquisition or construction of one- to four-family residential properties located within BenchMark's primary market area. Each of these loans is secured by a mortgage on the underlying real estate and improvements thereon. At December 31, 1998, $43.6 million, or 91.5%, of BenchMark's total outstanding loans (excluding construction loans) consisted of loans secured by first and second mortgage loans and home equity lines of credit secured by one- to four-family residential real estate, including loans held for sale. Second mortgages and home equity lines of credit have a higher degree of risk than first mortgage loans, because, in the event of default or foreclosure, amounts due on first mortgages have a prior claim to available funds. Most of the second mortgages and home equity lines of credit made by BenchMark are secured by property on which BenchMark holds the first mortgage.

         Office of Thrift Supervision regulations and Ohio law limit the amount which BenchMark may lend in relationship to the appraised value of the real estate and its improvements at the time of loan origination. In keeping with these regulations, BenchMark makes loans on single-family residences up to 95% of the value of the real estate and improvements. BenchMark also makes loans over the 95% loan-to-value ratio, though most of those loans are sold in the secondary market. Generally, BenchMark requires private mortgage insurance and/or charges premium interest rates for loans over the 80% loan-to-value ratio.

        BenchMark offers adjustable-rate mortgage loans with interest rate adjustment periods of generally one or three years. The interest rates initially charged on adjustable-rate mortgage loans and the new rate at each adjustment date are determined by adding a stated margin to the one-year or three-year United States Treasury bill rate at the time the loan is originated. The initial interest rate for a three-year adjustable-rate mortgage loan is set slightly higher than for the one-year adjustable-rate mortgage loan to compensate BenchMark for the increased exposure to risk resulting from interest-rate fluctuations during the adjustment period. The maximum adjustment at each adjustment date for one-year adjustable-rate mortgage loans is usually 2%, with a maximum adjustment of 6% over the term of the loan. The maximum adjustment on three-year adjustable-rate mortgage loans presently originated by BenchMark is 2% at each adjustment date, with a maximum adjustment of 6% over the life of the loan. None of BenchMark's adjustable-rate mortgage loans have negative amortization features. Of the total mortgage loans originated by BenchMark during the fiscal year ended December 31, 1998, 27.0% were adjustable-rate mortgage loans and 73.0% were fixed-rate.

        Residential mortgage loans offered by BenchMark are usually for terms of 10 to 30 years. Due to the general long-term nature of an investment in mortgage loans, these loans could have an adverse effect upon the earnings spread of an association if the loans do not reprice as quickly as the association's cost of funds. To minimize the adverse effect, BenchMark emphasizes the origination of adjustable-rate mortgage loans. Furthermore, experience during recent years reveals that, as a result of prepayments in connection with refinancings and sales of the underlying properties, residential loans generally remain outstanding for periods which are substantially shorter than the maturity of the loans.

        At December 31, 1998, BenchMark had nonperforming loans totaling $72,000 in its one- to four-family portfolio. BenchMark considers a loan nonperforming when, in the opinion of management, the collection of additional interest on the loan is unlikely, the loan meets non-accrual criteria as established by regulatory authorities, or the loan is accruing interest but is more than 90 days past due. One- to four-family loans constituted $18.8 million, or 83.9%, of the $22.4 million of loans originated in fiscal 1998.

        MULTIFAMILY RESIDENTIAL REAL ESTATE LOANS. In addition to loans on one- to four-family properties, BenchMark makes adjustable- and fixed-rate loans secured by multifamily properties containing over four units. At December 31, 1998, loans secured by multifamily properties (excluding construction loans) totaled approximately $944,000, or 2.0% of total loans.

        Multifamily lending is generally considered to involve a higher degree of risk because the loan amounts are larger and the borrower typically depends upon income generated by the project to cover operating expenses and debt service. The profitability of a project can be affected by economic conditions, government policies and other factors beyond the control of the borrower. BenchMark attempts to reduce the risk associated with multifamily lending by evaluating the credit-worthiness of the borrower and the projected income from the project and by obtaining personal guarantees on loans made to corporations and partnerships. BenchMark requires that the borrower agrees to submit rent rolls and financial statements annually to enable BenchMark to monitor the loan.

        Multifamily loans generally have terms of up to 25 years and a maximum loan-to-value ratio of 75%, although a higher loan-to-value ratio occasionally is approved for an established borrower. Adjustable-rate multifamily residential loans are currently made with the same adjustment schedules, indexes and caps as for one- to four-family residential adjustable-rate mortgage loans, with a margin of 3% over the index.

        BenchMark had no nonperforming loans secured by multifamily properties at December 31, 1998.

        NONRESIDENTIAL REAL ESTATE LOANS. At December 31, 1998, BenchMark had nonresidential real estate loans in its portfolio, all in its primary market area, including loans secured by retail, office and other types of business facilities. The largest nonresidential real estate loan outstanding at December 31, 1998, was a $393,000 loan secured by office and restaurant property. Nonresidential permanent loans (excluding construction loans) comprised $1.3 million, or 2.8% of total loans at December 31, 1998.

        Nonresidential real estate lending is generally considered to involve a higher degree of risk than residential lending due to the relatively larger loan amounts and the effects of general economic conditions on the successful operation of income-producing properties. For example, if the cash flow on the property is reduced as leases are not obtained or renewed, the borrower's ability to repay may be impaired. BenchMark has endeavored to reduce the risk of non-payment by evaluating the credit history and past performance of the borrower, the location of the real estate, the quality of the management constructing and operating the property, the debt service ratio, the quality and characteristics of the income stream generated by the property and appraisals supporting the property's valuation.

        In recent years, nonresidential real estate loans have been made primarily on an adjustable-rate basis, with loan terms generally up to a maximum of 25 years. BenchMark has made a limited number of fixed-rate nonresidential real estate loans during that period. These loans are typically made at a maximum 75% loan-to-value ratio, although a higher loan-to-value ratio is occasionally approved for established borrowers. Adjustable-rate nonresidential real estate loans have the same adjustment schedules, index and caps as the residential adjustable-rate mortgage loans described above in "One- to four-family residential real estate loans."

        BenchMark had no nonperforming loans in its nonresidential loan portfolio at December 31, 1998.

         Federal regulations limit the amount of nonresidential mortgage loans that an association may make to 400% of its capital. At December 31, 1998, BenchMark's nonresidential permanent mortgage loans totaled 38.2% of BenchMark's capital.

        CONSTRUCTION LOANS. BenchMark offers residential construction loans both to owner-occupants and to builders for loans being built under contract with owner-occupants. To a very limited extent, BenchMark also makes construction loans to persons constructing projects for investment purposes. At December 31, 1998, a total of $850,000, or approximately 1.8%, of BenchMark's total loans consisted of construction loans.

        Construction loans generally involve greater underwriting and default risks than do loans secured by mortgages on existing properties because of the concentration of principal in a limited number of loans and borrowers and the effects of general economic conditions on real estate developments, developers, managers and builders. In addition, construction loans are more difficult to evaluate and monitor. Loan funds are advanced upon the security of the project under construction, which is more difficult to value before the completion of construction. Moreover, because of the uncertainties inherent in estimating construction costs, it is relatively difficult to evaluate accurately the loan-to-value ratios and the total loan funds required to complete a project. In the event a default on a construction loan occurs and foreclosure follows, BenchMark would have to take control of the project and attempt either to arrange for completion of construction or dispose of the unfinished project. Almost all of BenchMark's construction loans are secured by properties in Hamilton County or the other Ohio counties of Clinton, Clermont, Warren, Butler, Montgomery, Brown, Adams and Franklin and the Kentucky counties of Boone, Campbell, Gallatin and Kenton. The economy of this lending area has been relatively stable over the last three years ended December 31, 1998.

         Generally, construction loans have terms ranging from 6 to 12 months at fixed rates of interest over the construction period. Residential construction loans and nonresidential construction loans are interim loans which are replaced by permanent fixed- or adjustable-rate loans at the end of the construction period. Permanent loans may or may not be obtained from BenchMark.

         At December 31, 1998, BenchMark had no nonperforming loans in construction loans. Construction loans constituted $2.5 million, or 11.2%, of the $22.4 million of loans originated in fiscal 1998.

        MOBILE HOME LOANS. To a very limited extent, BenchMark has originated loans on both new and used mobile homes in the past. At December 31, 1998, the aggregate outstanding principal balance of mobile home loans in BenchMark's portfolio was approximately $44,000, or .1% of total loans. The mobile home loans were generally made at fixed rates of interest, with the rate charged on loans for used mobile homes generally set higher than for new mobile homes. The maximum term of a mobile home loan is 10 years for a new home and seven years for a used home. BenchMark usually obtains a security interest in the mobile home for which the loan is made.

        Loans that are secured by rapidly depreciating assets such as mobile homes may entail greater risk than residential loans. The repossessed collateral may not provide an adequate source of repayment of the outstanding loan balance. The risk of default on mobile home loans increases during periods of recession, high unemployment and other adverse economic conditions.

        Federal regulations permit an association to invest without limitation in mobile home loans.

        CONSUMER AND OTHER LOANS. BenchMark makes various types of consumer loans, including loans made to depositors on the security of their savings deposits, automobile loans, commercial loans, loans secured by stock of entities other than BenchMark, lines of credit to businesses secured by non-real estate assets and unsecured personal loans. At December 31, 1998, consumer and other loans constituted 2.5% of BenchMark's total loans and 2.2% of total assets.

        Consumer loans are generally made at fixed rates of interest tied to the prime rate, generally for terms of 90 days to five years. Consumer loans, particularly consumer loans that are unsecured or are secured by rapidly depreciating assets such as automobiles, may entail greater risk than residential loans. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance. The risk of default on consumer loans increases during periods of recession, high unemployment and other adverse economic conditions.

        Although BenchMark has not had significant delinquencies on consumer loans, no assurance can be provided that delinquencies will not increase. At December 31, 1998, BenchMark had no nonperforming loans in its consumer loan portfolio. Consumer and other loans constituted $1.1 million, or 4.9%, of the $22.4 million of loans originated in 1998.

        LOAN SOLICITATION AND PROCESSING. Loan originations are developed from a number of sources, including commissioned loan originators, loan brokers, continuing business with depositors, other borrowers and real estate developers, solicitations by BenchMark's directors, officers and lending staff and walk-in customers.

        Loan applications for permanent mortgage loans are taken by loan personnel. BenchMark obtains a credit report, verification of employment and other documentation concerning the credit-worthiness of the borrower. An appraisal of the fair market value of the real estate which will be given as security for the loan is generally prepared by an independent fee appraiser approved by the board of directors. An environmental study is conducted only if the appraiser or management has reason to believe that an environmental problem may exist. For multifamily and nonresidential mortgage loans, a personal guarantee is generally required. BenchMark also obtains information with respect to prior projects completed by the borrower. Upon the completion of the appraisal and the receipt of information on the borrower, the application for a loan is submitted to one or both of the Loan Committee and the board of directors for approval or rejection.

        If a mortgage loan application is approved, an attorney's opinion of title or a title insurance policy is obtained on the real estate which will secure the mortgage loan. Borrowers are required to carry fire and casualty insurance and flood insurance, if applicable, and to name BenchMark as an insured mortgagee.

        The procedure for approval of construction loans is the same as for permanent mortgage loans, except that an appraiser evaluates the building plans, construction specifications and estimates of construction costs. BenchMark also evaluates the feasibility of the proposed construction project and the experience and record of the builder.

        Consumer loans are underwritten on the basis of the borrower's credit history and an analysis of the borrower's income and expenses, ability to repay the loan and the value of the collateral, if any.

        BenchMark's loans carry provisions that the entire balance of the loan is due upon sale of the property securing the loan.

        LOAN ORIGINATIONS, PURCHASES AND SALES. BenchMark has been actively originating new 30-year, 20-year and 15-year fixed-rate and adjustable-rate loans. Virtually all residential fixed-rate loans made by BenchMark are originated on documentation that will permit a possible sale of the loans to the Federal Home Loan Mortgage Corporation or other secondary mortgage market participants. When mortgage loans are sold to the Federal Home Loan Mortgage Corporation or other secondary mortgage market participants, BenchMark generally retains the servicing on the loans by collecting monthly payments of principal and interest and forwarding the payments to the Federal Home Loan Mortgage Corporation or other secondary mortgage market participants, net of a servicing fee, though some of the loans originated with the assistance of loan brokers are sold with the servicing rights released. Fixed-rate loans not sold in the secondary market and generally all of the adjustable-rate mortgage loans originated by BenchMark are held in BenchMark's loan portfolio.

        Management sold $1.6 million of fixed-rate loans during 1998, compared to sales of $3.6 million of fixed-rate loans in 1997.

         The table below shows BenchMark's loan origination and sales activity for the periods indicated.

                                                         Year Ended December 31,
                                                         -----------------------
                                                         1998              1997
                                                         ----              ----
                                                             (In thousands)
Loans originated:
   Conventional real estate loans:
     Construction                                      $   848           $   793
     On existing properties                             21,006             9,589
     Other                                                 518               265
                                                       -------           -------
       Total                                           $22,372           $10,647
                                                       =======           =======

Loans sold:
       Total                                           $ 1,640           $ 3,563
                                                       =======           =======


         LOAN MATURITIES. The following table summarizes information at December 31, 1998, regarding the dollar amount of loans maturing or repricing in BenchMark's portfolio based on the contractual terms to maturity or repricing. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less.

                            Due during the   Due 1 through 5    Due 5 through    Due 10 through      Due after 15
                              year ending      years after      10 years after   15 years after       years after
                             December 31,      December 31,     December 31,      December 31,       December 31,
                                 1999              1998             1998              1998               1998            TOTAL
                               --------       ----------          --------          --------        ----------        ---------
                                                                       (In thousands)

Real estate mortgage loans       $6,278          $14,145            $4,313            $8,615           $13,405          $46,756
Consumer loans                      154              526               118               126               367            1,218
                                 ------          -------            ------            ------           -------          -------
   Total                         $6,432          $14,661            $4,431            $8,741           $13,772          $48,037
                                 ======          =======            ======            ======           =======          =======


         The following table shows the dollar amount of all loans in BenchMark's portfolio due after December 31, 1999, that have fixed interest rates or adjustable interest rates:

                                                        Fixed              Adjustable
                                                         Rate                 Rate
                                                         -------             -------
                                                               (In thousands)
Real estate mortgage loans                               $24,217             $16,324
Consumer and other loans                                     974                  90
                                                         -------             -------
     Total                                               $25,191             $16,414
                                                         =======             =======


        LOAN ORIGINATION AND OTHER FEES. BenchMark realizes loan origination fee and other fee income from its lending activities and also realizes income from late payment charges, application fees, and fees for other miscellaneous services.

        Loan origination fees and other fees are a volatile source of income, varying with the volume of lending, loan repayments and general economic conditions. All nonrefundable loan origination fees and some direct loan origination costs are deferred and recognized as an adjustment to yield over the life of the related loan, as required by Statement of Financial Accounting Standards No. 91.

        DELINQUENT LOANS, NONPERFORMING ASSETS AND CLASSIFIED ASSETS. When a borrower fails to make a required payment on a loan, BenchMark attempts to cause the deficiency to be cured by contacting the borrower. In most cases, deficiencies are cured promptly.

        BenchMark attempts to minimize loan delinquencies through the assessment of late charges and adherence to its established collection procedures. After a mortgage loan payment is 15 days delinquent, a late charge of 5% of the amount of the payment is assessed and BenchMark contacts the borrower by mail or phone to request payment. In limited instances, BenchMark may modify the loan or grant a limited moratorium on loan payments to enable the borrower to reorganize his financial affairs. If the loan continues to be delinquent for 90 days or more, BenchMark generally will initiate foreclosure proceedings.

        Real estate acquired by BenchMark as a result of foreclosure or by deed in lieu of foreclosure is classified as "real estate owned" until it is sold. When property is so acquired, it is recorded at the lower of the loan's unpaid principal balance or fair value at the date of foreclosure less estimated selling expenses. Periodically, real estate owned is reviewed to ensure that fair value is not less than carrying value, and any allowance resulting therefrom is charged to the general loan loss allowance. All costs incurred from date of acquisition are expensed in the period paid.

        The following table sets forth BenchMark's delinquent loans for the periods presented.

                                                                         At December 31,
                                                                    ---------------------------
                                                                    1998                1997
                                                                    ----                ----
Loans delinquent
  30 to 59 days                                                      $226                $425
  60 to 89 days                                                       283                 106
  90 or more days                                                      72                  85
                                                                   ------              ------

    Total delinquent loans                                           $581                $616
                                                                     ====                ====

  Ratio of total delinquent loans to total loans                     1.21%               1.57%
                                                                     ====                ====


        All delinquent loans are reviewed on a regular basis and are placed on non-accrual status when, in the opinion of management, the collection of additional interest is doubtful. Residential mortgage loans are placed on non-accrual status when either principal or interest is considered uncollectible. Consumer loans generally are charged off when the loan becomes over 120 days delinquent. Nonresidential real estate loans are evaluated for non-accrual status when the loan is 90 days or more past due. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

        The following table sets forth information with respect to BenchMark's nonperforming assets for the periods indicated. During the periods shown, BenchMark had no restructured loans within the meaning of Statement of Financial Accounting Standards No. 15. In addition, as of December 31, 1998, BenchMark had no loans that are not reflected in the table as non-accrual, 90 days past due or restructured that may become so in the near future because management has concerns as to the ability of the borrowers to comply with repayment terms.

                                                                       At December 31,
                                                                   ----------------------
                                                                   1998              1997
                                                                   ----              ----
                                                                   (Dollars in thousands)

Accruing loans which are contractually past due 90 days or more:
   Residential real estate                                         $   -             $    -
   Consumer and other loans                                            -                  -
Loans accounted for on a nonaccrual basis                             72                 85
                                                                    ----              -----
     Total nonperforming loans                                        72                 85

   Other nonperforming assets (1)                                      -                134
                                                                     ---               ----
     Total nonperforming assets                                      $72               $219
                                                                     ===               ====

   Nonperforming loans as a percent of total loans                    .2%                .2%
   Nonperforming assets as a percent of total assets                  .1%                .5%

---------------------------

(1)      Nonperforming assets consist of real estate owned.


         For the year ended December 31, 1998, gross interest income that would have been recorded had nonaccruing loans been complying with their original terms was approximately $6,000.

         Federal regulations require savings institutions to classify their own assets on a regular basis. In addition, in connection with examinations of savings institutions, examiners have the authority to identify problem assets and, if appropriate, classify them. The regulations also contain a special mention category, defined as assets which do not currently expose a savings institution to a sufficient degree of risk to warrant classification but do possess credit deficiencies or potential weaknesses deserving management's close attention. Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses. If an asset or a portion of an asset is classified loss, the institution must either establish specified allowances for loan losses in the amount of 100% of the portion of the asset classified loss or charge off the amount.

        ALLOWANCE FOR LOAN LOSSES. The board of directors reviews on a quarterly basis the allowance for loan losses as it relates to a number of relevant factors, including, but not limited to, trends in the level of nonperforming assets and classified loans, current and anticipated economic conditions in the primary lending area, past loss experience and possible losses arising from specific problem assets. To a lesser extent, management also considers loan concentrations to single borrowers and changes in the composition of the loan portfolio. While the board of directors believes that it uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments, and net earnings could be significantly affected if circumstances differ substantially from the assumptions used in making the final determination. At December 31, 1998, BenchMark's allowance for loan losses totaled $53,000.

         The following table displays an analysis of BenchMark's allowance for loan losses for the periods indicated:

                                                              Year Ended December 31,
                                                              -----------------------
                                                               1998         1997
                                                               ----         ----
                                                             (Dollars in thousands)
Balance at beginning of period                                 $ 77        $ 77

Charge-offs:
   Real estate loans                                            (49)         (3)
   Consumer and other loans                                      (1)         (1)
                                                               ----        ----
Total charge-offs                                               (50)         (4)
Recoveries
   Real estate loans                                             --          --
   Consumer and other loans                                      --          --
                                                               ----        ----
Net charge-offs                                                 (50)         (4)
Provision for loan losses                                        26           4
                                                               ----        ----
Balance at end of year                                         $ 53        $ 77
                                                               ====        ====
Ratio of net charge-offs during the
   period to average loans outstanding during the
   period                                                       (.1)%        --


INVESTMENT ACTIVITIES

        In the recent past, BenchMark has purchased mortgage-backed securities insured or guaranteed by government agencies in order to improve BenchMark's asset portfolio yield by profitably investing excess funds. At December 31, 1998, mortgage-backed securities totaled approximately $3.6 million, or 6.6% of total assets.

        The Office of Thrift Supervision requires minimum levels of liquid assets. Office of Thrift Supervision regulations presently require BenchMark to maintain specified levels of "liquid" investments in qualifying types of United States Government and agency obligations and other permissible investments having specified maturity limitations and marketability requirements. This minimum requirement, which was revised by the Office of Thrift Supervision in 1998, is an amount equal to 4% of the sum of BenchMark's average daily balance of net withdrawable deposit accounts and borrowings payable in one year or less. The liquidity requirement, which may be changed from time to time by the Office of Thrift Supervision to reflect changing economic conditions, is intended to provide a source of relatively liquid funds upon which BenchMark may rely if necessary to fund deposit withdrawals and other short-term funding needs.

        The liquidity of BenchMark, as measured by the ratio of cash, cash equivalents (not committed, pledged or required to liquidate specific liabilities) and qualifying investments, mortgage-backed securities and loans to the sum of net withdrawable savings plus borrowings payable within one year was 19.3% at December 31, 1998. At December 31, 1998, BenchMark's "liquid" assets totaled approximately $2.3 million, which was approximately $646,000 in excess of the current Office of Thrift Supervision minimum requirement. BenchMark believes that its liquidity posture at December 31, 1998, was adequate to meet outstanding loan commitments and other cash requirements.

        The following table presents the amortized cost and market values of BenchMark's investment securities at the dates indicated:

                                                           September 30,
                                 ------------------------------------------------------------
                                        1998                                1997
                                --------------------------         -------------------------
                                 Amortized        Market           Amortized         Market
                                  Cost            Value               Cost           Value
                                 ---------        ------           ---------         ------
                                                       (In thousands)
   Municipal obligations           $15              $15              $  15            $  15
   Federal Home Loan Bank
     note                            -                -                499              498
                                  -----            -----              -----            -----
     Total                         $15              $15               $514             $513
                                   ===              ===               ====             ====

        The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair values of mortgage-backed securities designated as held-to-maturity at December 31, 1998 and 1997, are shown below.

                                                                       December 31, 1998
                                              ---------------------------------------------------------------
                                                                    Gross            Gross         Estimated
                                              Amortized          unrealized       unrealized         fair
                                                  Cost              Gains           Losses           Value
                                              ---------         ------------      -----------      ----------
                                                                     (In thousands)
   Federal Home Loan Mortgage
     Corporation participation
     certificates                              $1,571               $ 1               $ 39           $1,533
   Federal National Mortgage Association
     participation certificates                 1,795                 6                 34            1,767
  Government National Mortgage
     Association participation
      certificates                                278                 -                  3              275
                                               ------               ---               ----           ------
                                               $3,644               $ 7               $ 76           $3,575
                                               ======               ===               ====           ======


                                                                      December 31, 1997
                                              ---------------------------------------------------------------
                                                                    Gross            Gross         Estimated
                                              Amortized          unrealized       unrealized         fair
                                                  Cost              Gains           Losses           Value
                                              ---------         ------------      -----------      ----------
                                                                     (In thousands)

   Federal Home Loan Mortgage
     Corporation participation                 $1,865            $    -               $ 88           $1,777
     certificates
   Federal National Mortgage Association
     participation certificates                 2,417                10                 56            2,371
  Government National Mortgage
     Association participation
     certificates                                 326                 -                  6              320
                                               ------              ----               ----           ------
                                               $4,608              $ 10               $150           $4,468
                                               ======              ====               ====           ======

         The combined amortized cost of mortgage-backed securities designated as held to maturity at December 31, 1998 and 1997, by contractual terms to maturity are shown below. Actual maturities may differ from contractual maturities because borrowers generally may prepay obligations without prepayment penalties. Also, the timing of cash flows will be affected by management's intent to sell securities designated as available for sale under certain economic conditions.

                                                                     Amortized cost at        Amortized cost at
                                                                     December 31, 1998         December 31, 1997
                                                                     -----------------         -----------------
                                 (In thousands)

             Due after one through three years                            $   793                   $1,097
             Due after three years through five years                         545                      791
             Due after five years through ten years                         1,390                    1,603
             Due after ten years through twenty years                         609                      726
             Due after twenty years                                           307                      391
                                                                          -------                  -------
                                                                           $3,644                   $4,608
                                                                           ======                   ======


DEPOSITS AND BORROWINGS

        GENERAL USE. Deposits have traditionally been the primary source of BenchMark's funds for use in lending and other investment activities. In addition to deposits, BenchMark derives funds from interest payments and principal repayments on loans and mortgage-backed securities, advances from the Federal Home Loan Bank, income on earning assets, service charges and gains on the sale of assets. Loan payments are a relatively stable source of funds, while deposit inflows and outflows fluctuate more in response to general interest rates and money market conditions. Federal Home Loan Bank advances are used on a short-term basis to compensate for reductions in the availability of funds from other sources or on a longer term basis for general business purposes.

        DEPOSITS. Historically, deposits have been attracted principally from within BenchMark's primary market area through the offering of a broad selection of deposit instruments, including NOW accounts, regular passbook savings accounts, Christmas Club accounts, term certificate accounts and individual retirement accounts.

        Interest rates paid, maturity terms, service fees and withdrawal penalties for the various types of accounts are established periodically by management of BenchMark based on BenchMark's liquidity requirements, growth goals and interest rates paid by competitors. In a rising interest rate environment, BenchMark attempts to manage its interest rate risk by lengthening the term to maturity or repricing of more of its deposit liabilities.

        At December 31, 1998, BenchMark's certificates of deposit totaled $25.8 million, or 65.0% of total deposits. Of this amount, approximately $18.4 million in certificates of deposit mature within one year. Based on past experience and BenchMark's prevailing pricing strategies, management believes that a substantial percentage of these certificates will renew with BenchMark at maturity. If there is a significant deviation from historical experience, BenchMark can, to a limited extent, utilize additional borrowings from the Federal Home Loan Bank as an alternative to this source of funds.

        The following table sets forth the dollar amount of deposits in the various types of savings programs offered by BenchMark at December 31, 1998:

                                                                      Percent of
                                                   Amount           Total Deposits
                                                   ------           --------------
                                               (In thousands)
Transaction accounts:
   Passbook accounts (1)                           $  7,410              18.7%
   Money Market demand accounts (2)                   3,985              10.0
   Demand accounts (3)                                2,526               6.4
                                                   --------            ------
     Total transaction accounts                      13,921              35.1

Certificates of deposit (4):
   2.00 - 3.99%                                          54                .1
   4.00 - 5.99%                                      21,691              54.6
   6.00 - 7.99%                                       3,980              10.0
   8.00 - 9.99%                                          73                .2
                                                -----------          --------
     Total certificates of deposit                   25,798              64.9
                                                   --------            ------

Total deposits                                      $39,719             100.0%
                                                    =======             =====

-----------------------------

(1) BenchMark's weighted average interest rate on passbook accounts fluctuates with the general movement of interest rates. The weighted average interest rate on passbook accounts was 3.55% at December 31, 1998.

(2) BenchMark's weighted average interest rate paid on Money Market demand accounts fluctuates with the general movement of interest rates. At December 31, 1998, the weighted average rate on these accounts was 3.40%.

(3) BenchMark's weighted average interest rate paid on Demand accounts fluctuates with the general movement of interest rates. At December 31, 1998, the weighted average rate on demand accounts was 1.11%.

(4) Includes Individual Retirement Accounts and jumbo certificates of deposit (those with balances in excess of $100,000). Terms of certificates of deposit offered range from 30 days to 15 years, with the average accounts ranging from 90 days to 5 years.

        The following table shows rate and maturity information for BenchMark's certificates of deposit as of December 31, 1998:

                                                                              Amount Due
                                               ----------------------------------------------------------------------
                                                                   Over           Over
                                                 Up to          1 year to      2 years to       Over
        Rate                                   One Year          2 Years        3 Years       3 Years        Total
        ----                                   --------      -   --------    -- ---------  -- ---------      -----
                                                                          (In thousands)

        2.00 - 3.99%                        $      41          $      13       $       -    $       -       $      54
        4.00 - 5.99                            16,301              3,215           1,065        1,110          21,691
        6.00 - 7.99                             2,009              1,486              40          445           3,980
        8.00 - 9.99                                73                  -               -            -              73
                                            ---------          ---------       ---------    ---------       ---------
           Total certificates of deposit    $  18,424          $   4,714       $   1,105    $   1,555       $  25,798
                                            =========          =========       =========    =========       =========


        The following table presents the amount of BenchMark's certificates of deposit of $100,000 or more, by the time remaining until maturity:

                      Maturity                                         At December 31, 1998
                      --------                                         --------------------
                                                                          (In thousands)
                      Due within one year                                    $3,832
                      Due within one to three years                           1,062
                      Due within three to five years                            105
                                                                            -------
                          Total                                              $4,999
                                                                             ======


         BORROWINGS. During the year ended December 31, 1998, BenchMark's only borrowings were Federal Home Loan Bank advances. The following table sets forth the maximum amount of BenchMark's Federal Home Loan Bank advances outstanding at any month-end, during the periods shown, and the average aggregate balances of Federal Home Loan Bank advances for these periods:

                                                                              Year Ended December 31,
                                                                            ---------------------------
                                                                             1998                  1997
                                                                             ----                  ----
                                                                                      (In thousands)

Maximum amount of Federal Home Loan Bank advances                          $11,415                $5,682
                                                                           =======                ======

Average amount of Federal Home Loan Bank advances outstanding
    during period                                                           $9,100                $4,931
                                                                            ======                ======

        The following table sets forth information as to BenchMark's Federal Home Loan Bank advances at the dates indicated:

                                                                            At December 31,
                                                                     -----------------------------
                                                                       1998                 1997
                                                                       ----                 ----
                                                                            (In thousands)

FHLB advances                                                        $11,120               $5,682
                                                                     =======               ======

Weighted average interest cost of FHLB advances                         5.43%                5.94%
                                                                        ====                 ====


COMPETITION

        BenchMark competes for deposits with other savings associations, commercial banks and credit unions and with the issuers of commercial paper and other securities, such as shares in money market mutual funds. The primary factors in competing for deposits are interest rates and convenience of office location. In making loans, BenchMark competes with other savings associations, commercial banks, consumer finance companies, credit unions, leasing companies, mortgage brokers and other lenders. BenchMark competes for loan originations primarily through the interest rates and loan fees it charges and through the efficiency and quality of services it provides to borrowers. Competition is affected by many factors, including the general availability of lendable funds, general and local economic conditions, current interest rate levels and other factors which are not readily predictable.

        Because BenchMark is smaller than the many other financial institutions in its market area, management believes that BenchMark does not have a substantial share of the deposit and loan markets.

        The size of financial institutions competing with BenchMark is likely to increase as a result of changes in statutes and regulations eliminating various restrictions on interstate and inter-industry branching and acquisitions. This increased competition may have an adverse effect upon BenchMark.

YEAR 2000 CONSIDERATIONS

        BenchMark is addressing the potential problems associated with the possibility that the computers which control or operate BenchMark's operating systems may not be programmed to read four-digit date codes and, upon arrival of the year 2000, may recognize the two-digit code "00" as the year 1900, causing systems to fail to function or to generate erroneous data. Other concerns have been raised regarding February 29, 2000, as well as September 9, 1999, which are new calculations challenges that may result in further problems.

        Most significantly affected are all forms of financial accounting, including interest computations, due dates, pensions, personnel benefits, investments, legal commitments, valuations, fixed asset depreciation schedules, tax filings and financial models. Additional problems may occur on other systems using computers for processing, vault openings, check protectors and gas and electric. The total impact is currently unknown; however, it is projected that failure to address these programming code issues and make appropriate changes may expose an institution to all types of risks, including credit, transaction, liquidity, interest rate, compliance, reputation, price and foreign exchange.

        BenchMark has established a year 2000 team, headed by the systems analyst, to analyze the risk of potential problems that might arise from the failures of computer programming to recognize the year 2000 and to develop a plan to mitigate any risk. Research by the team indicates that the greatest potential impact upon BenchMark is the risk related to vendors used by BenchMark, particularly Intrieve, Inc., its data processing service bureau.

Quarterly progress reports from Intrieve, Inc. have indicated levels of manpower and expertise sufficient to amend and test the adequacy of Intrieve's computer programming and systems before the arrival of the year 2000. All other vendors and commercial customers have been identified and requests for year 2000 certificates have been sent by BenchMark.

        The year 2000 team submits quarterly progress reports to the board of directors and as of December 31, 1998, all required internal testing of each system utilized has been completed. Additionally, Intrieve has advised BenchMark that it has implemented a fully year 2000 compliant processing system that had been fully tested as of January 1, 1999. BenchMark's systems were tested by Intrieve during November 1998, with satisfactory results. Intrieve advised BenchMark that all additional required testing will be completed by May 1999. The year 2000 team estimates that the impact upon BenchMark's results of operations, liquidity and capital resources will be immaterial.

        Management has developed a contingency plan which includes BenchMark's ability to conduct transactions using manual procedures, along with the use of some off-line canned programs. Management has set a budget of approximately $35,000 to ensure BenchMark is year 2000 compliant. BenchMark has expended approximately $27,000 related to year 2000 testing during the period ended December 31, 1998.

        In addition, financial institutions may experience increases in problem loans and credit losses in the event that borrowers fail to prepare properly for year 2000, and higher funding costs could result if consumers react to publicity about the issue by withdrawing deposits. BenchMark is assessing these risks among its customers and will take action to minimize their effect.

PERSONNEL

        As of December 31, 1998, BenchMark had 18 full-time equivalent employees. BenchMark believes that relations with its employees are good. BenchMark offers health, disability, life and dependent care benefits. None of the employees of BenchMark are represented by a collective bargaining unit.

                         SECURITY OWNERSHIP OF BENCHMARK

         The following table sets forth as of __________, 1999, stock ownership information as to (a) those persons BenchMark knew to be the beneficial owners of more than 5% of the outstanding BenchMark common shares, (b) each BenchMark director and (c) all directors and officers of BenchMark as a group.

                                               Amount and Nature of        Percentage of Shares of
Name And Address                               Beneficial Ownership (1)    Common Stock Outstanding
----------------                               --------------------        ------------------------

BenchMark Employee Stock Ownership Plan (2)           10,000                        8.90%
101 W. Central Pkwy.
Cincinnati, Ohio 45202

George E. Castrucci, director                          5,669 (3)                    5.05 (3)
8355 Old Stable Road
Cincinnati, Ohio 45243

Frank J. D'Andrea, director                            6,391 (3)                    5.69 (3)
7947 Huntersknoll
Cincinnati, Ohio 45242

Gerald A. Faust, Jr., director                         6,390                        5.69
2939 Woodcrest Drive
Fairlawn, Ohio 44333

Anthony J. Schement, director                          6,390                        5.69
8032 Deershadow
Cincinnati, Ohio 45242

Kenneth J. Schneider, director                         6,390 (3)                    5.67 (3)
9804 Tollgate
Cincinnati, Ohio 45242

Wayne F. Shuler, director                              6,391 (3)                    5.69 (3)
11324 Ironwood
Cincinnati, Ohio 45242

George M. Vredeveld, director                          6,391 (3)                    5.69 (3)
1111 Springfield Pike
Cincinnati, Ohio 45215

All directors and executive officers as a
   group (11 persons)                             50,716.636 (4)                   45.16 (4)

---------------------------

(1) Unless otherwise indicated, includes shares owned by a spouse or a trustee and shares over which the named persons effectively exercise sole or shared voting and investment power.

(2) The trustees of the BenchMark Employee Stock Ownership Plan are required to solicit directions from the participants in the ESOP as to how to vote the shares in their accounts regarding the merger.

(footnotes continued on next page)

(3) Does not include 1,034 BenchMark common sales held by an independent trustee in the named director's account in the BenchMark Federal Saving Bank Directors Deferral Compensation Trust. The named director does not have any rights regarding these shares, including voting power, until he ceases to be a director of BenchMark and these shares will be voted at the sole discretion of the trustee.

(4) Includes 4,779.636 BenchMark common shares held by the BenchMark Employee Stock Ownership Plan accounts of executive officers, which the trustees of the plan will vote according to directions from the executive officers; but does not include any of the 5,170 BenchMark common shares held in the deferred compensation trust which will be voted solely at the discretion of the trustee of the deferred compensation trust.


                             REGULATION OF BENCHMARK

         GENERAL. As a savings bank organized under the laws of the United States, BenchMark is regulated by the Office of Thrift Supervision and, because BenchMark's deposits are insured by the FDIC, BenchMark is also examined and regulated by the FDIC. BenchMark must file periodic reports with the Office of Thrift Supervision concerning its activities and financial condition. Examinations are conducted periodically by the Office of Thrift Supervision and the FDIC to determine whether BenchMark is in compliance with various regulatory requirements and is operating in a safe and sound manner. BenchMark is a member of the Federal Home Loan Bank of Cincinnati.

         OFFICE OF THRIFT SUPERVISION. The Office of Thrift Supervision is an office in the Department of the Treasury and is responsible for the regulation and supervision of all federally chartered savings associations and all other savings associations, the deposits of which are insured by the FDIC in the Savings Association Insurance Fund. The Office of Thrift Supervision issues regulations governing the operation of savings associations, regularly examines associations and imposes assessments on savings associations based on their asset size to cover the costs of general supervision and examination. It also promulgates regulations that prescribe the permissible investments and activities of federally chartered savings associations, including the type of lending that the associations may engage in and the investments in real estate, subsidiaries and securities they may make. The Office of Thrift Supervision also may initiate enforcement actions against savings associations and persons affiliated with them for violations of laws or regulations or for engaging in unsafe or unsound practices. If the grounds provided by law exist, the Office of Thrift Supervision may appoint a conservator or receiver for a savings association.

         Federally chartered savings associations are regulated by various consumer protection and fair lending laws. These laws govern areas such as truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of an association to open a new branch or engage in a merger transaction. Community reinvestment regulations evaluate how well and to what extent an institution lends and invests in its designated service area, with particular emphasis on low-to-moderate income communities and borrowers in those areas. BenchMark has received a satisfactory examination rating under those regulations.

         OFFICE OF THRIFT SUPERVISION REGULATORY CAPITAL REQUIREMENTS. BenchMark is required by the Office of Thrift Supervision regulations to meet specified minimum capital requirements.

         Current capital requirements call for tangible capital (which for BenchMark is equity capital under generally accepted accounting principles) of 1.5% of adjusted total assets, core capital (which for BenchMark consists of tangible capital) of 3.0% of adjusted total assets and risk-based capital (which for BenchMark consists of core capital plus general valuation reserves of $53,000) of 8% of risk-weighted assets. The Office of Thrift Supervision has proposed to amend the core capital requirement so that those associations that do not have the highest examination rating and exceed an acceptable level of risk will be required to maintain core capital of from 4% to 5%, depending on the association's examination rating and overall risk. BenchMark does not anticipate that it will be adversely affected if the core capital requirement regulation is amended as proposed. BenchMark's current core capital level is 6.3% of adjusted total assets.

         The following table sets forth the amount and percentage level of regulatory capital of BenchMark at December 31, 1998, and the amount by which it exceeds the minimum capital requirements. Tangible and core capital are reflected as a percentage of adjusted total assets. Total (or risk-based) capital, which consists of core and supplementary capital, is reflected as a percentage of risk-weighted assets. Assets are weighted at percentage levels ranging from 0% to 100% depending on their relative risk.

                                                                         At December 31, 1998
                                                                 ----------------------------------
                                                                  Amount                   Percent
                                                                  ------                   -------

                      Tangible capital                             $3,506                     6.3%
                      Requirement                                     829                     1.5
                                                                 --------                   -----
                      Excess                                       $2,677                     4.8%
                                                                   ======                   =====

                      Core capital                                 $3,506                     6.3%
                      Requirement                                   1,659                     3.0
                                                                  -------                   -----
                      Excess                                       $1,847                     3.3%
                                                                   ======                   =====

                      Total capital                                $3,559                    12.9%
                      Risk-based requirement                        2,203                     8.0
                                                                  -------                   -----
                      Excess                                       $1,356                     4.9%
                                                                   ======                   =====

         The Office of Thrift Supervision has adopted an interest rate risk component to the risk-based capital requirement, though the implementation of that component has been delayed. Under that requirement, a savings association would have to measure the effect of an immediate 200 basis point change in interest rates on the value of its portfolio, as determined under the methodology established by the Office of Thrift Supervision. If the measured interest rate risk is above the level deemed normal under the regulation, the association will be required to deduct one-half of that excess exposure from its total capital when determining its level of risk-based capital. In general, an association with less than $300 million in assets and a risk-based capital ratio of greater than 12% will be exempt from the interest rate risk component. BenchMark currently qualifies for this exemption. Pending implementation of the interest rate risk component, the Office of Thrift Supervision has the authority to impose a higher individualized capital requirement on any savings association it deems to have excess interest rate risk. The Office of Thrift Supervision also may adjust the risk-based capital requirement on an individual basis for any association to take into account risks due to concentrations of credit and non-traditional activities.

         The Office of Thrift Supervision has adopted regulations governing prompt corrective action to resolve the problems of capital deficient and otherwise troubled savings associations. At each successively lower defined capital category, an association is regulated by more restrictive and numerous mandatory or discretionary regulatory actions or limits, and the Office of Thrift Supervision has less flexibility in determining how to resolve the problems of the institution. The Office of Thrift Supervision has defined these capital levels as follows: (1) well-capitalized associations must have total risk-based capital of at least 10%, core risk-based capital (consisting only of items that qualify for inclusion in core capital) of at least 6% and core capital of at least 5%; (2) adequately capitalized associations are those that meet the regulatory minimum of total risk-based capital of at least 8%, core risk-based capital (consisting only of items that qualify for inclusion in core capital) of at least 4% and core capital of at least 4% (except for associations receiving the highest examination rating and with an acceptable level of risk, in which case the level is at least 3%); (3) undercapitalized associations are those that do not meet regulatory limits, but that are not significantly undercapitalized; (4) significantly undercapitalized associations have total risk-based capital of less than 6%, core risk-based capital (consisting only of items that qualify for inclusion in core capital) of less than 3% or core capital of less than 3%; and (5) critically undercapitalized associations are those with tangible equity of less than 2% of total assets. In addition, the Office of Thrift Supervision generally can downgrade an association's capital category, notwithstanding its capital level, if, after notice and opportunity for hearing, the association is deemed to be engaging in an unsafe or unsound practice because it has not corrected deficiencies that resulted in it receiving a less than satisfactory examination rating on matters other than capital or it is deemed to be in an unsafe or unsound condition. An undercapitalized association must submit a capital restoration plan to the Office of Thrift Supervision within 45 days after it becomes undercapitalized. This type of association will experience increased monitoring and asset growth restrictions and will be required to obtain prior approval for acquisitions, branching and engaging in new lines of business. Furthermore, critically undercapitalized institutions must be placed in conservatorship or receivership within 90 days of reaching that capitalization level, except under limited circumstances. BenchMark's capital at December 31, 1998, meets the standards for a well-capitalized institution.

         Federal law prohibits an insured institution from making a capital distribution to anyone or paying management fees to any person having control of the association if, after the distribution or payment, the association would be undercapitalized. In addition, each company controlling an undercapitalized association must guarantee that the association will comply with its capital plan until the association has been adequately capitalized on an average during each of four preceding calendar quarters and must provide adequate assurances of performance.

         LIMITATIONS ON CAPITAL DISTRIBUTIONS. The Office of Thrift Supervision imposes various restrictions or requirements on the ability of associations to make capital distributions, including dividend payments. An association which has converted to stock form is prohibited from declaring or paying any dividends or from repurchasing any of its stock if, as a result, the net worth of the association would be reduced below the amount required to be maintained for the liquidation account established in connection with its mutual to stock conversion. Office of Thrift Supervision regulations also establish a three-tier system limiting capital distributions according to ratings of associations based on their capital level and supervisory condition.

         Tier 1 consists of associations that, before and after the proposed distribution, meet their fully phased-in capital requirements. Associations in this category may make capital distributions during any calendar year equal to the greater of 100% of net income, current year-to-date, plus 50% of the amount by which the lesser of the association's tangible, core or risk-based capital exceeds its capital requirement for the capital component, as measured at the beginning of the calendar year, or the amount authorized for a Tier 2 association. A Tier 1 association deemed to be in need of more than normal supervision by the Office of Thrift Supervision may be downgraded to a Tier 2 or Tier 3 association. A Tier 2 association may make capital distributions of up to 75% of net income over the four most recent quarters. Tier 3 associations do not meet current minimum capital requirements and must obtain Office of Thrift Supervision approval of any capital distribution.

         In January 1998, the Office of Thrift Supervision issued a proposal to amend the capital distribution limits. Under that proposal, an association owned by a holding company would still be required to provide either a notice or an application to the Office of Thrift Supervision, although under some circumstances a savings association without a holding company having an examination rating of 1 or 2 could make a capital distribution without notice to the Office of Thrift Supervision, if it would remain adequately capitalized after the distribution is made.

         LIQUIDITY. Office of Thrift Supervision regulations require that each savings association maintain an average daily balance of liquid assets (cash, some time deposits, bankers' acceptances and specified United States government, state or federal agency obligations) in each calendar quarter equal to not less than 4% of (1) its net withdrawable savings deposits plus borrowings payable in one year or less at the end of the preceding quarter or (2) the average daily balance of its net withdrawable savings deposits plus borrowings payable in one year or less during the preceding quarter. Monetary penalties may be imposed upon associations failing to meet liquidity requirements. The eligible liquidity of BenchMark, as computed under current regulations, at December 31, 1998, was $2.3 million, or 5.5% and exceeded the 4.0% liquidity requirement by approximately $646,000.

         QUALIFIED THRIFT LENDER TEST. Savings associations are required to meet the Qualified Thrift Lender Test. Before September 30, 1996, the Qualified Thrift Lender Test required savings associations to maintain a specified level of investments in assets that are designated as qualifying thrift investments, which are generally related to domestic residential real estate and manufactured housing and include stock issued by any Federal Home Loan Bank, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association. Under this test 65% of an institution's "portfolio assets" (total assets less goodwill and other intangibles, property used to conduct business and 20% of liquid assets) must consist of QTI on a monthly average basis in 9 out of every 12 months. Congress created a second Qualified Thrift Lender Test, effective September 30, 1996, which permits a savings association to qualify as a Qualified Thrift Lenders thrift if at least 60% of the institution's assets (on a tax basis) consist of specified assets (generally loans secured by residential real estate or deposits, educational loans, cash and some governmental obligations). The Office of Thrift Supervision may grant exceptions to the Qualified Thrift Lender Test under limited circumstances. If a savings association fails to meet the Qualified Thrift Lender Test, the association and its holding company must comply with specific operating and regulatory restrictions. A savings association that fails to meet the Qualified Thrift Lender Test will not be eligible for new Federal Home Loan Bank advances. At December 31, 1998, BenchMark met the Qualified Thrift Lender Test.

         LENDING LIMIT. Office of Thrift Supervision regulations generally limit the aggregate amount that a savings association may lend to one borrower to an amount equal to 15% of the savings association's total capital under the regulatory capital requirements plus any additional loan reserve not included in total capital. A savings association may loan to one borrower an additional amount not to exceed 10% of total capital plus additional reserves if the additional loan amount is fully secured by specified forms of "readily marketable collateral." Real estate is not considered "readily marketable collateral." A few types of loans are not affected by these limits. In applying these limits, loans to designated borrowers may be aggregated. Notwithstanding the specified limits, an association may lend to one borrower up to $500,000 "for any purpose." At December 31, 1998, BenchMark was in compliance with this lending limit.

         TRANSACTIONS WITH INSIDERS AND AFFILIATES. Loans to executive officers, directors and principal shareholders and their related interests must conform to the lending limit, and the total of these loans cannot exceed the association's lending limit capital. Most loans to directors, executive officers and principal shareholders must be approved in advance by a majority of the "disinterested" members of board of directors of the association with any "interested" director not participating. All loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions with the general public or as offered to all employees in a company-wide benefit program. Loans to executive officers must meet additional restrictions. BenchMark was in compliance with these restrictions at December 31, 1998.

         All transactions between savings associations and their affiliates must comport with Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings association is any company or entity that controls, is controlled by or is under common control with the savings association. Generally, Sections 23A and 23B of the FRA (1) limit the extent to which a savings association or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such institution's capital stock and surplus, (2) limit the aggregate of all covered transactions with all affiliates to an amount equal to 20% of such capital stock and surplus, and (3) require that all covered transactions be on terms substantially the same, or at least as favorable to the association, as those provided in transactions with a non-affiliate. The term "covered transaction" includes the making of loans, purchase of assets, issuance of a guarantee and other similar types of transactions. In addition to the limits in Sections 23A and 23B, a savings association may not make any loan or other extension of credit to an affiliate unless the affiliate is engaged only in activities permissible for a bank holding company and may not purchase or invest in securities of any affiliate except shares of a subsidiary. BenchMark was in compliance with these requirements and restrictions at December 31, 1998.

        FEDERAL DEPOSIT INSURANCE CORPORATION REGULATIONS. The FDIC is an independent federal agency that insures the deposits of federally insured banks and thrifts, up to prescribed statutory limits, and safeguards the safety and soundness of the banking and thrift industries. The FDIC administers two separate insurance funds, the Bank Insurance Fund for commercial banks and state savings banks and the Savings Association Insurance Fund for savings associations. BenchMark is a member of the Savings Association Insurance Fund and its deposit accounts are insured by the FDIC, up to the prescribed limits. The FDIC has examination authority over all insured depository institutions, including BenchMark, and has authority to initiate enforcement actions against federally insured savings associations, if the FDIC does not believe the Office of Thrift Supervision has taken appropriate action to safeguard safety and soundness and the deposit insurance fund.

         The FDIC is required to maintain designated levels of reserves in each fund. The FDIC may increase assessment rates for either fund if necessary to restore the fund's ratio of reserves to insured deposits to its target level within a reasonable time and may decrease the rates if the target level has been met. The FDIC has established a risk-based assessment system for both Savings Association Insurance Fund and Bank Insurance Fund members. Under this system, assessments vary based on the risk the institution poses to its deposit insurance fund. The risk level is determined based on the institution's capital level and the FDIC's level of supervisory concern about the institution.

        Because of the differing reserve levels of the funds, deposit insurance assessments paid by healthy banks were reduced significantly below the level paid by healthy savings associations effective in mid-1995. Federal legislation, which was effective September 30, 1996, provided for the recapitalization of the Savings Association Insurance Fund by means of a special assessment of $.657 per $100 of Savings Association Insurance Fund deposits held at March 31, 1995, in order to increase Savings Association Insurance Fund reserves to the level required by law. BenchMark paid a special assessment of $234,000, which was accounted for and recorded as of September 30, 1996.

         FEDERAL RESERVE BANK RESERVE REQUIREMENTS. Effective December 1, 1998, Federal Reserve Bank regulations currently require that reserves of 3% of net transaction accounts (primarily NOW accounts) up to $46.5 million (with an exemption of up to $4.9 million), and of 10% of net transaction accounts in excess of $46.5 million. At December 31, 1998, BenchMark was in compliance with its reserve requirements.

         FEDERAL HOME LOAN BANKS. The Federal Home Loan Banks provide credit to their members in the form of advances. BenchMark is a member of the Federal Home Loan Bank of Cincinnati and must maintain an investment in the capital stock of that Federal Home Loan Bank in an amount equal to the greater of 1.0% of the aggregate outstanding principal amount of BenchMark's residential mortgage loans, home purchase contracts and similar obligations at the beginning of each year, or 5% of its advances from the Federal Home Loan Bank. BenchMark was in compliance with this at December 31, 1998.

         Upon the origination or renewal of a loan or advance, the Federal Home Loan Bank of Cincinnati is required by law to obtain and maintain a security interest in various types of collateral specified by regulation. All long-term advances by each Federal Home Loan Bank must be made only to provide funds for residential housing finance.

                                FEDERAL TAXATION

         BenchMark is governed by the federal tax laws and regulations which apply to corporations generally. In addition to the regular income tax, corporations, including BenchMark, may have to pay the alternative minimum tax which is imposed at a minimum tax rate of 20% on "alternative minimum taxable income" (which is the sum of a corporation's regular taxable income, with adjustments, and tax preference items), less any available exemption. The tax preference items include interest on some tax-exempt bonds issued after August 7, 1986. In addition, 75% of the amount by which a corporation's "adjusted current earnings" exceeds its alternative minimum taxable income computed without regard to this preference item and before reduction by net operating losses, is included in alternative minimum taxable income. Net operating losses can offset no more than 90% of alternative minimum taxable income. The alternative minimum tax is imposed to the extent it exceeds the corporation's regular income tax. Payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. However, the Taxpayer Relief Act of 1997 repealed the alternative minimum tax for "small corporations" for tax years beginning after December 31, 1997. A corporation initially qualifies as a small corporation if it had average gross receipts of $5,000,000 or less for the three tax years ending with its first tax year beginning after December 31, 1996. Once a corporation is recognized as a small corporation, it will continue to be exempt from the alternative minimum tax for as long as its average gross receipts for the prior three-year period does not exceed $7,500,000. In determining if a corporation meets this requirement, the first year that it achieved small corporation status is not taken into consideration.

         BenchMark's average gross receipts for the three tax years ending on December 31, 1998, is $3.7 million and as a result, BenchMark does qualify as a small corporation exempt from the alternative minimum tax.

         Before the enactment of the Small Business Jobs Protection Act, which was signed into law on August 21, 1996, thrift institutions, such as BenchMark, were allowed deductions for bad debts under methods more favorable than those granted to other taxpayers. Qualified thrift institutions could compute deductions for bad debts using either the specific charge-off method of Section 166 of the Code or one of two reserve methods of Section 593 of the Code. The reserve methods under Section 593 of the Code permitted a thrift institution annually to elect to deduct bad debts under either (1) the "percentage of taxable income" method applicable only to thrift institutions, or (2) the "experience" method that also was available to small banks. Under the "percentage of taxable income" method, a thrift institution generally was allowed a deduction for an addition to its bad debt reserve equal to 8% of its taxable income (determined without regard to this deduction and with additional adjustments). Under the "experience" method, a thrift institution was generally allowed a deduction for an addition to its bad debt reserve equal to the greater of (a) an amount based on its actual average experience for losses in the current and five preceding taxable years, or (b) an amount necessary to restore the reserve to its balance as of the close of the base year. A thrift institution could elect annually to compute its allowable addition to bad debt reserves for qualifying loans either under the experience method or the percentage of taxable income method. For the tax year 1995, BenchMark used the percentage of taxable income method.

         The Act eliminated the percentage of taxable income method of accounting for bad debts by thrift institutions, effective for taxable years beginning after 1995. Thrift institutions that are treated as small banks are allowed to utilize the experience method applicable to those institutions, while thrift institutions that are treated as large banks are required to use only the specific charge off method.

         A thrift institution required to change its method of computing reserves for bad debt will treat such change as a change in the method of accounting, initiated by the taxpayer and having been made with the consent of the Secretary of the Treasury. Section 481(a) of the Code requires some amounts to be recaptured with respect to the change. Generally, the amounts to be recaptured will be determined solely with respect to the "applicable excess reserves" of the taxpayer. The amount of the applicable excess reserves will be taken into account ratably over a six-taxable year period, beginning with the first taxable year beginning after 1995, after considering the residential loan requirement described below. In the case of a thrift institution that is treated as a large bank, the amount of the institution's applicable excess reserves generally is the excess of (a) the balances of its reserve for losses on qualifying real property loans (generally loans secured by improved real estate) and its reserve for losses on nonqualifying loans (all other types of loans) as of the close of its last taxable year beginning before January 1, 1996, over (b) the balances of such reserves as of the close of its last taxable year beginning before January 1, 1988 (I.E., the "pre-1988 reserves"). In the case of a thrift institution that is treated as a small bank, like the Bank, the amount of the institution's applicable excess reserves generally is the excess of (1) the balances of its reserve for losses on qualifying real property loans and its reserve for losses on nonqualifying loans as of the close of its last taxable year beginning before January 1, 1996, over (2) the greater of the balance of (a) its pre-1988 reserves or (b) what the thrift's reserves would have been at the close of its last year beginning before January 1, 1996, had the thrift always used the experience method.

         For taxable years that begin after December 31, 1995, and before January 1, 1998, if a thrift meets the residential loan requirement for a tax year, the recapture of the applicable excess reserves otherwise required to be taken into account as a Code Section 481(a) adjustment for the year will be suspended. A thrift meets the residential loan requirement if, for the tax year, the principal amount of residential loans made by the thrift during the year is not less than its base amount. The "base amount" generally is the average of the principal amounts of the residential loans made by the thrift during the six most recent tax years beginning before January 1, 1996. A residential loan is a loan as described in Section 7701(a)(19)(C)(v) (generally a loan secured by residential or church property and some mobile homes), but only to the extent that the loan is made to the owner of the property.

         The balance of the pre-1988 reserves is regulated by the provisions of
Section 593(e), as modified by the Act, which require recapture in the case of specified excessive distributions to shareholders. The pre-1988 reserves may not be utilized for payment of cash dividends or other distributions to a shareholder (including distributions in dissolution or liquidation) or for any other purpose (except to absorb bad debt losses). Distribution of a cash dividend by a thrift institution to a shareholder is treated as made: first, out of the institution's post-1951 accumulated earnings and profits; second, out of the pre-1988 reserves; and third, out of other accounts as may be proper. To the extent a distribution by BenchMark is deemed paid out of its pre-1988 reserves under these rules, the pre-1988 reserves would be reduced and the gross income of the Bank for tax purposes would be increased by the amount which, when reduced by the income tax, if any, attributable to the inclusion of the amount in its gross income, equals the amount deemed paid out of the pre-1988 reserves. As of December 31, 1998, the pre-1988 reserves of BenchMark for tax purposes totaled approximately $211,000. BenchMark believes it had approximately $2.3 million of accumulated earnings and profits for tax purposes as of December 31, 1998, which would be available for dividend distributions, provided regulatory restrictions applicable to the payment of dividends are met. No representation can be made as to whether BenchMark will have current or accumulated earnings and profits in subsequent years.

         The tax returns of BenchMark have been audited or closed without audit through fiscal year 1994. In the opinion of management, any examination of open returns would not result in a deficiency which could have a material adverse effect on the financial condition of BenchMark.

                                  OHIO TAXATION

         BenchMark is a "financial institution" for State of Ohio tax purposes. As a financial institution, it must pay the Ohio corporate franchise tax on "financial institutions," which is imposed annually at a rate of 1.5% of the book net worth of the Bank determined by generally accepted accounting principles. For tax year 1999, however, the franchise tax on financial institutions will be 1.4% of the book net worth and for tax year 2000 and years thereafter the tax will be 1.3% of the book net worth. As a "financial institution," BenchMark does not pay any tax based upon net income or net profits imposed by the State of Ohio.

                  DESCRIPTION OF WINTON FINANCIAL COMMON SHARES

         The following is a summary of the material attributes of Winton Financial common shares.

AUTHORIZED CAPITAL STOCK

         Winton Financial's authorized capital stock consists of 20,000,000 Winton Financial shares, 18,000,000 of which are common shares, each without par value, and 2,000,000 of which are preferred shares, each without par value. As of __________, 1999, the date before the printing of this prospectus/proxy statement, ___________ common shares were outstanding. No preferred shares have ever been issued.

         Holders of Winton Financial shares have no conversion rights or preemptive or other rights to subscribe for additional shares. There are no redemption or sinking fund provisions with respect to any outstanding Winton Financial shares aside from any provision required by law.

VOTING RIGHTS

         Winton Financial shareholders are entitled to one vote for each common share held. Holders of Winton Financial preferred shares would not be entitled to vote unless dividends on the preferred shares become in arrears, at which time they would become entitled to one vote for each Winton Financial preferred share. When all dividends in arrears on Winton Financial preferred shares have been paid in full, the voting rights of holders of Winton Financial preferred shares would cease.

         The amended code of regulations of Winton Financial provide for a board of directors consisting of nine directors, divided into three classes. Each class is elected by a separate election and the directors in each class are elected for three-year terms. As a result of the classification of Winton Financial's board of directors, a minimum of two annual meetings of shareholders will be necessary for a majority of the members of the board of directors to stand for election.

DIVIDEND AND LIQUIDATION RIGHTS

         Winton Financial shareholders are entitled to receive dividends when and if declared by the board of directors of Winton Financial from funds legally available therefor. Upon liquidation, all Winton Financial shares currently outstanding are entitled to participate equally in the assets of Winton Financial available for distribution to its shareholders.

ANTITAKEOVER PROVISIONS IN THE AMENDED ARTICLES AND CODE OF REGULATIONS OF WINTON FINANCIAL

         The amended articles of incorporation and code of regulations of Winton Financial contain provisions which may deter a change of control of Winton Financial. These provisions are intended to encourage any potential acquirer to negotiate the terms of an acquisition with the board of directors of Winton Financial. These provisions reduce the vulnerability of Winton Financial to takeover attempts and other transactions which have not been negotiated with and approved by the board of directors.

         Anti-takeover devices and provisions may, however, discourage takeover attempts that some shareholders may feel are in their best interests or in which shareholders may receive a substantial premium for their shares. These provisions may also benefit management by discouraging changes of control in which incumbent management would be removed from office. The provisions may result in Winton Financial being less attractive to a potential acquirer and may result in shareholders receiving less for their shares than otherwise might be available in the event of a takeover attempt.

         The following is a summary of the antitakeover provisions of the amended articles of incorporation and code of regulations of Winton Financial.

         SUPERMAJORITY PROVISION. A 75% vote by Winton Financial shareholders is required to adopt any of the following transactions if the board of directors of Winton Financial recommends against approval:

         - a proposed amendment to Winton Financial's amended articles of incorporation;

         - a proposal to adopt a new code of regulations or an amendment to the code of regulations of Winton Financial;

         -        a proposal to change the number of directors;

         - an agreement of merger or consolidation providing for the proposed merger or consolidation of Winton Financial with or into one or more other corporations;

        - a proposed combination or majority share acquisition involving the issuance of Winton Financial shares and requiring shareholder approval;

         - a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of Winton Financial; or

         -        a proposed dissolution of Winton Financial.

If the board of directors recommends that shareholders approve any of these transactions, a majority vote is sufficient.

         NOMINATION PROCEDURE. Winton Financial's code of regulations provides that shareholder nominations for the election of directors must be made in writing and must be delivered or mailed to the secretary of Winton Financial. In the case of a nominee proposed for election as a director at an annual meeting of shareholders, the written notice must be received by the secretary of Winton Financial by the later of:

         -        the February 1st immediately preceding such annual meeting; or

         - the 60th day before the first anniversary of the most recent annual meeting of shareholders of Winton Financial held for the election of directors.

If the annual meeting is not held on or before the thirty-first day following the anniversary of the last meeting, the written notice must be received by the secretary within a reasonable time before the date of the annual meeting.

         In the case of a nominee proposed for election as a director at a special meeting of shareholders, the written notice of a proposed nominee must be received by the secretary of Winton Financial by the close of business on the seventh day after the day on which notice of the special meeting was mailed to shareholders.

         -        The written notice of a proposed nominee must state:

         - the name, age, and business or residence address of each nominee;

         -        the principal occupation or employment of each nominee;

         - the number of Winton Financial common shares owned beneficially and of record by each nominee; and

         -        the length of time any shares have been so owned.

         FAIR PRICE PROVISION. Winton Financial's amended articles of incorporation contain a fair price provision. The purpose of the provision is to provide assurance that if another person or entity acquires control of Winton Financial and subsequently seeks to eliminate the remaining shareholders of Winton Financial through a forced merger or similar transaction, the remaining shareholders will not be eliminated at an unfavorable price. The fair price provision may discourage non-negotiated tender offers for less than all of Winton Financial's shares by making the effectuation of a second-step merger or similar transaction more costly and difficult.

         The fair price provision applies only to mergers or similar transactions which involve a "controlling person," an "affiliate" of a controlling person or an "associate" of a controlling person or affiliate, as defined in the amended articles of incorporation of Winton Financial. The definition of "controlling person" encompasses all forms of ownership and all types of arrangements that give a person actual or potential voting or investment rights in Winton Financial's common shares. Generally, however, a person who beneficially owns 20% or more of the outstanding voting shares of Winton Financial is a "controlling person." To the best knowledge of the board of directors, no shareholder of Winton Financial is a controlling person.

         When applicable, the fair price provision requires the affirmative vote of the holders of at least 80% of the outstanding common shares of Winton Financial before prescribed business combinations between Winton Financial and a controlling person, or its affiliates or associates, may be completed, unless the following occur:

         - A "minimum price per share" is paid to Winton Financial shareholders who do not vote in favor of the transaction and whose proprietary interest will be terminated if the transaction is completed; and

         - A proxy statement describing the transaction is submitted to the shareholders.

         The definition of "business combination" includes virtually every extraordinary transaction between a controlling person, and certain of its affiliates and associates, and Winton Financial or a subsidiary of Winton Financial. For example, if a corporation, through a cash tender offer, acquires shares of Winton Financial entitling the corporation to exercise 75% of the voting power of Winton Financial, the corporation will thus become a controlling person. If, within the five-year period following the time when the corporation becomes a controlling person, the corporation wishes to merge with Winton Financial, the enlarged majority vote will be necessary to approve the merger, unless the non-controlling shareholders were first furnished with a proxy statement describing the merger and were also offered the minimum price per share for their shares. If the two conditions were met, the enlarged majority vote would not apply.

         Under the minimum price per share formula, the price offered must equal at least the initial tender offer price of the controlling person, plus an increment for the passage of time after the tender offer. "Minimum price per share" means the sum of (1) the higher of (a) the highest gross per share price paid or agreed to be paid to acquire any common shares of Winton Financial beneficially owned by a controlling person, provided such payment or agreement to make payment was made within five years immediately before the record date set to determine the shareholders entitled to vote or consent to the business combination in question, or (b) the highest per share closing public market price for the common shares during the five-year period, plus (2) the aggregate amount, if any, by which 5% for each year, beginning on the date on which the controlling person became a controlling person, of the higher per share price exceeds the aggregate amount of all common shares dividends per share paid in cash since the date on which the person became a controlling person. The calculation of the minimum price per share also requires appropriate adjustments for capital changes, such as stock splits, stock dividends and reverse stock splits.

         Thus, a merger involving Winton Financial and a controlling person in which the minimum price per share was not offered would require a vote of the holders of 75% of the voting shares, even if the transaction were approved by a majority of the directors of Winton Financial. The fair price provision cannot be amended or repealed during any period in which there is a controlling person except by the enlarged majority vote described above. During any period in which there is no controlling person, the fair price provision could be amended in the same manner as other Amended Articles are amended.


        COMPARISON OF RIGHTS OF HOLDERS OF WINTON FINANCIAL COMMON SHARES
                     AND HOLDERS OF BENCHMARK COMMON SHARES

         As a result of the merger, all of the BenchMark shareholders will become shareholders of Winton Financial, except for those BenchMark shareholders who exercise dissenters' rights. The rights of holders of Winton Financial common shares and those of holders of BenchMark common shares are similar in most material respects, but there are some differences.

AUTHORIZED SHARES

         The amended articles of incorporation of Winton Financial authorize 18,000,000 common shares and 2,000,000 preferred shares. BenchMark's amended charter authorizes 2,000,000 common shares and 500,000 preferred shares.

BOARD OF DIRECTORS

         GENERAL. Winton Financial's code of regulations provides for a classified board of directors consisting of nine directors, divided into three classes and elected for three-year terms.

         BenchMark's amended bylaws provide for a classified board of directors consisting of seven directors, divided into three classes and elected for three-year terms.

         REMOVAL. The directors of Winton Financial may be removed only by the vote of the holders of a majority of the Winton Financial shares entitled to vote at an election of directors.

         BenchMark's bylaws provide that a director may be removed only for cause by a vote of the holders of a majority of the shares entitled to vote at an election of directors.

         VACANCIES. Winton Financial's code of regulations and BenchMark's amended bylaws provide that vacancies on the board of directors may be filled by an affirmative vote of a majority of the remaining directors. Any director chosen to fill a vacancy will serve until the next election of the class in which the director was elected.

VOTING RIGHTS

         CUMULATIVE VOTING. Neither holders of Winton Financial shares nor holders of BenchMark shares have cumulative voting rights.

         SPECIAL VOTING REQUIREMENTS. The holders of at least 75% of the voting shares of Winton Financial are required to adopt any of the following matters if the directors of Winton Financial recommend against approval:

         - a proposed amendment to Winton Financial's amended articles of incorporation;

         - a proposal to adopt new regulations or an amendment to the code of regulations of Winton Financial;

         - a proposal to change the number of directors by action of the shareholders;

         - an agreement of merger or consolidation providing for the proposed merger or consolidation of Winton Financial with or into one or more other corporations;

         - a proposed combination or majority share acquisition involving the issuance of Winton Financial shares and requiring shareholder approval;

         - a proposal to sell, exchange, transfer or otherwise dispose of all, or substantially all, of the assets, with or without the goodwill, of Winton Financial; or

         -        a proposed dissolution of Winton Financial.


If the directors recommend that shareholders approve any of these matters, a majority vote of shareholders would be sufficient, unless expressly otherwise provided by statute.

         Amendments to BenchMark's amended charter must be approved by the BenchMark board of directors and also by a majority of the outstanding BenchMark common shares. The amended bylaws of BenchMark may be amended by approval of the amendment by a two-thirds vote of the full board of directors or by the affirmative vote of a majority of the total votes eligible to be voted at a duly constituted meeting of shareholders.

ANTITAKEOVER PROVISIONS

         The charter of BenchMark contains no provision similar to the fair price provision contained in Winton Financial's amended articles of incorporation discussed on page ____.

PREEMPTIVE RIGHTS

         None of the shareholders of Winton Financial or BenchMark have preemptive rights.

DIVIDENDS

          Ohio regulations generally provides that, subject to any restrictions in the corporation's articles of incorporation, a corporation may make distributions to its shareholders, provided that the dividend does not exceed the combination of the surplus of the corporation (defined generally as the excess of a corporation's assets plus stated capital over its liabilities) and the difference between the following: (i) the reduction in surplus that results from the immediate recognition of the transition obligation under Statement of Financial Accounting Standards No. 106 issued by the Financial Accounting Standards Board and (ii) the aggregate amount of the transition obligation that would have been recognized as of the date of the declaration of a dividend or distribution if the corporation had elected to amortize its recognition of the transition obligation under Statement of Financial Accounting Standards No. 106; and provided further that no dividend or distribution shall be paid to the holders of shares of any class in violation of the rights of the holders of shares of any other class, or when the corporation is insolvent or there is reasonable ground to believe that by such payment the corporation would be rendered insolvent.

         The ability of Winton Savings and Loan and BenchMark to pay dividends is limited by the regulations of the Office of Thrift Supervision. Tier 1 associations such as Winton Savings and Loan and BenchMark are associations having capital immediately before and after giving effect to a proposed capital distribution that is equal to or greater than the amount of its capital requirement. A Tier 1 association may make capital distributions up to the higher of:

         - 100% of its net earnings to date during the calendar year in which the distribution is made, plus the amount that would reduce by one-half its "surplus capital ratio" at the beginning of the calendar year; or

         - 75% of its net income over the most recent four-quarter period.

The "surplus capital ratio" is the percentage by which an association's capital-to-assets ratio exceeds the association's ratio of fully phased-in capital requirement to assets.

         At December 31, 1998, Winton Savings and Loan and BenchMark could have paid approximately $6.3 million and $750,000 in dividends.


       ANTITAKEOVER STATUTES APPLICABLE TO WINTON FINANCIAL AND BENCHMARK

         BenchMark, Winton Financial and Winton Savings and Loan are governed by the Office of Thrift Supervision. Winton Financial is also governed by Ohio law. The following are federal and Ohio statutes that are intended to discourage takeovers:

         OHIO CONTROL SHARE ACQUISITION ACT. The Ohio Control Share Acquisition Act provides that specified notice and informational filings and special shareholder meetings and voting procedures must occur before consummation of a proposed "control share acquisition," which is defined as any acquisition of an issuer's shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges: (a) one-fifth or more but less than one-third of the voting power; (b) one-third or more but less than a majority of the voting power; or (c) a majority or more of such voting power. Assuming compliance with the notice and information filing requirements prescribed by the statute, the proposed control share acquisition may take place only if, at a duly convened special meeting of shareholders, the acquisition is approved by both a majority of the voting power of the issuer represented at the meeting and a majority of the voting power remaining after excluding the combined voting power of the intended acquirer and the directors and officers of the issuer. The Control Share Acquisition Act does not apply to a corporation whose articles of incorporation or regulations so provide. Winton Financial has not opted out of the application of The Control Share Acquisition Act.

         OHIO MERGER MORATORIUM STATUTE. Chapter 1704 of the Ohio Revised Code prohibits specified business combinations and transactions between an "issuing public corporation" and a beneficial owner of 10% or more of the shares of the corporation, an "interested shareholder," for at least three years after the interested shareholder attains 10% ownership, unless the board of directors of the issuing public corporation approves the transaction before the interested shareholders attains 10% ownership. An "issuing public corporation" is defined as an Ohio corporation with 50 or more stockholders that has its principal place of business, principal executive offices, or substantial assets within the State of Ohio, and as to which no close corporation agreement exists. Examples of transactions regulated by the merger moratorium provisions include the disposition of assets, mergers, consolidations, voluntary dissolutions, and the transfer of shares. Subsequent to the three-year period, a moratorium transaction may take place provided that certain conditions are satisfied, including that (a) the board of directors approves the transaction, (b) the transaction is approved by the holders of shares with at least two-thirds of the voting power of the corporation (or a different proportion set forth in the articles of incorporation), including at least a majority of the outstanding shares after excluding shares controlled by the interested shareholder, or (c) the business combination results in stockholders, other than the interested shareholder, receiving a fair price plus interest for their shares. Although the merger moratorium provisions may apply, a corporation may elect not to be covered by the merger moratorium provisions, or subsequently elect to be covered, with an appropriate amendment to its articles of incorporation. The merger moratorium provisions apply to Winton Financial and it has not taken any corporate action to opt out of the Ohio merger moratorium statute.

         FEDERAL REGULATION. Office of Thrift Supervision regulations prohibit any person, without the prior approval of the Office of Thrift Supervision, from acquiring or making an offer to acquire more than 10% of the stock of any converted savings institution for a period of five years after the conversion, if the person is, or after consummation of the acquisition would be, the beneficial owner of more than 10% of the stock. In the event that any person, directly or indirectly, violates this regulation, the securities beneficially owned by the person in excess of 10% may not be counted as shares entitled to vote and may not be voted or counted as voting shares. Like the charter provisions outlined above, these federal regulations can make a change in control more difficult, even if desired by the holders of a majority of the shares of the stock. The board of directors has the right to ask the Office of Thrift Supervision or other federal regulators to enforce these restrictions against persons seeking to obtain control of BenchMark. BenchMark and Winton Financial have requested that Office of Thrift Supervision not enforce these provisions in the merger.

         Federal law provides that no company, "directly or indirectly or acting in concert with one or more persons, or through one or more subsidiaries, or through one or more transactions," may acquire "control" of a savings association at any time without the prior approval of the Office of Thrift Supervision. In addition, federal regulations require that, before obtaining control of a savings association, a person, other than a company, must give 60 days' notice to the Office of Thrift Supervision and have received no Office of Thrift Supervision objection to the acquisition of control. Any company that acquires control becomes a "savings and loan holding company."

         Federal law generally defines "control" as ownership, control of or holding irrevocable proxies representing more than 25% of any class of voting stock or control in any manner of the election of a majority of directors. A determination by the Office of Thrift Supervision that an acquirer has the power to direct or exercise a controlling influence over the management or policies of the institution also constitutes control. Acquisition of more than 10% of any class of a savings association's voting stock, if the acquirer also qualifies for any one of eight "control factors," constitutes a rebuttable determination of control under the regulations. The determination of control may be rebutted by submission to the Office of Thrift Supervision, before the acquisition of stock or the occurrence of any other circumstances giving rise to the determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing required undertakings. The regulations provide that persons or companies which acquire beneficial ownership exceeding 10% or more of any class of a savings bank's stock must file with the Office of Thrift Supervision a certification that the holder is not in control of the institution, does not have a rebuttable determination of control and will take no action which would result in a determination or rebuttable determination of control without prior notice to or approval of the Office of Thrift Supervision, as applicable.

               DIRECTOR AND OFFICER LIABILITY AND INDEMNIFICATION

         The code of regulations of Winton Financial provide that Winton Financial shall indemnify its directors or officers against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines, and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of the corporation or, at the request of Winton Financial, were serving another organization in a similar capacity, if the directors or officers acted in good faith and in a manner they reasonably believed to be in the best interests of the corporation. With regard to criminal matters, directors and officers must be indemnified by the corporation if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification shall be presumed to have acted in good faith and in a manner they reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

         Winton Financial shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by (or in the right of) the corporation for any matter asserted in the action as to which the officer or director shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation. However, should the court in which the action was brought determine that the officer or director is fairly and reasonably entitled to indemnity, Winton Financial shall indemnify the officer or director to the extent permitted by the court.

         Any indemnification not precluded by judgment shall be made by the corporation only upon a determination that the director has met the applicable standard of conduct. This determination may be made only (a) by a majority vote of a quorum of disinterested directors, (b) if the quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, (c) by the shareholders or (d) by the court, if any, in which the action was brought. Expenses incurred in defending any action, suit or proceeding shall be paid by Winton Financial in advance upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if the director or officer is not entitled to be indemnified by the corporation.

         In addition, Winton Financial has agreed to indemnify each of its directors and officers against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines, and amounts paid in settlement by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, at the request of Winton Financial, was serving another organization in a similar capacity, if the director or officer acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and if, with respect to any criminal action or proceeding, the director or officer had no reason to believe that his conduct was unlawful. Indemnification shall be made, however, only upon a determination by the directors or shareholders of Winton Financial, the Court of Common Pleas of Hamilton County or written opinion of legal counsel appointed by Winton Financial that the director or officer has adhered to the appropriate standard of conduct.

           As a federal savings bank, BenchMark is governed by federal regulations which provide that any person against whom any action, suit or other judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review, is brought by reason of the fact that the person is or was a director, officer or employee of BenchMark shall be indemnified by BenchMark for the following:

         - reasonable costs and expenses, including reasonable attorney's fees actually paid or incurred by the person in connection with proceedings related to the defense or settlement of an action brought by reason of the fact that such person is or was a director, officer or employee of BenchMark;

         - any amount for which the person becomes liable by reason of any judgment in an action brought by reason of the fact that the person is or was a director, officer or employee of BenchMark; and

         - reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred in any action brought by reason of the fact that the person is or was a director, officer or employee of BenchMark, to enforce his rights under this section if the person attains a final judgment in favor of the person in the action.

Indemnification shall be made to the officer, director or employee only if the following requirements are met:

         - BenchMark shall make the indemnification in connection with any action brought by reason of the fact that the person is or was a director, officer or employee of BenchMark which results in a final judgment on the merits in favor of the director, officer or employee; and

         - BenchMark shall make the indemnification in case of (a) settlement of any action brought by reason of the fact that the person is or was a director, officer or employee of BenchMark, (b) final judgment against the director, officer or employee, or (c) final judgment in favor of the director, officer or employee other than on the merits, only if a majority of the directors of BenchMark determines that the director, officer or employee was acting in good faith within what he or she reasonably believed under the circumstances was the scope of his or her employment or authority and for a purpose which he or she reasonably believed under the circumstances was in the best interest of BenchMark or its stockholders.

           BenchMark may authorize payment of reasonable costs and expenses, including reasonable attorney's fees arising from the defense or settlement of any action brought by reason of the fact that such person is or was a director, officer or employee of BenchMark, to any director, officer or employee if a majority of the directors of BenchMark conclude that such person may become entitled to indemnification. The directors of BenchMark may impose conditions on such payment, and, before making an advance payment, BenchMark shall obtain an agreement from such person that BenchMark will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

           BenchMark currently maintains a directors' and officers' liability policy which provides for insurance of directors and officers for liability incurred in connection with the performance of their duties as directors and officers. Such policy does not, however, provide insurance for losses resulting from willful or criminal misconduct.


                                  LEGAL MATTERS

          The validity of the issuance of Winton Financial common shares being offered by this document and the federal income tax consequences of the merger have been passed upon by Vorys, Sater, Seymour and Pease LLP, Suite 2100, Atrium Two, 221 East Fourth Street, P.O. Box 0236, Cincinnati, Ohio 45201-0236.


                                     EXPERTS

         The consolidated financial statements of Winton Financial at September 30, 1998 and 1997, and for each of the three years ended September 30, 1998, incorporated by reference in this prospectus/proxy statement, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report appearing in Winton Financial's 1998 Annual Report to Shareholders. The financial statements have been included in reliance upon the report of Grant Thornton LLP and given upon their authority as experts in accounting and auditing.

         The financial statements of BenchMark at December 31, 1998 and 1997, and for each of the two years ended December 31, 1998, included in this prospectus/proxy statement, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report included in this document. The financial statements have been included in reliance upon the report and given upon their authority as experts in accounting and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

         Winton Financial files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Winton Financial has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act for the Winton Financial common shares to be issued to BenchMark shareholders in the merger. This prospectus/proxy statement is a part of the Registration Statement on Form S-4. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus/proxy statement omits information, exhibits and undertakings which are contained in the Registration Statement on Form S-4. You should read the Registration Statement on Form S-4 and its exhibits for further information. Statements concerning these documents are not necessarily complete and, in each instance, we refer you to the copy of that document filed as an exhibit to the Registration Statement on Form S-4.

         You can inspect and copy the Registration Statement and its exhibits, as well as the reports, proxy statements and other information filed with the Securities and Exchange Commission by Winton Financial, at the Securities and Exchange Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Securities and Exchange Commission located at 500 West Madison Street, Suite

1400, Chicago, Illinois 60661 and at 7 World Trade Center, Suite 1300, New York, New York 10048. Please call the Securities and Exchange Commission for more information on the operation of the Public Reference Room at 1-800-Securities and Exchange Commission-0330. WINTON FINANCIAL IS AN ELECTRONIC FILER, AND THE SECURITIES AND EXCHANGE COMMISSION MAINTAINS A WEB SITE THAT CONTAINS REPORTS, PROXY AND INFORMATION STATEMENTS AND OTHER INFORMATION REGARDING REGISTRANTS THAT FILE ELECTRONICALLY WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE FOLLOWING WEB ADDRESS: (http://www.sec.gov).

         The Securities and Exchange Commission allows Winton Financial to "incorporate by reference" into this prospectus/proxy statement, which means that Winton Financial can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus/proxy statement, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus/proxy statement. You should read the information relating to Winton Financial contained in this prospectus/proxy statement and the information in the documents incorporated by reference. Winton Financial incorporates by reference the documents listed below which were filed by it with the Securities and Exchange Commission and any future filings made by it with the Securities and Exchange Commission before the special meeting of BenchMark shareholders under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934, as amended.

Commission Filings (File No. 10-18993)                Period/date
--------------------------------------                -----------

Annual Report on Form 10-K Year ended September 30, 1998 Quarterly Reports on Form 10-Q Quarter ended December 31, 1998 Current Reports on Form 8-K Filed on December __, 1998

         We have included copies of Winton Financial's 1998 Annual Report to Shareholders and Winton Financial's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, with this document.

         YOU CAN RECEIVE THE DOCUMENTS INCORPORATED BY REFERENCE (WITHOUT EXHIBITS, UNLESS THE EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THIS PROSPECTUS/PROXY STATEMENT) WITHOUT CHARGE BY CALLING OR WRITING JILL M. BURKE, TREASURER, WINTON FINANCIAL CORPORATION, 5511 CHEVIOT ROAD, CINCINNATI, OHIO 45247, (513) 385-3880. IN ORDER TO ENSURE TIMELY DELIVERY OF DOCUMENTS, WINTON FINANCIAL MUST RECEIVE YOUR REQUEST BY ____________, 1999. YOU MAY ALSO OBTAIN COPIES OF THE DOCUMENTS FROM THE SECURITIES AND EXCHANGE COMMISSION THROUGH ITS WEBSITE AT THE ADDRESS PROVIDED ABOVE.

         Following the merger, Winton Financial will continue to be regulated by the information, reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended.

================================================================================

CONSOLIDATED FINANCIAL STATEMENTS AND
REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS

BENCHMARK FEDERAL SAVINGS BANK

December 31, 1998 and 1997

                                    CONTENTS

                                                         Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS         3


FINANCIAL STATEMENTS

  CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION           4

  CONSOLIDATED STATEMENTS OF EARNINGS                      5

  CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY          6

  CONSOLIDATED STATEMENTS OF CASH FLOWS                    7

  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS               9

               Report of Independent Certified Public Accountants

Board of Directors
BenchMark Federal Savings Bank

We have audited the accompanying consolidated statements of financial condition of BenchMark Federal Savings Bank as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Savings Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of BenchMark Federal Savings Bank as of December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

Grant Thornton LLP

Cincinnati, Ohio
February 1, 1999

                         BENCHMARK FEDERAL SAVINGS BANK

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                  December 31,
                        (In thousands, except share data)

         ASSETS                                                         1998        1997

Cash and due from banks                                               $   864     $   596
Federal funds sold                                                         50          50
Interest-bearing deposits in other financial institutions               1,175       2,310
                                                                      -------     -------
         Cash and cash equivalents                                      2,089       2,956

Investment securities - at cost, approximate market value of
  $15 and $513 in 1998 and 1997                                            15         514
Mortgage-backed securities - at cost, approximate market value of
  $3,575 and $4,468 in 1998 and 1997                                    3,644       4,608
Loans receivable - net                                                 47,668      38,819
Real estate acquired through foreclosure - net                             --         134
Office premises and equipment - at depreciated cost                       867         847
Stock in Federal Home Loan Bank - at cost                                 581         530
Accrued interest receivable on loans                                      275         288
Accrued interest receivable on investments and mortgage-
  backed securities                                                        27          40
Prepaid expenses and other assets                                          93          48
Prepaid federal income taxes                                               44          47
                                                                      -------     -------

         Total assets                                                 $55,303     $48,831
                                                                      =======     =======

         LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                              $39,719     $39,026
Advances from the Federal Home Loan Bank                               11,120       5,682
Advances by borrowers for taxes and insurance                             444         437
Accounts payable on mortgage loans serviced for others                    314         158
Accrued interest payable                                                   62          40
Other liabilities                                                          63          61
Deferred federal income taxes                                              70          44
                                                                      -------     -------
         Total liabilities                                             51,792      45,448

Commitments                                                                --          --

Stockholders' equity
  Common stock (2,000,000 shares of $1.00 par value authorized;
    112,307 and 107,772 shares issued and outstanding)                    112         108
  Additional paid-in capital                                              931         854
  Retained earnings - substantially restricted                          2,468       2,421
                                                                      -------     -------

         Total stockholders' equity                                     3,511       3,383
                                                                      -------     -------

         Total liabilities and stockholders' equity                   $55,303     $48,831
                                                                      =======     =======




The accompanying notes are an integral part of these statements.

                         BENCHMARK FEDERAL SAVINGS BANK

                       CONSOLIDATED STATEMENTS OF EARNINGS

                             Year ended December 31,
                        (In thousands, except share data)

                                                              1998       1997
Interest income
  Loans                                                      $3,416     $3,041
  Mortgage-backed securities                                    240        302
  Investment securities                                           4         27
  Interest-bearing deposits and other                           156        148
                                                             ------     ------
         Total interest income                                3,816      3,518

Interest expense
  Deposits                                                    1,936      1,906
  Borrowings                                                    499        281
                                                             ------     ------
         Total interest expense                               2,435      2,187
                                                             ------     ------

         Net interest income                                  1,381      1,331

Provision for losses on loans                                    26          4
                                                             ------     ------
         Net interest income after provision
           for losses on loans                                1,355      1,327

Other income
  Gain on sale of loans                                          24         42
  Other operating                                                30         75
                                                             ------     ------
         Total other income                                      54        117

General, administrative and other expense
  Employee compensation and benefits                            641        681
  Occupancy and equipment                                       295        244
  Federal deposit insurance premiums                             24         25
  Franchise taxes                                                53         50
  Other operating                                               254        264
                                                             ------     ------
         Total general, administrative and other expense      1,267      1,264
                                                             ------     ------

         Earnings before income taxes                           142        180

Federal income taxes
  Current                                                        13         19
  Deferred                                                       26         13
                                                             ------     ------
         Total federal income taxes                              39         32
                                                             ------     ------

         NET EARNINGS                                        $  103     $  148
                                                             ======     ======

         EARNINGS PER SHARE
           Basic                                             $  .94     $ 1.43
                                                             ======     ======

           Diluted                                           $  .94     $ 1.42
                                                             ======     ======




The accompanying notes are an integral part of these statements.

                         BENCHMARK FEDERAL SAVINGS BANK

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 1998 and 1997
                        (In thousands, except share data)

                                                                ADDITIONAL
                                                       COMMON     PAID-IN    RETAINED
                                                        STOCK     CAPITAL    EARNINGS        TOTAL
 Balance at January 1, 1997                           $   101     $   754     $ 2,326      $ 3,181

Stock options exercised                                     4          42          --           46
Shares issued to deferred compensation plan                 3          58          --           61
Net earnings for the year ended December 31, 1997          --          --         148          148
Cash dividends of $.50 per share                           --          --         (53)         (53)
                                                      -------     -------     -------      -------

Balance at December 31, 1997                              108         854       2,421        3,383

Stock options exercised                                     2          32          --           34
Shares issued to deferred compensation plan                 2          45          --           47
Net earnings for the year ended December 31, 1998          --          --         103          103
Cash dividends of $.50 per share                           --          --         (56)         (56)
                                                      -------     -------     -------      -------

Balance at December 31, 1998                          $   112     $   931     $ 2,468      $ 3,511
                                                      =======     =======     =======      =======




The accompanying notes are an integral part of these statements.

                         BENCHMARK FEDERAL SAVINGS BANK

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             Year ended December 31,

                                                                  1998          1997
Cash flows from operating activities:
  Net earnings for the year                                   $    103      $    148
  Adjustments to reconcile net earnings to net
  cash provided by (used in) operating activities:
    Amortization of premiums on loans and mortgage-backed
      securities - net                                              21            15
    Amortization of deferred loan origination costs - net           13            30
    Depreciation and amortization                                   75            59
    Gain on sale of loans                                           (9)           (5)
    Provision for losses on loans                                   26             4
    Loans originated for sale in secondary market               (1,640)       (3,563)
    Proceeds from sale of loans                                  1,649         3,568
    Loss on disposal of office premises and equipment               --             1
    Federal Home Loan Bank stock dividends                         (39)          (36)
    Increase (decrease) in cash due to changes in:
      Accrued interest receivable on loans                          13           (25)
      Accrued interest receivable on investments and
        mortgage-backed securities                                  13            (1)
      Prepaid expenses and other assets                            (45)           16
      Accounts payable on mortgage loans serviced
        for others                                                 156            29
      Other liabilities                                              2            (2)
      Accrued interest payable                                      22             6
      Federal income taxes
        Current                                                      3            11
        Deferred                                                    26            13
                                                              --------      --------
         Net cash provided by operating activities                 389           268

Cash flows provided by (used in) investing activities:
  Principal repayments on mortgage-backed securities               943           583
  Proceeds from maturity of investment securities                  499           527
  Purchase of investment securities                                 --          (499)
  Loan principal repayments                                     11,854         6,427
  Loan disbursements                                           (20,732)       (7,084)
  Proceeds from sale of real estate acquired
    through foreclosure                                            124            25
  Purchase of Federal Home Loan Bank stock                         (12)           --
  Purchase of office premises and equipment                        (95)          (82)
                                                              --------      --------
         Net cash used in investing activities                  (7,419)         (103)
                                                              --------      --------

         Net cash provided by (used in) operating and
           investing activities (balance carried forward)       (7,030)          165
                                                              --------      --------

                         BENCHMARK FEDERAL SAVINGS BANK

                             Year ended December 31,

                                                                                         1998          1997
         Net cash provided by (used in) operating and
           investing activities (balance brought forward)                            $ (7,030)     $    165

Cash flows provided by (used in) financing activities:
  Increase (decrease) in deposit accounts                                                 693          (823)
  Proceeds from Federal Home Loan Bank advances                                        10,000         6,250
  Repayment of Federal Home Loan Bank advances                                         (4,562)       (4,247)
  Advances by borrowers for taxes and insurance                                             7             1
  Proceeds from issuance of common stock                                                   81           107
  Dividends paid on common stock                                                          (56)          (53)
                                                                                     --------      --------
         Net cash provided by financing activities                                      6,163         1,235
                                                                                     --------      --------

Net increase (decrease) in cash and cash equivalents                                     (867)        1,400

Cash and cash equivalents at beginning of year                                          2,956         1,556
                                                                                     --------      --------

Cash and cash equivalents at end of year                                             $  2,089      $  2,956
                                                                                     ========      ========


Supplemental disclosure of cash flow information:
  Cash paid during the year for:
    Federal income taxes                                                             $     10      $     --
                                                                                     ========      ========

    Interest on deposits and borrowings                                              $  2,413      $  2,181
                                                                                     ========      ========

Supplemental disclosure of noncash investing activities:
  Transfers from loans to real estate
    acquired through foreclosure                                                     $     38      $     36
                                                                                     ========      ========

  Recognition of mortgage servicing rights in accordance
    with SFAS No. 125                                                                $     15      $     37
                                                                                     ========      ========




The accompanying notes are an integral part of these statements.

                         BENCHMARK FEDERAL SAVINGS BANK

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES

    BenchMark Federal Savings Bank (the "Savings Bank") conducts a general banking business in southwestern Ohio which consists of attracting deposits from the general public and applying those funds to the origination of residential, consumer and nonresidential loans. The Savings Bank's profitability is significantly dependent on its net interest income, which is the difference between interest income generated from interest-earning assets (i.e. loans and investments) and the interest expense paid on interest-bearing liabilities (i.e. customer deposits and borrowed funds). Net interest income is affected by the relative amount of interest-earning assets and interest-bearing liabilities and the interest received or paid on these balances. The level of interest rates paid or received by the Savings Bank can be significantly influenced by a number of environmental factors, such as governmental monetary policy, that are outside of management's control.

    The consolidated financial information presented herein has been prepared in accordance with generally accepted accounting principles ("GAAP") and general accounting practices within the financial services industry. In preparing consolidated financial statements in accordance with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from such estimates.

    The following is a summary of significant accounting policies which have been consistently applied in the preparation of the accompanying consolidated financial statements.

    1.  Principles of Consolidation
        ---------------------------

    The consolidated financial statements include the accounts of the Savings Bank and its wholly-owned subsidiary, Celestial Service Corporation. The Service Corporation continues to retain its corporate charter, however, Celestial was inactive for all periods presented and, at December 31, 1998, was capitalized on a nominal basis. All significant intercompany balances and transactions have been eliminated.

    2.  Investment Securities and Mortgage-Backed Securities
        ----------------------------------------------------

    The Savings Bank accounts for investment and mortgage-backed securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments be categorized as held to maturity, trading, or available for sale. Securities classified as held to maturity are carried at cost only if the Savings Bank has the positive intent and ability to hold these securities to maturity. Trading securities and securities available for sale are carried at fair value with resulting unrealized gains or losses recorded to operations or stockholders' equity, respectively. At December 31, 1998 and 1997, the Savings Bank had designated all investment and mortgage-backed securities as held to maturity.

    Realized gains and losses on the sale of investment and mortgage-backed securities are recognized using the specific identification method.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

    3.  Loans Receivable
        ----------------

    Loans held in portfolio are stated at the principal amount outstanding, adjusted for deferred loan origination fees and costs, premiums and discounts on loans purchased and sold and the allowance for loan losses. Premiums and discounts on loans purchased and sold are amortized and accreted to operations using the interest method over the estimated life of the underlying loans.

    Interest is accrued as earned unless the collectibility of the loan is in doubt. Uncollectible interest on loans that are contractually past due is charged off, or an allowance is established based on management's periodic evaluation. The allowance is established by a charge to interest income equal to all interest previously accrued, and income is subsequently recognized only to the extent that cash payments are received until, in management's judgment, the borrower's ability to make periodic interest and principal payments has returned to normal, in which case the loan is returned to accrual status.

    The Savings Bank has sold whole loans and participating interests in loans in the secondary market, retaining servicing on the loans sold. Loans sold and serviced for others totaled approximately $11.9 million and $17.1 million at December 31, 1998 and 1997, respectively.

    The Savings Bank generally retains the servicing on loans sold and agrees to remit to the investor loan principal and interest at agreed-upon rates. The Savings Bank accounts for these mortgage servicing rights pursuant to the provisions of SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which requires that the Savings Bank recognize the rights to service mortgage loans for others as assets, regardless of how those servicing rights are acquired. An institution that acquires mortgage servicing rights through either the purchase or origination of mortgage loans and sells those loans with servicing rights retained would allocate some of the cost of the loans to the mortgage servicing rights.

    SFAS No. 125 requires that securitization of mortgage loans be accounted for as sales of mortgage loans and acquisitions of mortgage-backed securities. Additionally, SFAS No. 125 requires that capitalized mortgage servicing rights and capitalized excess servicing receivables be assessed for impairment. Impairment is based on fair value.

    The mortgage servicing rights recorded by the Savings Bank, calculated in accordance with the provisions of SFAS No. 125, were segregated into pools for valuation purposes, using as pooling criteria the loan term and coupon rate. Once pooled, each grouping of loans was evaluated on a discounted earnings basis to determine the present value of future earnings that a purchaser could expect to realize from each portfolio. Earnings were projected from a variety of sources including loan servicing fees, interest earned on float, net interest earned on escrows, miscellaneous income, and costs to service the loans. The present value of future earnings is the "economic" value of the pool, i.e., the net realizable present value to an acquirer of the acquired servicing.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

    3.  Loans Receivable (continued)
        ----------------

    The Savings Bank recorded amortization related to mortgage servicing rights totaling approximately $40,000 and $23,000 for the years ended December 31, 1998 and 1997, respectively. At December 31, 1998 and 1997, the fair value of the Savings Bank's mortgage servicing rights totaled approximately $51,000 and $76,000, respectively.

    4.  Loan Origination Fees
        ---------------------

    The Savings Bank accounts for loan origination fees and costs in accordance with the provisions of SFAS No. 91, "Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases". Pursuant to the provisions of SFAS No. 91, origination fees received from loans, net of direct origination costs, are deferred and amortized to interest income using the level-yield method, giving effect to actual loan prepayments. Additionally, SFAS No. 91 generally limits the definition of loan origination costs to the direct costs attributable to originating a loan, i.e., principally actual personnel costs. Fees received for loan commitments that are expected to be drawn upon, based on the Savings Bank's experience with similar commitments, are deferred and amortized over the life of the related loan using the level-yield method. Fees for other loan commitments are deferred and amortized over the loan commitment period on a straight-line basis.

    5.  Allowance for Losses on Loans
        -----------------------------

    It is the Savings Bank's policy to provide valuation allowances for estimated losses on loans based on past loss experience, current trends in the level of delinquent and specific problem loans, adverse situations that may affect the borrower's ability to repay, the estimated value of any underlying collateral, and current and anticipated economic conditions in its primary market area. When the collection of a loan becomes doubtful, or otherwise troubled, the Savings Bank records a loan loss provision equal to the difference between the fair value of the property securing the loan and the loan's carrying value. Major loans and major lending areas are reviewed periodically to determine potential problems at an early date. The allowance for loan losses is increased by charges to earnings and decreased by charge-offs (net of recoveries).

    The Savings Bank accounts for impaired loans in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan". SFAS No. 114 requires that impaired loans be measured based upon the present value of expected future cash flows discounted at the loan's effective interest rate or, as an alternative, at the loans observable market price or fair value of the collateral.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

    5.  Allowance for Losses on Loans (continued)
        -----------------------------

    A loan is defined under SFAS No. 114 as impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. In applying the provisions of SFAS No. 114, the Savings Bank considers its investment in one-to-four family residential loans and consumer installment loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. With respect to the Savings Bank's investment in nonresidential and multifamily residential real estate loans, and its evaluation of impairment thereof, such loans are generally collateral dependent and, as a result, are carried as a practical expedient at the lower of cost or fair value.

    It is the Savings Bank's policy to charge off unsecured and consumer credits that are more than ninety days delinquent. Similarly, collateral dependent loans which are more than ninety days delinquent are considered to constitute more than a minimum delay in repayment and are evaluated for impairment under SFAS No. 114 at that time.

    At December 31, 1998 and 1997, the Savings Bank had no loans that would be defined as impaired under SFAS No. 114.

    6.  Real Estate Acquired through Foreclosure
        ----------------------------------------

    Real estate acquired through foreclosure is carried at the lower of the loan's unpaid principal balance (cost) or fair value less estimated selling expenses at the date of acquisition. The loan loss allowance is charged for any writedown in the loan's carrying value to fair value at the date of acquisition. Loss provisions are recorded if the property's fair value subsequently declines below the value determined at the recording date. In determining the lower of cost or fair value at acquisition, costs relating to development and improvement of property are considered. Costs relating to holding real estate acquired through foreclosure, net of rental income, are charged against earnings as incurred.

    7.  Office Premises and Equipment
        -----------------------------

    Office premises and equipment are carried at cost and include expenditures which extend the useful lives of existing assets. Maintenance, repairs and minor renewals are expensed as incurred. For financial reporting, depreciation and amortization are provided primarily using the straight-line method over the useful lives of the assets, estimated to be ten to thirty-five years for buildings and improvements, and three to ten years for furniture and equipment. An accelerated method is used for tax reporting purposes.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

    8.  Federal Income Taxes
        --------------------

    The Savings Bank accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 established financial accounting and reporting standards for the effects of income taxes that result from the Savings Bank's activities within the current and previous years. In accordance with SFAS No. 109, a deferred tax liability or deferred tax asset is computed by applying the current statutory tax rates to net taxable or deductible temporary differences between the tax basis of an asset or liability and its reported amount in the consolidated financial statements that will result in net taxable or deductible amounts in future periods. Deferred tax assets are recorded only to the extent that the amount of net deductible temporary differences or carryforward attributes may be utilized against current period earnings, carried back against prior years' earnings, offset against taxable temporary differences reversing in future periods, or utilized to the extent of management's estimate of future taxable income. A valuation allowance is provided for deferred tax assets to the extent that the value of net deductible temporary differences and carryforward attributes exceeds management's estimates of taxes payable on future taxable income. Deferred tax liabilities are provided on the total amount of net temporary differences taxable in the future.

    The Savings Bank's principal temporary differences between pretax financial income and taxable income result primarily from the different methods of accounting for deferred loan origination fees and costs, Federal Home Loan Bank stock dividends, general loan loss allowances and certain components of retirement expense. A temporary difference is also recognized for depreciation expense computed using accelerated methods for federal income tax purposes.

    9.  Employee Stock Ownership and Retirement Plans
        ---------------------------------------------

    In conjunction with the conversion to the stock form of ownership, the Savings Bank implemented an Employee Stock Ownership Plan ("ESOP"). The ESOP provides retirement benefits for substantially all employees who have completed one year of service and have attained the age of 21. Contributions of approximately $17,000 and $14,000 were made to the ESOP for the years ended December 31, 1998 and 1997, respectively.

    The Savings Bank also has a 401(k) Salary Savings Plan whereby employees may make voluntary tax deferred contributions up to 15% of their base annual compensation. The Savings Bank will provide matching funds for each participant's contribution up to 6% of annual compensation. The Savings Bank's 401(k) Salary Savings Plan expense for the years ended December 31, 1998 and 1997, amounted to $11,000 and $13,000, respectively.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

    10.  Earnings Per Share
         ------------------

    Basic earnings per share is computed based upon the weighted-average shares outstanding during the period, which totaled 110,256 and 103,797 for the years ended December 31, 1998 and 1997, respectively.

    Diluted earnings per share is computed taking into consideration common shares outstanding and, when applicable, dilutive potential common shares issued under the Savings Bank's stock option plan. Weighted-average common shares deemed outstanding for purposes of computing diluted earnings per share totaled 110,256 and 104,499 for the years ended December 31, 1998 and 1997, respectively. There were 702 incremental shares related to the assumed exercise of stock options included in the computation of diluted earnings per share for the year ended December 31, 1997. There was no effect on earnings per share related to stock options for the year ended December 31, 1998.

    11.  Cash and Cash Equivalents
         -------------------------

    For purposes of reporting cash flows, cash and cash equivalents include cash and due from banks, federal funds sold and interest-bearing deposits in other financial institutions with original terms to maturity of ninety days or less.

    12.  Reclassifications
         -----------------

    Certain prior year amounts have been reclassified to conform to the 1998 consolidated financial statement presentation.

    13.  Comprehensive Income
         --------------------

    Effective January 1, 1998, the Savings Bank adopted the provisions of SFAS No. 130, "Reporting Comprehensive Income." For the year ended December 31, 1998, the Savings Bank had no reportable items under SFAS No. 130.


NOTE B - INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

    Amortized cost and estimated fair values of investment securities designated as held to maturity are summarized as follows at December 31:

                                          1998                  1997

                                             ESTIMATED              ESTIMATED
                                 AMORTIZED        FAIR   AMORTIZED       FAIR
                                      COST       VALUE        COST      VALUE
                                                   (In thousands)
HELD TO MATURITY:
  Municipal obligations               $ 15        $ 15        $ 15       $ 15
  Federal Home Loan Bank notes          --          --         499        498
                                      ----        ----        ----       ----

                                      $ 15        $ 15        $514       $513
                                      ====        ====        ====       ====

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE B - INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES (continued)

    At December 31, 1997, the cost carrying value of the Savings Bank's investment securities in excess of the estimated fair value was comprised solely of gross unrealized losses totaling $1,000. At December 31, 1998, there were no gross unrealized gains or losses related to investment securities.

    The amortized cost, gross unrealized gains, gross unrealized losses, and estimated fair values of mortgage-backed securities designated as held-to-maturity at December 31, 1998 and 1997, are shown below.


                                                                                  1998
                                                                           GROSS          GROSS      ESTIMATED
                                                       AMORTIZED      UNREALIZED     UNREALIZED           FAIR
                                                            COST           GAINS         LOSSES          VALUE
                                                                            (In thousands)
    Federal Home Loan Mortgage Corporation
      participation certificates                          $1,571            $  1           $ 39         $1,533
    Federal National Mortgage Association
      participation certificates                           1,795               6             34          1,767
    Government National Mortgage Association
      participation certificates                             278              --              3            275
                                                           -----             ---            ---          -----

                                                          $3,644            $  7           $ 76         $3,575
                                                           =====             ===            ===          =====

                                                                                  1997
                                                                           GROSS          GROSS      ESTIMATED
                                                       AMORTIZED      UNREALIZED     UNREALIZED           FAIR
                                                            COST           GAINS         LOSSES          VALUE
                                                                            (In thousands)
    Federal Home Loan Mortgage Corporation
      participation certificates                          $1,865            $ --           $ 88         $1,777
    Federal National Mortgage Association
      participation certificates                           2,417              10             56          2,371
    Government National Mortgage Association
      participation certificates                             326              --              6            320
                                                           -----             ---            ---          -----

                                                          $4,608            $ 10           $150         $4,468
                                                           =====             ===            ===          =====

    The amortized cost of mortgage-backed securities at December 31, 1998, by contractual terms to maturity is shown below. Expected maturities will differ from contractual maturities because borrowers may generally prepay obligations without prepayment penalties.

                                                                                                     AMORTIZED
                                                                                                          COST
                                                                                                (In thousands)

    Due within fifteen years                                                                            $  719
    Due after fifteen years                                                                              2,925
                                                                                                         -----
                                                                                                        $3,644
                                                                                                         =====

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE C - LOANS RECEIVABLE

    The composition of the loan portfolio is as follows at December 31:

                                                     1998        1997
                                                      (In thousands)

    One-to-four family residential                $44,472     $35,191
    Multi-family residential                          944         947
    Nonresidential loans                            1,340       1,591
    Mobile home loans                                  44          75
    Education loans                                     3           5
    Loans on savings accounts                         111         110
    Consumer and other loans                        1,123       1,132
    Deferred loan origination costs                   129          75
                                                  -------     -------
                                                   48,166      39,126
    Less:
      Undisbursed portion of loans in process         445         230
      Allowance for loan losses                        53          77
                                                  -------     -------
                                                  $47,668     $38,819
                                                  =======     =======

    The Savings Bank's lending efforts have historically focused on one-to-four family and multi-family residential real estate loans, which comprise approximately $45.4 million, or 95%, of the total loan portfolio at December 31, 1998, and $36.1 million, or 93%, of the total loan portfolio at December 31, 1997. Historically, such loans have been underwritten on the basis of no more than an 80% loan-to-value ratio, which has historically provided the Savings Bank with adequate collateral coverage in the event of default. Nevertheless, the Savings Bank, as with any lending institution, is subject to the risk that real estate values could deteriorate in its primary lending area of southwestern Ohio, thereby impairing collateral values. However, management is of the belief that real estate values in the Savings Bank's primary lending area are presently stable.

    In the ordinary course of business, the Savings Bank has granted loans to some of its officers, directors and their related business interests. Related party loans are made on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. The aggregate dollar amount of loans to related parties was approximately $1.0 million at both December 31, 1998 and 1997. During the year ended December 31, 1998, $408,000 in new loans were disbursed to officers, directors and employees, while principal repayments of $295,000 were received.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE D - ALLOWANCE FOR LOAN LOSSES

    Activity in the allowance for loan losses is as follows at December 31:

                                                1998      1997
                                                 (In thousands)

    Beginning balance                           $ 77      $ 77
    Provision for losses on loans                 26         4
    Charge-offs of loans, net of recoveries      (50)       (4)
                                                ----      ----
    Ending balance                              $ 53      $ 77
                                                ====      ====

    At December 31, 1998, the Savings Bank's allowance for loan losses consisted solely of a general loan loss allowance which is includible as a component of regulatory risk-based capital.

    Nonperforming and nonaccrual loans totaled $72,000 and $85,000 at December 31, 1998 and 1997. Interest income which would have been recognized on nonaccrual loans had such loans performed pursuant to contractual terms totaled $6,000 and $3,000 for the years ended December 31, 1998 and 1997, respectively.


NOTE E - OFFICE PREMISES AND EQUIPMENT

    Office premises and equipment consist of the following at December 31:

                                              1998       1997
                                               (In thousands)

    Land                                    $  261     $  261
    Buildings and improvements                 654        610
    Furniture and equipment                    493        526
                                            ------     ------
                                             1,408      1,397
      Less accumulated depreciation and
        amortization                           541        550
                                            ------     ------
                                            $  867     $  847
                                            ======     ======

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE F - DEPOSITS

Deposits consist of the following major classifications at December 31:

DEPOSIT TYPE AND WEIGHTED-AVERAGE
INTEREST RATE                                                   1998        1997
                                                                (In thousands)
Demand deposits
  1998 - 1.11%                                               $ 2,526
  1997 - 1.07%                                                           $ 2,523
Passbook
  1998 - 3.55%                                                 7,410
  1997 - 3.57%                                                             7,599
Money market demand accounts
  1998 - 3.40%                                                 3,985
  1997 - 3.42%                                                             3,093
                                                             -------     -------

         Total demand, transaction and passbook deposits      13,921      13,215

Certificates of deposit
Original maturities of:
  91-day
    1998 - 4.36%                                                 349
    1997 - 5.26%                                                             257
  6-month
    1998 - 4.78%                                               1,138
    1997 - 5.38%                                                             903
  6-month to 12-month
    1998 - 5.17%                                                 369
    1997 - 5.44%                                                             491
  12-month
    1998 - 5.29%                                               3,976
    1997 - 5.71%                                                           5,093
  18-month
    1998 - 5.59%                                               4,342
    1997 - 5.80%                                                           3,578
  2-10 year
    1998 - 5.69%                                               3,333
    1997 - 5.82%                                                           3,775
IRA
  1998 - 5.93%                                                 4,824
  1997 - 6.13%                                                             4,581
Jumbo (minimum balance of $50,000)
  1998 - 5.51%                                                 7,467
  1997 - 5.92%                                                             7,133
                                                             -------     -------

         Total certificates of deposit                        25,798      25,811
                                                             -------     -------

         Total deposits                                      $39,719     $39,026
                                                             =======     =======


The Savings Bank had deposit accounts with balances greater than $100,000 of $4.1 million and $3.6 million at December 31, 1998 and 1997, respectively.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE F - DEPOSITS (continued)

    Interest on deposits is summarized as follows for the year ended December
    31:

                                            1998       1997
                                             (In thousands)
              Passbook                    $  256     $  281
              Demand deposits                 27         26
              Money market demand            124        126
              Certificates of deposit      1,529      1,473
                                          ------     ------
                                          $1,936     $1,906
                                          ======     ======

    Maturities of outstanding certificates of deposit are summarized as follows at December 31:

                                                  1998        1997
                                                   (In thousands)
              Less than six months             $11,447     $ 9,820
              Six months to one year             6,977       6,658
              Over one year to three years       5,819       7,919
              Over three years                   1,555       1,414
                                               -------     -------
                                               $25,798     $25,811
                                               =======     =======


NOTE G - ADVANCES FROM THE FEDERAL HOME LOAN BANK

    Advances from the Federal Home Loan Bank, collateralized at December 31, 1998, by pledges of certain residential mortgage loans totaling $16.7 million, and the Savings Bank's investment in Federal Home Loan Bank stock, are summarized below:

    INTEREST RATE              MATURING THROUGH YEAR
                               ENDING DECEMBER 31,               1998                1997
                                                                   (Dollars in thousands)
    5.79% - 5.96%                        1998                 $    --              $2,500
    5.75%                                1999                      --                 500
    6.17% - 6.26%                        2002                   1,110               1,243
    5.60% - 6.08%                        2003                   2,721               1,104
    5.45%                                2004                     289                 335
    4.31% - 5.87%                        2008                   7,000                  --
                                                              -------              ------
                                                              $11,120              $5,682
                                                              =======              ======
    Weighted-average interest rate                               5.43%               5.94%
                                                                 ====                ====

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE H - COMMITMENTS

    The Savings Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers including commitments to extend credit. Such commitments involve, to varying degrees, elements of credit and interest-rate risk in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of the commitments reflect the extent of the Savings Bank's involvement in such financial instruments.

    The Savings Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual notional amount of those instruments. The Savings Bank uses the same credit policies in making commitments and conditional obligations as those utilized for on-balance-sheet instruments.

    At December 31, 1998, the Savings Bank had outstanding commitments of approximately $80,000 to originate residential loans, comprised solely of fixed-rate loans. Additionally, the Savings Bank has unused lines of credit on home equity loans totaling approximately $1.6 million as of December 31, 1998. In the opinion of management, outstanding loan commitments equaled or exceeded prevalent market interest rates as of December 31, 1998, such loans were underwritten in accordance with normal underwriting policies, and all commitments will be funded via cash flow from operations and existing excess liquidity.

    The Savings Bank leases property for one of its branch locations under fixed payments totaling approximately $42,000 for the year ended December 31, 1998. The lease expires in 1999 with future rental commitments totaling $32,000 for the year then ended.


NOTE I - FEDERAL INCOME TAXES

    Federal income taxes differ from those computed at the expected statutory corporate tax rate for the year ended December 31 as follows:

                                                                 1998      1997
    Federal income taxes computed at
      the expected statutory rate                                $ 48      $ 61
    Decrease resulting from:
      Rate differential on reversal of temporary differences       --       (21)
      Other (primarily surtax exemptions)                          (9)       (8)
                                                                 ----      ----
    Federal income taxes per consolidated
      financial statements                                       $ 39      $ 32
                                                                 ====      ====

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE I - FEDERAL INCOME TAXES (continued)

    The composition of the Savings Bank's net deferred tax liability at December 31 is as follows:

                                                    1998      1997
                                                      (In thousands)
    Deferred tax liabilities:
      Deferred loan origination costs               $(18)     $(15)
      Federal Home Loan Bank stock dividends         (49)      (43)
      Book/tax depreciation                           (2)       (6)
      Percentage of earnings bad debt deduction       (3)       (3)
      Mortgage servicing rights                       (8)      (12)
                                                    ----      ----
         Total deferred tax liabilities              (80)      (79)

    Deferred tax assets:
      Reserve for uncollected interest                 1         2
      General loan loss allowance                      8        27
      Other                                            1         6
                                                    ----      ----
         Total deferred tax assets                    10        35
                                                    ----      ----
    Net deferred tax liability                      $(70)     $(44)
                                                    ====      ====

    The Savings Bank was allowed a special bad debt deduction generally limited to 8% of otherwise taxable income and subject to certain limitations based on aggregate loans and deposit account balances at the end of the year. If the amounts that qualify as deductions for federal income taxes are later used for purposes other than bad debt losses, including distributions in liquidation, such distributions will be subject to federal income taxes at the then current corporate income tax rate. Retained earnings at December 31, 1998 include approximately $285,000 for which federal income taxes have not been provided. The approximate amount of unrecognized deferred tax liability related to the cumulative bad debt deduction is $92,000 at December 31, 1998. See Note K for additional information regarding future percentage of taxable income bad debt deductions.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE J - REGULATORY CAPITAL

    The Savings Bank is subject to minimum capital requirements promulgated by the Office of Thrift Supervision ("OTS"). Failure to meet minimum capital requirements can initiate certain mandatory -- and possibly, additional discretionary -- actions by the regulators that, if undertaken, could have a direct material effect on the Savings Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Savings Bank must meet specific capital guidelines that involve quantitative measures of the Savings Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Savings Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    The minimum capital standards of the OTS generally require the maintenance of regulatory capital sufficient to meet each of three tests, hereinafter described as the tangible capital requirement, the core capital requirement and the risk-based capital requirement. The tangible capital requirement provides for minimum tangible capital (defined as stockholders' equity less all intangible assets) equal to 1.5% of adjusted total assets. The core capital requirement provides for minimum core capital (tangible capital plus certain forms of supervisory goodwill and other qualifying intangible assets) equal to 3.0% of adjusted total assets. The risk-based capital requirement currently provides for the maintenance of core capital plus general loss allowances equal to 8.0% of risk-weighted assets as of December 31, 1998. In computing risk-weighted assets, the Savings Bank multiplies the value of each asset on its statement of financial condition by a defined risk-weighting factor, e.g., one-to-four family residential loans carry a risk-weighted factor of 50%.

    The OTS has proposed an amendment to the core capital requirement that would increase the minimum requirement to a range of 4.0% - 5.0% of adjusted total assets for substantially all savings associations. Management anticipates no material change to the Savings Bank's excess regulatory capital position if the proposal is adopted in its present form.

    As of December 31, 1998 and 1997, management believes that the Savings Bank met all capital adequacy requirements to which it is subject.

    1998:                                                                           TO BE "WELL-
                                                                                 CAPITALIZED" UNDER
                                                        FOR CAPITAL               PROMPT CORRECTIVE
                                 ACTUAL              ADEQUACY PURPOSES            ACTION PROVISIONS
                            ----------------         -----------------           ------------------
                            AMOUNT     RATIO         AMOUNT      RATIO           AMOUNT       RATIO
                                                   (Dollars in thousands)

    Tangible capital        $3,506      6.3%         >$  829     >1.5%           >$2,765      > 5.0%
                                                     -           -               -            -
    Core capital            $3,506      6.3%         >$1,659     >3.0%           >$3,318      > 6.0%
                                                     -           -               -            -
    Risk-based capital      $3,559     12.9%         >$2,203     >8.0%           >$2,753      >10.0%
                                                     -           -               -            -

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE J - REGULATORY CAPITAL (continued)

    1997:                                                                                        TO BE "WELL-
                                                                                              CAPITALIZED" UNDER
                                                                     FOR CAPITAL               PROMPT CORRECTIVE
                                              ACTUAL              ADEQUACY PURPOSES            ACTION PROVISIONS
                                         ----------------         -----------------           ------------------
                                         AMOUNT     RATIO         AMOUNT      RATIO           AMOUNT       RATIO
                                                                (Dollars in thousands)
    Tangible capital                     $3,376      6.9%         >$  732     >1.5%           >$2,442      > 5.0%
                                                                  -           -               -            -
    Core capital                         $3,376      6.9%         >$1,465     >3.0%           >$2,930      > 6.0%
                                                                  -           -               -            -
    Risk-based capital                   $3,453     13.7%         >$2,022     >8.0%           >$2,527      >10.0%
                                                                  -           -               -            -

    The Savings Bank's management believes that under the current regulatory capital regulations, the Savings Bank will continue to meet its minimum capital requirements in the foreseeable future. However, events beyond the control of the Savings Bank, such as increased interest rates or a downturn in the economy in the Savings Bank's market area, could adversely affect future earnings and consequently, the ability to meet future regulatory capital requirements.


NOTE K - LEGISLATIVE MATTERS

    A component of the Savings Association Insurance Fund ("SAIF") recapitalization plan enacted into law in 1996, provides for the merger of the SAIF and BIF on January 1, 2000, assuming the elimination of the thrift charter or of the separate federal regulation of thrifts prior to the merger of the deposit insurance funds. Under such legislation, the Savings Bank would be regulated as a bank under federal laws which would subject it to the more restrictive activity limits imposed on national banks. Under separate but related legislation, the Savings Bank is required to recapture approximately $26,000 of its bad debt reserve as taxable income, which represents the post-1987 percentage of earnings bad debt deductions, and will be unable to utilize the percentage of earnings method to compute its reserve in the future. The Savings Bank has provided deferred taxes for post-1987 percentage of earnings deductions and is amortizing the recapture of such amount into taxable income over a six year period commencing in 1997.

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE L - STOCK BENEFIT PLANS

    In connection with Benchmark's Reorganization to stock form, the Savings Bank had adopted the 1991 Stock Option Plan (the "1991 Plan") that provided for the issuance of up to 10,100 shares of authorized, but unissued shares of common stock. At December 31, 1998, all of the shares had been granted at exercise prices equal to the fair value of the common stock at the date of grant.

    During 1997 the Savings Bank approved the 1997 Stock Option and Incentive Plan (the "1997 Plan") which provided for the issuance of up to an additional 10,463 shares of the Savings Bank's common stock.

    In 1996, the Savings Bank adopted SFAS No. 123, "Accounting for Stock-Based Compensation," which contains a fair value-based method for valuing stock-based compensation that entities may use, which measures compensation cost at the grant date based on the fair value of the award. Compensation is then recognized over the service period, which is usually the vesting period. Alternatively, SFAS No. 123 permits entities to continue to account for stock options and similar equity instruments under Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." Entities that continue to account for stock options using APB Opinion No. 25 are required to make pro forma disclosures of net earnings and earnings per share, as if the fair value-based method of accounting defined in SFAS No. 123 had been applied.

    The Savings Bank applies APB Opinion No. 25 and related Interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for the plans.

    Pro-forma disclosures of net earnings and earning per share as required by SFAS No. 123 are not applicable to the years ended December 31, 1998 and 1997, as the Savings Bank had not made any option grants during those years.

    A summary of the status of the Savings Bank's stock option plans as of December 31, 1998 and 1997, and changes during the periods ending on those dates is presented below:

                                                 1998                     1997
                                                     WEIGHTED-                 WEIGHTED-
                                                       AVERAGE                   AVERAGE
                                                      EXERCISE                  EXERCISE
                                         SHARES          PRICE     SHARES          PRICE

    Outstanding at beginning of year      2,500      $   14.00      6,137      $   11.63
    Granted                                  --             --         --             --
    Exercised                            (2,500)         14.00     (3,637)        (10.00)
                                         ------      ---------     ------      ---------
    Outstanding at end of year               --      $      --      2,500      $   14.00
                                         ======      =========     ======      =========
    Options exercisable at year-end          --                     2,500
                                         ======                    ======

                         BENCHMARK FEDERAL SAVINGS BANK

                           December 31, 1998 and 1997


NOTE L - STOCK BENEFIT PLANS (continued)

    In addition to the stock option plan, the Savings Bank adopted a deferred compensation plan for directors in January 1997. The plan provides for optional deferral of current directors' fees in a trust which has the ability to purchase newly issued Savings Bank shares at fair value. During 1997 and 1998 the plan purchased 3,135 and 2,035 shares of common stock.


NOTE M - RELATED PARTY TRANSACTIONS

    In the ordinary course of business, the Savings Bank has utilized the services of a law firm in which a director is employed. During the years ended December 31, 1998 and 1997, the law firm received professional fees of approximately $3,000 and $9,000, respectively.


NOTE N - PENDING BUSINESS COMBINATION

    In December 1998, the Savings Bank entered into a definitive merger agreement with Winton Financial Corporation (the "Corporation") wherein the Savings Bank will merge with an into a wholly-owned thrift subsidiary of the Corporation. The merger will be accounted for using the pooling of interests method of accounting, with each share of the Savings Bank exchanged for 3.35 shares of the Corporation's common stock. Consummation of the pending combination is anticipated in the second quarter of 1999 following the receipt of required regulatory and stockholder approval.

                                                                         Annex A


                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (hereinafter referred to as the "AGREEMENT"), made and entered into this 4th day of December, 1998, by and among Winton Financial Corporation, a savings and loan holding company incorporated under the laws of Ohio (hereinafter referred to as "WFC"); The Winton Savings and Loan Co., a savings and loan association incorporated under the laws of Ohio (hereinafter referred to as "WSL"); and BenchMark Federal Savings Bank, a federal savings bank incorporated under the laws of the United States (hereinafter referred to as "BMF");

                                   WITNESSETH:

         WHEREAS, the authorized capital of WFC consists of 5,000,000 common shares, without par value, 4,014,304 of which are issued and outstanding, and 2,000,000 preferred shares, without par value, none of which is issued or outstanding;

         WHEREAS, the authorized capital of WSL consists of 10,000,000 common shares, $1.00 par value per share, 406,050 of which are issued and outstanding and are owned of record by WFC;

         WHEREAS, the authorized capital of BMF consists of 2,000,000 common shares, $1.00 par value per share, 112,307 of which are issued and outstanding and held of record by approximately 81 shareholders, and 500,000 preferred shares, par value $1.00 per share, none of which is issued or outstanding; and

         WHEREAS, the Boards of Directors of WFC, WSL and BMF believe that the merger of BMF with and into WSL is in the best interests of each of them and their shareholders;

         NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, WFC, WSL and BMF, each intending to be legally bound, hereby agree as follows:


                                   ARTICLE ONE

                                   THE MERGER

         SECTION 1.01. MERGER OF WSL AND BMF. In accordance with the terms and subject to the conditions of this AGREEMENT, Chapters 1151 and 1701 of the Ohio Revised Code (hereinafter referred to as the "ORC") and Section 552.13 of the Regulations of the Office of Thrift Supervision (hereinafter referred to as the "OTS"), BMF shall merge with and into WSL at the EFFECTIVE TIME (hereinafter defined); WSL shall be the continuing, surviving and resulting corporation in the merger of BMF with and into WSL (hereinafter referred to as the "SURVIVING CORPORATION"); WSL shall continue to exist as a savings and loan association incorporated under Ohio law; and WSL shall be the only one of BMF and WSL to continue its separate corporate existence after the EFFECTIVE TIME.

         SECTION 1.02. The name of the SURVIVING CORPORATION in the merger of BMF with and into WSL (hereinafter referred to as the "MERGER") shall be "The Winton Savings and Loan Co."

         SECTION 1.03. The purposes for which the SURVIVING CORPORATION shall be formed shall be identical to the purposes for which WSL was formed.

         SECTION 1.04. The capital of the SURVIVING CORPORATION shall consist of 10,000,000 common shares, $1.00 par value per share.

         SECTION 1.05. The Amended Articles of Incorporation of WSL, as amended, a copy of which is attached hereto as Exhibit A, shall be the Amended Articles of Incorporation of the SURVIVING CORPORATION until amended in accordance with law.

         SECTION 1.06. The Amended Constitution of WSL at the EFFECTIVE TIME shall be the Amended Constitution of the SURVIVING CORPORATION until amended in accordance with law.

         SECTION 1.07. At and after the EFFECTIVE TIME and until changed in accordance with law, the offices identified on the schedule attached hereto as Exhibit B shall be the offices of the SURVIVING CORPORATION.

         SECTION 1.08. At and after the EFFECTIVE TIME and until changed in accordance with law, the number of directors of the SURVIVING CORPORATION shall be eight, the names, residence addresses and office terms of whom are as follows:

NAMES                                    RESIDENCE ADDRESS                                  TERM EXPIRES
-----                                    -----------------                                  ------------
Robert J. Bollin                         62 Ediburgh Place                                      2001
                                         North Bend, Ohio 45052

Robert L. Bollin                         3358 Kuliga Park Drive                                 2000
                                         Cincinnati, Ohio 45238

Robert E. Hoeweler                       5596 Squirrel Run Lane                                 1999
                                         Cincinnati, Ohio 45247

William J. Parchman                      639 Watch Hill Lane                                    2000
                                         Cincinnati, Ohio 45230

Henry Schulhoff                          7760 Ivygate Lane                                      2001
                                         Cincinnati, Ohio 45242

NAMES                                    RESIDENCE ADDRESS                                  TERM EXPIRES
-----                                    -----------------                                  ------------
J. Clay Stinnett                         2963 Annwood Street                                    1999
                                         Cincinnati, Ohio 45206

Thomas H. Humes, Jr.                     140 Elm Avenue                                         2001
                                         Cincinnati, Ohio 45215

Timothy M. Mooney                        5588 Squirrel Run Lane                                 1999
                                         Cincinnati, Ohio 45247

         SECTION 1.09. At and after the EFFECTIVE TIME and until changed in accordance with law, the following persons shall be the officers of the SURVIVING CORPORATION and shall hold the offices set forth beside their respective names and addresses:

NAMES                                    RESIDENCE ADDRESS                      OFFICE
-----                                    -----------------                      ------
Robert L. Bollin                         3358 Kuliga Park Drive                 President/CEO
                                         Cincinnati, Ohio 45238

Gregory J. Bollin                        3806 Lincoln Road                      Executive Vice President
                                         Cincinnati, Ohio 45247

Mary Ellen Lovett                        5330 Chatelaine Court                  Senior Vice President
                                         Cincinnati, Ohio 45247

Robert J. Bollin                         62 Ediburgh Place                      Vice President
                                         North Bend, Ohio 45052

Jill M. Burke                            5168 Deeridge Lane                     Treasurer/Chief Financial Officer
                                         Cincinnati, Ohio 45247

James W. Brigger                         123 Bonham Road                        Vice President/Secretary
                                         Cincinnati, Ohio 45215

Marianne B. Kenner                       472 Grandin Avenue                     Vice President
                                         Cincinnati, Ohio 45246

         SECTION 1.10. Robert L. Bollin, whose address is 5511 Cheviot Road, Cincinnati, Ohio 45247, a natural person and resident of Hamilton County, the county in which the principal office of the SURVIVING CORPORATION is to be located, shall be the statutory agent upon whom any process, notice or demand against WSL, BMF or the SURVIVING CORPORATION may be served.

         SECTION 1.11. CLOSING. (a) The closing of the transactions contemplated by this AGREEMENT (hereinafter referred to as the "CLOSING") shall take place at a time and on a date selected by WFC within forty (40) days after the satisfaction or waiver of the last of the conditions set forth in Article Seven of this AGREEMENT to be satisfied or waived.

                  (b) On the day of the CLOSING, WSL and BMF shall cause (i) a Certificate of Merger in respect of the MERGER to be filed by the Superintendent of the Division of Financial Institutions of the Ohio Department of Commerce (hereinafter referred to as the "DIVISION") in the Office of the Ohio Secretary of State in accordance with Chapters 1151 and 1701 of the ORC and (ii) Articles of Combination in respect of the MERGER to be filed with the OTS in accordance with Section 552.13(j) of the OTS Regulations. The MERGER shall become effective at 11:58 p.m. on the date of such filing (herein referred to as the "EFFECTIVE TIME").


                                   ARTICLE TWO

                         CONVERSION AND CANCELLATION OF
                              SHARES IN THE MERGER

         SECTION 2.01. CONVERSION AND CANCELLATION OF SHARES IN THE MERGER. At the EFFECTIVE TIME and as a result of the MERGER, automatically and without further act of WFC, WSL, BMF, or the holders of WFC shares or BMF shares, the following shall occur:

                  (a) Each BMF common share shall be cancelled and extinguished and, in substitution and exchange therefor, the holders thereof shall be entitled, subject to and upon compliance with Section 2.02 of this AGREEMENT, to receive 3.35 common shares of WFC (hereinafter referred to as the "EXCHANGE RATE"); provided, however, that in the event of the payment by WFC of any stock dividends, stock splits or distributions in, or combinations or subdivisions of, WFC common shares between the date of this AGREEMENT and the EFFECTIVE TIME, the EXCHANGE RATE shall be adjusted appropriately;

                  (b) The issued and outstanding common shares of WSL before the EFFECTIVE TIME shall remain issued and outstanding after the EFFECTIVE TIME and shall be and constitute the issued and outstanding shares of SURVIVING CORPORATION; and

                  (c) The issued and outstanding common shares of WFC before the EFFECTIVE TIME shall remain issued and outstanding after the EFFECTIVE TIME.

         SECTION 2.02. SHARE CERTIFICATES IN THE MERGER. (a) As soon as practicable after the EFFECTIVE TIME, WFC shall mail to each holder of record of BMF common shares a form letter of transmittal and instructions for use in effecting the surrender for exchange of the certificates evidencing the BMF common shares cancelled and extinguished as a result of the MERGER (hereinafter referred to collectively as the "CERTIFICATES" and individually as the "CERTIFICATE"). Upon surrender of a CERTIFICATE for cancellation, together with such letter of transmittal, duly executed, the holder of such CERTIFICATE shall be entitled to receive in exchange therefor a certificate evidencing the WFC common shares to which the holder is entitled in accordance with the provisions of this AGREEMENT, and the CERTIFICATE so surrendered shall thereafter be cancelled forthwith.

                  (b) In the event that any holder of BMF common shares cancelled and extinguished in accordance with this AGREEMENT is unable to deliver the CERTIFICATE which evidences such shares of the holder, WFC, in the absence of actual notice that any shares theretofore evidenced by any such CERTIFICATE have been acquired by a bona fide purchaser, shall deliver to such holder the amount to which such holder is entitled in accordance with the provisions of this AGREEMENT upon the presentation of all of the following:

                  (i) Evidence to the reasonable satisfaction of WFC that any such CERTIFICATE has been lost, wrongfully taken or destroyed;

                  (ii) Such security or indemnity as may be reasonably requested by WFC to indemnify and hold WFC harmless; and

                  (iii) Evidence to the reasonable satisfaction of WFC that such person is the owner of the shares theretofore represented by each CERTIFICATE claimed by him to be lost, wrongfully taken or destroyed and that he is the person who would be entitled to present each such CERTIFICATE for exchange pursuant to this AGREEMENT.

                  (c) In the event that the issuance of WFC shares or payment in lieu of fractional shares in accordance with this AGREEMENT is to be made to a person other than the person in whose name the CERTIFICATE surrendered is registered, the CERTIFICATE so surrendered shall be properly endorsed or otherwise in proper form for transfer and the person requesting such issuance or payment shall pay any transfer or other taxes required by reason of the issuance or payment to a person other than the registered holder of the CERTIFICATE surrendered or establish to the satisfaction of WFC that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.02, each CERTIFICATE shall represent for all purposes the right to receive the number of whole WFC shares and cash in lieu of fractional shares as determined pursuant to this AGREEMENT.

                  (d) No dividends or other distributions declared after the EFFECTIVE TIME with respect to WFC common shares and payable to the holders of record thereof after the EFFECTIVE TIME shall be paid to the holder of any unsurrendered CERTIFICATE until the holder thereof shall surrender such CERTIFICATE. Subject to the effect, if any, of applicable law, after the subsequent surrender and exchange of a CERTIFICATE, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to WFC common shares represented by such CERTIFICATE.

                  (e) No certificates or scrip representing fractional shares of WFC common shares shall be issued upon the surrender for exchange of CERTIFICATES. No dividend or distribution with respect to WFC common shares shall be payable on or with respect to any such fractional shares and such fractional shares shall not entitle the owner thereof to vote or to any other rights of a WFC shareholder. In lieu of any such fractional share, WFC shall pay to each former holder of BMF common shares who otherwise would be entitled to receive a fraction of a WFC common share an amount in cash equal to the product of (i) the closing sale price of a share of WFC on the American Stock Exchange (hereinafter referred to as the "AMEX") on the day of the EFFECTIVE TIME, multiplied by (ii) such fraction.

                  (f) The certificate evidencing the issued and outstanding common shares of WSL before the EFFECTIVE TIME shall evidence the issued and outstanding common shares of the SURVIVING CORPORATION after the EFFECTIVE TIME.

         SECTION 2.03. COMPLIANCE WITH SECTION 2.02. No WFC shares or payment in lieu of fractional shares shall be delivered by WFC to any former holder of BMF common shares in accordance with this AGREEMENT until any such holder shall have complied with paragraphs (a) through (e) of Section 2.02 of this AGREEMENT.

         SECTION 2.04. PAYMENT IN SATISFACTION OF RIGHTS. All payments made upon the surrender of CERTIFICATES pursuant to this Article Two shall be deemed to have been made in full satisfaction of all rights pertaining to the shares evidenced by such CERTIFICATES.

         SECTION 2.05. NO FURTHER REGISTRATION OF TRANSFER. After the EFFECTIVE TIME, there shall be no further registration of transfer of BMF common shares on the stock transfer books of BMF. In the event that, after the EFFECTIVE TIME, CERTIFICATES evidencing such shares are presented for transfer, they shall be cancelled and exchanged as provided in this Article Two.

         SECTION 2.06. DISSENTING SHARES. Notwithstanding anything in this AGREEMENT to the contrary, the BMF common shares which are outstanding immediately before the EFFECTIVE TIME and which are held by shareholders who shall not have voted such shares in favor of this AGREEMENT, who shall have delivered to WFC or BMF a written demand for appraisal of such shares in the manner provided in Section 552.14 of the OTS Regulations and who shall have otherwise complied fully with all of the requirements of Section 552.14 of the OTS Regulations shall not be converted into or be exchangeable for the right to receive the consideration provided in this AGREEMENT; provided, however, that
(i) each of such shares (hereinafter referred to as the "DISSENTING SHARES") shall nevertheless be cancelled and extinguished in accordance with this AGREEMENT; (ii) the holder of DISSENTING SHARES, upon full compliance with the requirements of Section 552.14 of the OTS Regulations, shall be entitled to payment of the appraised value of such shares in accordance with the provisions of Section 552.14 of the OTS Regulations; and (iii) in the event (I) any holder of DISSENTING SHARES shall subsequently withdraw such holder's demand for appraisal of such shares within sixty days after the EFFECTIVE TIME or shall fail to establish such holder's entitlement to appraisal rights in accordance with Section 552.14 of the OTS Regulations or (II) any holder of

DISSENTING SHARES has not filed a petition demanding a determination of the value of such shares within the period provided in Section 552.14 of the OTS Regulations, such holder shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to have been converted into and to have become exchangeable for the right to receive the consideration provided in this AGREEMENT.

         SECTION 2.07. SEPARATE EXISTENCE. At and after the EFFECTIVE TIME, the separate existence of BMF shall cease; provided, however, that whenever a conveyance, assignment, transfer, deed or other instrument or act is necessary to vest property or rights in the SURVIVING CORPORATION, the officers of WSL and BMF shall execute, acknowledge and deliver such instruments and do such acts.

         SECTION 2.08. PROPERTY. At and after the EFFECTIVE TIME, all of the assets and property of every kind and character, real, personal and mixed, tangible and intangible, chooses in action, rights and credits owned by WSL and BMF at the EFFECTIVE TIME, or which would inure to any of them, shall immediately, by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property of the SURVIVING CORPORATION, which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by WSL and BMF before the EFFECTIVE TIME. The SURVIVING CORPORATION shall be deemed to be and shall be a continuation of the entity and identity of WSL. All of the rights and obligations of WSL or BMF shall not revert or in any way be impaired by reason of the MERGER. Any claim existing, or action or proceeding pending, by or against either WSL or BMF, may be prosecuted to judgment with right of appeal as if the MERGER had not taken place or the SURVIVING CORPORATION may be substituted in its place.

         SECTION 2.09. CREDITOR'S RIGHTS. At and after the EFFECTIVE TIME, all the rights of creditors of each of WSL and BMF shall be preserved unimpaired, and all liens upon the property of WSL and BMF shall be preserved unimpaired on only the property affected by any such lien immediately before the EFFECTIVE TIME.

         SECTION 2.10. SAVINGS DEPOSITS. At the EFFECTIVE TIME and as a result of the MERGER, each BMF savings deposit or other account then existing shall, automatically and without further act of WSL or BMF or the holder thereof, be cancelled and extinguished. In substitution and exchange for each BMF passbook savings deposit so cancelled and extinguished, the holder thereof shall automatically receive from the SURVIVING CORPORATION a WSL passbook savings account with a beginning balance equal in dollar amount to the dollar amount of the BMF passbook savings deposit account so cancelled and extinguished and otherwise on the same terms as other WSL passbook savings accounts accepted by WSL at the EFFECTIVE TIME. In substitution for each BMF savings deposit, other than a passbook savings deposit, so cancelled and extinguished, the holder thereof shall automatically receive from the SURVIVING CORPORATION a WSL savings account with a beginning balance equal in dollar amount to the dollar amount of the BMF savings deposit account so cancelled and extinguished and otherwise having the same terms as the BMF savings deposit so cancelled and extinguished.

         SECTION 2.11. ACCOUNTS. The holder of each BMF savings deposit or other account cancelled and extinguished in accordance with Section 2.10 of this Agreement shall forthwith be entered on the records of the SURVIVING CORPORATION as the holder of an appropriate WSL savings deposit or other account in an amount determined as provided in Section 2.10 and, until Section 2.12 of this Agreement shall have been complied with, each passbook, certificate of deposit or other document issued by BMF and evidencing a BMF savings deposit or other document issued by the EFFECTIVE TIME shall be deemed, for all purposes, to evidence a savings deposit or other like account of the SURVIVING CORPORATION.

         SECTION 2.12. SURRENDER OF DEPOSIT. Each person who, as a result of the MERGER, holds a passbook, certificate of deposit or other document issued by BMF which theretofore evidenced a BMF savings deposit or other account shall surrender each such passbook, certificate or other document to the SURVIVING CORPORATION. Upon such surrender, the SURVIVING CORPORATION shall deliver in substitution therefor an account book or other document evidencing the WSL savings deposit or other account received by such person in accordance with
Section 2.12 of this Agreement.


                                  ARTICLE THREE

                      REPRESENTATIONS AND WARRANTIES OF BMF

         BMF represents and warrants to WFC and WSL that each of the following is true and accurate in all material respects:

         SECTION 3.01. ORGANIZATION AND STANDING. (a) BMF is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States; has the corporate power and authority to own or hold under lease all of its properties and assets and to conduct its business and operations as presently conducted; and is a member of the Federal Home Loan Bank of Cincinnati (hereinafter referred to as the "FHLB of Cincinnati"). The savings accounts and deposits of BMF are insured up to applicable limits by the Federal Deposit Insurance Corporation (hereinafter referred to as the "FDIC"). Except as set forth in Section 3.01 of the schedule delivered by BMF to WFC on December 4, 1998 (hereinafter referred to as the "DISCLOSURE SCHEDULE"), BMF is in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the FDIC and the OTS.

         SECTION 3.02. QUALIFICATION. BMF is either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of BMF.

         SECTION 3.03. AUTHORITY. (a) Subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the BMF shareholders and by the OTS, (i) BMF has all of the requisite corporate power and authority to enter into this AGREEMENT and to perform all of its obligations hereunder; (ii) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by BMF; and (iii) this AGREEMENT is the valid and binding agreement of BMF, enforceable against BMF in accordance with its terms, (I) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (II) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by BMF.

                  (b) The OTS Regulations and the Charter and Bylaws of BMF require the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the affirmative vote of the holders of two-thirds of the outstanding common shares of BMF. Neither the OTS Regulations, the Charter or the Bylaws of BMF, nor any other law or regulation, require any other vote of the holders of BMF shares in respect of this AGREEMENT or the transactions contemplated hereby.

                  (c) BMF has all of the requisite corporate power and authority to enter into the Stock Option Agreement dated the date hereof by and between WFC and BMF (hereafter referred to as the "OPTION AGREEMENT"); the execution and delivery of the OPTION AGREEMENT and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action by BMF; and the OPTION AGREEMENT is the valid and binding agreement of BMF, enforceable against BMF in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. The OPTION AGREEMENT has been duly executed and delivered by BMF.

         SECTION 3.04. GOVERNING DOCUMENTS. BMF has made available or will promptly make available to WFC true and accurate copies of its Charter and Bylaws and has granted WFC access to all records of all meetings and other corporate actions by the shareholders, Board of Directors and Committees of the Board of Directors of BMF. The minute books of BMF contain, in all material respects, complete and accurate records of all meetings and other corporate actions of the BMF shareholders, Board of Directors and Committees of the Board of Directors.

         SECTION 3.05. NO CONFLICTS. The execution and delivery of this AGREEMENT, the consummation of the transactions contemplated hereby, including the MERGER (subject to the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, by the BMF shareholders and the OTS), and the execution and delivery of the OPTION AGREEMENT and the consummation of the transactions contemplated thereby, will not (a) conflict with or violate any provision of or result in the breach of any provision of the Charter or Bylaws of BMF; (b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which BMF is a party or by which BMF or its property or assets is bound; (c) require the consent of any party to any agreement or commitment to which BMF is a party or by which BMF or its property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of BMF; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of BMF or give rise to any meritorious cause of action against BMF; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the OTS Regulations and the rules and regulations of the FDIC.

         SECTION 3.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by BMF in connection with the execution and delivery of this AGREEMENT by BMF or the consummation by BMF of the transactions contemplated hereby, including the MERGER, except for filings, authorizations, consents or approvals required by the OTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by BMF in connection with the execution and delivery of the OPTION AGREEMENT.

         SECTION 3.07. AUTHORIZED CAPITAL. (a) The authorized capital of BMF consists of 2,000,000 common shares, $1.00 par value per share, 112,307 of which are issued and outstanding and held of record by approximately 81 shareholders, and 500,000 preferred shares, $1.00 par value per share, none of which is issued or outstanding. All of the outstanding common shares of BMF are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws and regulations, including, but not limited to, the conversion regulations of the OTS; and were not issued in violation of the preemptive right of any depositor or shareholder of BMF. BMF has no outstanding class of capital stock other than such common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating BMF
(i) to issue, deliver or sell, cause to be issued, delivered or sold, or restricting BMF from selling any additional BMF shares, or (ii) to grant, extend or enter into any such agreement or commitment. Without limiting the generality of the foregoing sentence, (I) all of the 10,100 BMF common shares reserved for issuance upon exercise of stock options granted in accordance with the 1991 Stock Option Plan of BMF (hereinafter referred to as the "1991 Plan") have been issued and are outstanding as a result of the due and valid exercise of options duly and validly granted under the 1991 Plan and (II) no options have been granted under the 1997 Stock Option and Incentive Plan of BMF (hereinafter referred to as the "1997 Plan") or are outstanding. The BMF Employee Stock Ownership Plan (hereinafter referred to as the "ESOP") owns of record 10,000 common shares of BMF, all of which have been allocated to the accounts of ESOP participants. The BenchMark Federal Savings Bank Deferred Compensation Trust dated December 18, 1997, by and between BMF and The Northside Bank & Trust Co. (hereinafter referred to as the "TRUST"), owns of record 5,170 common shares of BMF and holds such common shares for the benefit of five members of the Board of Directors of BMF, each of whom elected to participate in the TRUST by deferring directors' fees in accordance with the Amended and Restated Deferred Compensation Agreements dated December 18, 1997, by and between such directors and BMF.

                  (b) On September 24, 1994, BMF filed a Form 15 with the OTS to deregister the BMF common shares under the Securities Exchange Act of 1934, as amended. All of the BMF common shares issued after such deregistration were issued in accordance and compliance with Section 563g of the OTS Regulations and were exempt from registration with the Securities and Exchange Commission (hereinafter referred to as the "SEC") in accordance with Section 3(a)(2) of the Securities Act of 1933, as amended.

         SECTION 3.08. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition as of December 31, 1997 and 1996, of BMF and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by Grant Thornton LLP, certified public accountants, complete copies of which have previously been delivered to WFC (hereinafter referred to as the "AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the consolidated financial position of BMF at such dates and the consolidated results of its operations and cash flows for such periods.

                  (b) The balance sheet as of September 30, 1998, of BMF and the related income statement for the nine months then ended, complete copies of which have previously been delivered to WFC (hereinafter referred to as the "INTERIM FINANCIALS"), fairly present the financial position of BMF at such date and the results of its operations for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the INTERIM FINANCIALS have been made.

                  (c) The Thrift Financial Reports of BMF for the three-month periods ended March 31, June 30 and September 30, 1998, together with the schedules and supplements attached thereto, each as filed with the OTS and copies of which were previously delivered to WFC by BMF (hereinafter referred to as the "TFRs"), have been prepared in accordance with accounting practices permitted by the OTS applied on a consistent basis, are true, complete and correct in all material respects and fairly present the financial position of BMF at such dates.

                  (d) Except as disclosed in the INTERIM FINANCIALS, the TFRs and Section 3.08(d) of the DISCLOSURE SCHEDULE, as of September 30, 1998, BMF had no liabilities or obligations material to the business condition (financial or otherwise) of BMF, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

                  (e) The AUDITED FINANCIALS, the INTERIM FINANCIALS and the TFRs did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.09. CONDUCT OF BUSINESSES. Since December 31, 1997, BMF has conducted its businesses only in the ordinary and usual course, there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of BMF and, except as set forth in any of the AUDITED FINANCIALS, the INTERIM FINANCIALS, the TFRs and Section
3.09 of the DISCLOSURE SCHEDULE, BMF has not:

                  (a) Authorized the creation or issuance of, issued, sold or disposed of, or created any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities (including, without limitation, the grant of any options under the 1997 Plan), or any obligation convertible into or exchangeable for, any shares of its capital stock;

                  (b) Declared, set aside, paid or made any dividend or other distributions on its capital stock or directly or indirectly redeemed, purchased or acquired any shares or entered into any agreement in respect of the foregoing;

                  (c) Effected any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                  (d)      Amended its Charter or Bylaws;

                  (e) Purchased, sold, assigned or transferred any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible asset or property;

                  (f) Mortgaged, pledged or granted or suffered to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet due and payable and such other liens, encumbrances or charges which do not materially adversely affect its financial position;

                  (g) Waived any rights of material value or cancelled any material debts or claims;

                  (h) Incurred any material obligation or liability (absolute or contingent), including, without limitation, any tax liability or any liability for borrowings from the FHLB of Cincinnati, or paid any material liability or obligation (absolute or contingent) other than liabilities and obligations incurred in the ordinary course of business;

                  (i) Experienced any material change in the amount or general composition of its deposit liabilities or its loan portfolio;

                  (j) Entered into or amended any employment contract with any of its officers, increased the compensation payable to any officer or director or any relative of any such officer or director, or become obligated to increase any such compensation, adopted or amended in any material respect any employee benefit plans, severance plan or collective bargaining agreement or made any awards or distributions under any employee benefit plans not consistent with past practice or custom;

                  (k) Incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

                  (l) Acquired any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                  (m) Made any (I) material investment (except investments made in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant or equipment;

                  (n) Taken or permitted any action which would prevent WFC from accounting for the MERGER as a "pooling of interests";

                  (o) Authorized any allocation by the ESOP of any BMF common shares to the accounts of participants; or

                  (p) Agreed, whether in writing or otherwise, to take any action described in this Section 3.09.

         SECTION 3.10. PROPERTIES. (a) A description of all personal property and fixed assets owned by BMF is set forth in Section 3.10(a) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "PERSONAL PROPERTY"). All PERSONAL PROPERTY has been maintained in good working order, ordinary wear and tear excepted. BMF owns and has good title to all of the PERSONAL PROPERTY, free and clear of any mortgage, lien, pledge, charge, claim, conditional sales or other agreement, lease, right or encumbrance, except (i) as set forth in Section 3.10(a) of the DISCLOSURE SCHEDULE, (ii) to the extent stated or reserved against in the AUDITED FINANCIALS or the INTERIM FINANCIALS and (iii) such other exceptions which are not material in character or amount and do not materially detract from the value of or interfere with the use of the properties or assets subject thereto or affected thereby.

                  (b) The documentation (hereinafter referred to as "LOAN DOCUMENTATION") governing or relating to the loan and credit-related assets (hereinafter referred to as the "LOAN ASSETS") included within the loan portfolio of BMF is legally sufficient in all material respects for the purposes intended thereby and creates enforceable rights in favor of BMF in accordance with the terms of such LOAN DOCUMENTATION, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents. The LOAN DOCUMENTATION is in compliance with, and each of the loans included within the loan portfolio of BMF has been processed, closed and administered in conformance with, all applicable federal consumer protection statutes and regulations, including without limitation, the Truth in Lending Act, the Equal Credit Opportunity Act and the Real Estate Settlement Procedures Act. Except as set forth in Section 3.10(b) of the DISCLOSURE SCHEDULE, to the best knowledge of BMF, no debtor under any of the LOAN DOCUMENTATION has asserted any claim or defense with respect to the subject matter thereof.

                  (c) A description of each parcel of real property owned by BMF is set forth in Section 3.10(c) of the DISCLOSURE SCHEDULE (hereinafter referred to individually as a "PARCEL" and collectively as the "REAL PROPERTIES"). BMF is the owner of each PARCEL in fee simple and has good and marketable title to each such PARCEL, free of any liens, claims, charges, encumbrances or security interests of any kind, except (i) as set forth in Section 3.10(c) of the DISCLOSURE SCHEDULE, (ii) liens for real estate taxes and assessments not yet delinquent and (iii) utility, access and other easements, rights of way, restrictions and exceptions which have been disclosed to BMF in writing, none of which impair the REAL PROPERTIES for the use and business being conducted thereon.

                  (d) Except as set forth in Section 3.10(d) of the DISCLOSURE SCHEDULE, no party leasing any of the REAL PROPERTIES from BMF is in material default with respect to any of its obligations (including payment obligations) under the governing lease. BMF has not received notification from any governmental entity within the two year period immediately preceding the date hereof of contemplated improvements to the REAL PROPERTIES or surrounding area or community by public authority, the costs of which are to be assessed as special taxes against the REAL PROPERTIES in the future.

                  (e) A description of all real property leased by BMF is set forth in Section 3.10(e) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "LEASED REAL PROPERTY"). True and correct copies of all leases in respect of the LEASED REAL PROPERTY (hereinafter referred to as the "REAL PROPERTY LEASES") and all attachments, amendments and addendums thereto have been delivered to WFC. Except as set forth in Section 3.10(e) of the DISCLOSURE SCHEDULE, the REAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of BMF in all of the LEASED REAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. BMF has complied in all material respects with all of the provisions of the REAL PROPERTY LEASES required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the REAL PROPERTY LEASES.

                  (f) A description of all personal property leased by BMF is set forth in Section 3.10(f) of the DISCLOSURE SCHEDULE (hereinafter referred to as the "LEASED PERSONAL PROPERTY"). True and correct copies of the leases in respect of the LEASED PERSONAL PROPERTY (hereinafter referred to as the "PERSONAL PROPERTY LEASES") and all attachments, amendments and addendums thereto have been delivered to WFC. Except as set forth in Section 3.10(f) of the DISCLOSURE SCHEDULE, the PERSONAL PROPERTY LEASES create, in accordance with their terms, valid, binding and assignable leasehold interests of BMF in all of the LEASED PERSONAL PROPERTY, free and clear of all liens, claims, charges, encumbrances or security interests of any kind. BMF has complied in all material respects with all of the provisions under the PERSONAL PROPERTY LEASES required on its part to be complied with and is not in default with respect to any of its obligations (including payment obligations) under any of the PERSONAL PROPERTY LEASES.

                  (g) Section 3.10(g) of the DISCLOSURE SCHEDULE contains a complete list of all contracts (hereinafter referred to as the "LOAN SALE CONTRACTS") pursuant to which BMF has sold loans to third party investors at any time within the last twenty-four months. Except as otherwise set forth in
Section 3.10(g) of the DISCLOSURE SCHEDULE, (i) no purchaser under any LOAN SALE CONTRACT has requested, or notified BMF that it may be requesting, that BMF repurchase any loan pursuant to the terms of the LOAN SALE CONTRACT and (ii) no facts exist that would require BMF to repurchase any loans previously sold under any LOAN SALE CONTRACT.

         SECTION 3.11. ALLOWANCE FOR LOAN LOSSES. Except as set forth in Section
3.11 of the DISCLOSURE SCHEDULE, there is no loan which was made by BMF and which is reflected as an asset of BMF on the AUDITED FINANCIALS or the INTERIM FINANCIALS that (i) is sixty (60) days or more delinquent or (ii) has been classified by examiners (regulatory or internal) as "Substandard," "Doubtful" or "Loss".

         SECTION 3.12. INVESTMENTS. (a) Section 3.12(a) of the DISCLOSURE SCHEDULE contains (i) a true, accurate and complete list of all investments, other than investments in the LOAN ASSETS and REAL PROPERTIES, owned by BMF (hereinafter referred to as the "INVESTMENTS") as of the date hereof, the name of the registered holder thereof, the location of the certificates therefor or other evidence thereof and any stock powers or other authority for transfer granted with respect thereto and (ii) a true, accurate and complete list of the names of each bank or other depository in which BMF has an account or safe deposit box, including, without limitation, accounts with the FHLB of Cincinnati, and the names of all persons authorized to draw thereon or to have access thereto. Except as set forth in Section 3.12(a) of the DISCLOSURE SCHEDULE, the INVESTMENTS, other than any such investments disposed of in the ordinary course of business prior to the date hereof, are owned by BMF, free and clear of all liens, pledges, claims, security interests, encumbrances, charges or restrictions of any kind and may be freely disposed of by BMF at any time. BMF is not a party to and has no interest in any repurchase agreement, reverse repurchase agreement, collateralized mortgage obligation or any other derivative security.

                  (b) With the exception of equity interests in the FHLB of Cincinnati and Celestial Service Corporation, an Ohio corporation (hereinafter referred to as "CSC"), BMF does not own of record or beneficially the outstanding shares of, or any equity interest in, any corporation or other business entity.

                  (c) CSC is a corporation duly organized, validly existing and in good standing under the laws of Ohio; has the corporate power and authority to conduct its business as presently conducted; and is duly and validly formed as a service corporation under, and is in full compliance with, Section 545.72 of the OTS Regulations. All of the issued and outstanding and are owned of record and beneficially by BMF. All of the outstanding shares of CSC are duly authorized, validly issued, fully paid and nonassessable and were issued in full compliance with all applicable laws and regulations. CSC has no outstanding class of capital stock other than common shares. There are no outstanding subscription rights, options, conversion rights, warrants or other guarantees or commitments of any nature whatsoever obligating CSC to issue, deliver or sell, cause to be issued, delivered or sold, or obligating BMF to grant, extend or enter into any such agreement or commitment. CSC has not engaged in any business activity since December 31, 1990; does not own of record or beneficially any real or personal property or any other assets of any kind; does not have any liabilities of any kind, whether accrued, contingent or remote; and is not a party to any agreement, contract, commitment or other obligation.

         SECTION 3.13. REPORTS AND RECORDS. BMF has filed all reports and maintained all records required to be filed or maintained by it under various rules and regulations of the OTS and the FDIC. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of filing such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.14. TAXES. Except as set forth in Section 3.14 of the DISCLOSURE SCHEDULE, BMF has duly and timely filed all federal, state, county and local income, profits, franchise, excise, sales, customs, property, use, occupation, withholding, social security and other tax and information returns and reports required to have been filed by BMF through the date hereof, and has paid or accrued all taxes and duties (and all interest and penalties with respect thereto) due or claimed to be due. BMF has no liability for any taxes or duties (or interest or penalties with respect thereto) of any nature whatsoever and there is no basis for any additional material claims or assessments, other than with respect to liabilities for taxes and duties which are reflected in the INTERIM FINANCIALS or which may have accrued since September 30, 1998, in the ordinary course of business. The federal income tax returns of BMF for all taxable years through and including the year ended December 31, 1994, have been examined by the federal tax authorities or the applicable statute of limitations has expired in respect thereof. No proposed additional taxes, interest or penalties have been asserted by applicable taxing authorities with respect to such years or later years, except for claims which have been fully reserved for in the AUDITED FINANCIALS and the INTERIM FINANCIALS. True copies of the federal, state and local income tax returns of BMF for each of the three (3) tax years ended December 31, 1995, 1996 and 1997 have been delivered to WFC.

         SECTION 3.15. MATERIAL CONTRACTS. (a) Except as set forth in Section 3.15(a) of the DISCLOSURE SCHEDULE, BMF is not a party to or bound by any written or oral (i) contract or commitment for capital expenditures in excess of $5,000 for any one project or $10,000 in the aggregate; (ii) contract or commitment made in the ordinary course of business for the purchase of materials or supplies or for the performance of services involving payments to or by BMF of an amount exceeding $5,000 in the aggregate or extending for more than six
(6) months from the date hereof; (iii) contract or option for the purchase of any property, real or personal; (iv) letter of credit or indemnity calling for payment, upon the conditions stated therein, of more than $10,000; (v) guarantee agreement; (vi) instrument granting any person authority to transact business on behalf of BMF; (vii) contracts or commitments relating to outstanding loans and/or commitments to make loans (including unfunded commitments and lines of credit) to any one person (together with "affiliates" of that person) in excess of $150,000 in the aggregate; (viii) employment, management, consulting, deferred compensation, severance or other similar contract with any director, officer or employee of BMF; (ix) note, debenture or loan agreement pursuant to which BMF has incurred indebtedness, other than deposit liabilities and advances from the FHLB of Cincinnati; (x) loan participation agreement; (xi) loan servicing agreement; (xii) contract or commitment relating to a real estate development project consisting of the development of more than one single family dwelling; (xiii) commitment to make any acquisition, development or construction loan; (xiv) commitment or agreement to do any of the foregoing; or (xv) other contract, agreement or commitment made outside the ordinary course of business (contracts set forth in Section 3.15 of the DISCLOSURE SCHEDULE are hereinafter collectively referred to as the "CONTRACTS"). BMF previously delivered to WFC (i) all of the CONTRACTS and (ii) all form lending agreements and deposit forms used by BMF in the ordinary course of business.

                  (b) BMF is not in material default under any of the contracts or agreements to which either is a party and no claim of such default by any party has been made or is now threatened. There does not exist any event which, with notice or the passing of time or both, would constitute a material default under, or would excuse performance by any party thereto from, any contract or agreement to which BMF is a party.

         SECTION 3.16. INSURANCE. All material properties and operations of BMF are adequately insured for its benefit. The performance by the officers and employees of BMF of their duties is bonded in such amounts and against such risks as are usually insured against or bonded by entities similarly situated, under valid and enforceable policies of insurance or bonds issued by insurers or bonding companies of recognized responsibility, financial or otherwise.

         SECTION 3.17. ACTIONS AND SUITS. Except as set forth in Section 3.17 of the DISCLOSURE SCHEDULE, there are no actions, suits or proceedings or investigations pending or, to the knowledge of BMF, threatened against or affecting the business, operations or financial condition of BMF in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and management of BMF has no knowledge of any basis for any such action, suit, proceeding or investigation. Except as set forth in Section 3.17 of the DISCLOSURE SCHEDULE, BMF is not in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         SECTION 3.18. PERMITS AND LICENSES. BMF has all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for BMF to conduct its business as presently conducted, and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

         SECTION 3.19. EMPLOYEE BENEFIT PLANS; ERISA. (a) Section 3.19 of the DISCLOSURE SCHEDULE contains a true and complete list of all qualified pension or profit-sharing plans, deferred compensation, consulting, bonus, group insurance plans or agreements and all other incentive, welfare or employee benefit plans or agreements maintained for the benefit of employees or former employees of BMF (hereinafter collectively referred to as the "PLANS"). Copies of such PLANS, together with copies of (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any governmental agency and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan, have been delivered to WFC.

                  (b) Each PLAN which constitutes an "employee pension plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (hereinafter referred to as "ERISA"), is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and any such employee pension plan which is intended to be qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "CODE"), is and has been administered in material compliance with the applicable provisions of the CODE.

                  (c) Each PLAN which constitutes an "employee welfare benefit plan," as defined in Section 3(1) of ERISA, is and has been administered in material compliance with its governing documents and the applicable provisions of ERISA and each PLAN which constitutes a "group health plan," as defined in
Section 5000(b)(1) of the CODE, is and has been administered in material compliance with the continuation of coverage provisions contained in Section 4980B of the CODE.

                  (d) Each PLAN which is not an "employee benefit plan," as defined in Section 3(3) of ERISA, is and has been administered in material compliance with its governing documents and with any and all state or federal laws applicable to such PLAN.

                  (e) BMF does not maintain any "employee pension plan" (as defined above) which is subject to the provisions of Title IV of ERISA.

                  (f) BMF does not maintain any PLAN which provides post-retirement medical, dental or life insurance benefits to any former employee of BMF obligated to provide any such benefit to any current employee upon his or her retirement.

                  (g) BMF does not participate in, nor incurred any liability under, Section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan as such term is defined in Section 3(37) of ERISA.

                  (h) Neither BMF, nor any PLAN maintained by BMF, nor any fiduciary of any such PLAN, has incurred any material liability to the Pension Benefit Guaranty Corporation, the United States Department of Labor or to the Internal Revenue Service (hereinafter referred to as the "IRS") with respect to a PLAN.

                  (i) No prohibited transaction (which shall mean any transaction prohibited by Section 406 of ERISA and not exempt under Section 408 of ERISA) has occurred with respect to any "employee benefit plan" (as defined above) maintained by BMF (i) which would result in the imposition, directly or indirectly, of an excise tax under Section 4975 of the CODE or (ii) the correction of which would have a material adverse effect on the financial condition, results of operations or business of BMF.

                  (j) Each employee pension plan (as defined above) which is intended to be an employee stock ownership plan, as defined in Section 4975(e)(7) of the CODE, is and has been administered in substantial compliance with the applicable provisions of Sections 4975 and 409 of the CODE and the regulations promulgated by the IRS thereunder; and, any outstanding loan to which any such employee stock ownership plan is a party constitutes an "exempt loan," as described in Section 54.4975-7 of the regulations promulgated by the IRS.

         SECTION 3.20. ENVIRONMENTAL PROTECTION. (a) Except as set forth in
Section 3.20 of the DISCLOSURE SCHEDULE, (i) each of BMF, the BMF PROPERTY (hereinafter defined) and the COLLATERAL PROPERTY (hereinafter defined) is, and has been at all times, in full compliance with all applicable ENVIRONMENTAL LAWS (hereinafter defined); (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any court or governmental agency have been issued, are pending or, to the knowledge of BMF, threatened against BMF or in connection with the BMF PROPERTY or the COLLATERAL PROPERTY; (iii) no claims have been made or, to the knowledge of BMF, threatened at any time against BMF or in connection with the BMF PROPERTY or the COLLATERAL PROPERTY relating to actual or alleged violation of any ENVIRONMENTAL LAW or relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any HAZARDOUS SUBSTANCE (hereinafter defined) and no past or present actions, activities, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of, or exposure to, any HAZARDOUS SUBSTANCE have occurred that could reasonably form the basis of any such claims against BMF or in connection with the BMF PROPERTY or the COLLATERAL PROPERTY;
(iv) no HAZARDOUS SUBSTANCES have been integrated into any BMF PROPERTY or COLLATERAL PROPERTY or any component thereof in violation of ENVIRONMENTAL LAWS, or which will in the future require remediation during renovation or demolition, or in such quantities and manner as may or do pose a threat to human health; (v) no portion of any BMF PROPERTY or COLLATERAL PROPERTY is located within 2000 feet of (I) a release of HAZARDOUS SUBSTANCES which has been reported or is required to be reported under any ENVIRONMENTAL LAW or (II) the location of any site used, in the past or presently, for the disposal of any HAZARDOUS SUBSTANCES; (vi) neither the BMF PROPERTY nor the COLLATERAL PROPERTY has been used for the storage, disposal or treatment of HAZARDOUS SUBSTANCES, has been contaminated by HAZARDOUS SUBSTANCES, or has been used for the storage or use of any underground or aboveground storage tanks; and (vii) all permits, registrations and other authorizations necessary for BMF, the BMF PROPERTY and the COLLATERAL PROPERTY to operate in full compliance with all ENVIRONMENTAL LAWS are currently in force and are identified in Section 3.20 of the DISCLOSURE SCHEDULE.

                  (b) Section 3.20 of the DISCLOSURE SCHEDULE sets forth an accurate and complete list of all outstanding loans of BMF as to which the borrower has submitted to BMF, the borrower or another person is required to submit, or which BMF otherwise has in its possession, any environmental audits, site assessments, analyses, studies or surveys of environmental conditions on any matter, including, but not limited to, any COLLATERAL PROPERTY. BMF shall make available to WFC all such documents within ten (10) business days after the effective date of this Agreement.

                  (c) As used in this Section 3.20:

                           (i) "BMF PROPERTY" means all real and person property now or previously owned, leased, occupied or managed by BMF or any person or entity whose liability for any matter has or may have been related or assumed by BMF either contractually or by operation of law.

                           (ii) "COLLATERAL PROPERTY" means all real and personal property in which BMF holds a security interest in connection with a loan or loan participation.

                           (iii) "ENVIRONMENTAL LAWS" means all federal, state, local and other laws, regulations, rules, standards, ordinances, orders, decrees, and judgments relating to pollution, the environment, occupational health and safety, or the protection of human health, all as may be from time to time amended.

                           (iv) "HAZARDOUS SUBSTANCES" means any and all substances or materials which are classified or considered to be hazardous or toxic to human health or the environment under any applicable ENVIRONMENTAL LAWS and shall include, without limitation, any "hazardous substances" as defined in Section 101(14) of CERCLA (42 USC Section 9601(14)) or regulations promulgated thereunder, any "toxic and hazardous substances" as defined in 29 CFR Part 1910, petroleum and its byproducts, asbestos, polychlorinated biphenyls, nuclear fuel or materials, lead and lead-containing substances, and urea-formaldehyde.

         SECTION 3.21. EMPLOYMENT MATTERS. BMF is in compliance with all federal, state or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, but not limited to, Title VII of the Civil Rights Act of 1964 (as amended by the Equal Employment Opportunity Act of 1972), the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act, 29 U.S.C. Section 1001 et seq., 42 U.S.C. Section 1981, the Older Workers Benefit Protection

Act, the Americans with Disabilities Act, Ohio Revised Code Sections 4112.01 et seq., and the Fair Labor Standards Act; and has not and is not engaged in any unfair labor practice, except where such failure to comply would not have, or such practice would not have, a material adverse effect on the financial condition, results of operations, business or prospects of BMF. No unfair labor practice complaint against BMF is pending before any governmental agency or court and there is no labor strike, dispute, slowdown or stoppage actually pending or, to the knowledge of BMF, threatened against or involving BMF. No representation question exists in respect of the employees of BMF and no labor grievance which might have a material adverse effect upon BMF or the conduct of its businesses is pending or, to the knowledge of BMF, threatened. No arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefore has been asserted against BMF. No collective bargaining agreement is currently being negotiated by BMF. BMF has not experienced any material labor difficulty during the last three years.

         SECTION 3.22. UNTRUE STATEMENTS AND OMISSIONS. The certificates, statements and other information furnished to WFC in writing by or on behalf of BMF in connection with the transactions contemplated hereby, including, but not limited to, disclosures and information set forth in the DISCLOSURE SCHEDULE, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.23. PROXY MATERIALS. None of the information relating to BMF included in any proxy statement which is to be mailed to the shareholders of BMF in connection with any meeting of shareholders convened in accordance with
Section 6.04 of this AGREEMENT (hereinafter referred to as the "PROXY STATEMENT") will, at the time the PROXY STATEMENT is mailed or at the time of the meeting of shareholders to which the PROXY STATEMENT relates, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not false or misleading, or at the time of the meeting of shareholders to which the PROXY STATEMENT relates, necessary to correct any statement which has become false or misleading. The legal responsibility for the contents of the PROXY STATEMENT (other than information supplied by WFC or WSL concerning WFC or WSL) shall be and remain with BMF.

         SECTION 3.24. BROKERS. All negotiations relating to this AGREEMENT and the transactions contemplated hereby have been carried on without the intervention of any person, other than Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. (hereinafter referred to as "WEBB"), acting on behalf of BMF in such manner as to give rise to any valid claim against BMF for any broker's or finder's fee or similar compensation.

         SECTION 3.25. STOCK OWNERSHIP. Neither BMF nor any of its "affiliates" or "associates", as the terms "affiliates" and "associates" are defined in
Section 1704.01(C)(1) of the ORC, are "beneficial owners", as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the outstanding shares of any class of shares of WFC.

         SECTION 3.26. YEAR 2000. (a) All devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology owned or leased by BMF (hereinafter referred to as the "Systems") necessary for BMF to carry on its business as presently conducted and as contemplated to be conducted in the future either (i) are a Year 2000 Compliant (hereinafter defined) or (ii) will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of BMF's business operations. For purposes of this Section 3.26, "Year 2000 Compliant" means that such Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

                  (b) BMF has (i) undertaken a detailed inventory, review and assessment of all areas within its business and operations that could be adversely affected by the failure of BMF to be Year 2000 Compliant on a timely basis; (ii) developed a detailed plan and time line for becoming Year 2000 Compliant on a timely basis; and (iii) to date, implemented that plan in accordance with that timetable in all material respects.

                  (c) BMF has made inquiry of each of its key suppliers, vendors and customers and has obtained confirmations from all such persons as to whether such persons have initiated programs to become Year 2000 Compliant and on the basis of such confirmations, BMF reasonably believes that all such persons will be or try to become so compliant or make other suitable arrangements so as not to likely cause a material disruption of business. For purposes of this paragraph, "key customers of BMF whose business failure would, with reasonable probability, result in a material adverse financial change in the business, properties, or condition of BMF.

                                  ARTICLE FOUR

                  REPRESENTATIONS AND WARRANTIES OF WFC AND WSL

         WFC and WSL represent and warrant to BMF that each of the following is true and accurate in all material respects:

         SECTION 4.01. ORGANIZATION AND STANDING. (a) WFC is a corporation duly organized, validly existing and in good standing under the laws of Ohio and has the corporate power and authority to conduct its business and operations as presently conducted. WFC is registered as a savings and loan holding company under the Home Owners' Loan Act.

                  (b) WSL is a savings and loan association duly organized, validly existing and in good standing under the laws of Ohio; has the corporate power and authority to conduct its business and operations as presently conducted; and is a member of the FHLB of Cincinnati. The savings accounts and deposits of WSL are insured up to applicable limits by the FDIC.

                  (c) WFC and WSL are in compliance in all material respects with all applicable local, state or federal laws and regulations, including, without limitation, the regulations of the OTS.

         SECTION 4.02. QUALIFICATION. WFC and WSL are either duly qualified to do business and in good standing in each jurisdiction in which such qualification is required or the failure to so qualify would not have a material adverse effect on the business of WFC and WSL.

         SECTION 4.03. AUTHORITY. Subject to the approval of the MERGER by the OTS and the DIVISION, (a) WFC and WSL have all requisite corporate power and authority to enter into this AGREEMENT and to perform their obligations hereunder; (b) the execution and delivery of this AGREEMENT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action by WFC and WSL; and (c) this AGREEMENT is a valid and binding agreement of WFC and WSL, enforceable against them in accordance with its terms, (i) subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general applicability affecting the enforcement of creditors' rights generally, and the effect of rules of law governing specific performance, injunctive relief and other equitable remedies on the enforceability of such documents and (ii) except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by the appointment of a conservator by the FDIC. This AGREEMENT has been duly executed and delivered by WFC and WSL.

         SECTION 4.04. GOVERNING DOCUMENTS. WFC has made available or will promptly make available to BMF true and accurate copies of the WFC Articles of Incorporation, as amended, and Code of Regulations and the WSL Amended Articles of Incorporation and Amended Constitution and has granted BMF access to all records of all meetings and other corporate actions occurring before the EFFECTIVE TIME by the shareholders, Board of Directors and Committees of the Board of Directors of WFC and WSL. The minute books of WFC and WSL contain, in all material respects, complete and accurate records of all meetings and other corporate actions of their shareholders, Boards of Directors and Committees of the Boards of Directors.

         SECTION 4.05. NO CONFLICTS. The execution and delivery of this AGREEMENT and, subject to the approval of the MERGER by the OTS and the DIVISION, the consummation of the transactions contemplated hereby will not (a) conflict with or violate any provision of or result in the breach of any provision of the Articles of Incorporation, as amended, or Code of Regulations of WFC or the Amended Articles of Incorporation or Amended Constitution of WSL;
(b) conflict with or violate any provision of or result in the breach or the acceleration of or entitle any party to accelerate (whether upon or after the giving of notice of lapse of time or both) any obligation under, or otherwise materially affect the terms of, any mortgage, lien, lease, agreement, license, instrument, order, arbitration award, judgment or decree to which WFC or WSL is a party or by which WFC or WSL or their property or assets is bound; (c) require the consent of any party to any agreement or commitment to which WFC or WSL is a party or by which WFC or WSL or their property or assets is bound, the failure to obtain which could, individually or in the aggregate with all the other failures to obtain required consents, have a material adverse effect on the business, operations, condition (financial or otherwise) or prospects of WFC or WSL; (d) result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any property or assets of WFC or WSL or give rise to any meritorious cause of action against WFC or WSL; or (e) violate or conflict with any applicable law, ordinance, rule or regulation, including, without limitation, the rules and regulations of the OTS, the DIVISION and/or the FDIC.

         SECTION 4.06. CONSENTS. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required in connection with the execution and delivery of this AGREEMENT by WFC or WSL or the consummation by WFC or WSL of the transactions contemplated hereby, except for filings, authorizations, consents or approvals required by the SEC, the OTS, the Ohio Secretary of State and the DIVISION.

         SECTION 4.07. AUTHORIZED CAPITAL OF WFC. On the date hereof, the authorized capital of WFC consists of (a) 5,000,000 common shares, without par value, 4,014,304 of which are issued and outstanding and 481,000 of which are reserved for issuance upon exercise of outstanding stock options (hereinafter referred to as the "WINTON OPTIONS"), and (b) 2,000,000 preferred shares, without par value, none of which is issued or outstanding. All of the outstanding common shares of WFC are duly authorized, validly issued, fully paid and nonassessable; were issued in full compliance with all applicable laws; and were not issued in violation of the preemptive right of any shareholder of WFC. WFC has no outstanding class of capital stock other than such common shares. Except for the WINTON OPTIONS and as disclosed in writing on the date of this AGREEMENT to BMF (hereinafter referred to as the "WFC LETTER"), there are no outstanding subscription rights, options, conversion rights, warrants or other agreements or commitments of any nature whatsoever (either firm or conditional) obligating WFC to issue, deliver or sell, cause to be issued, delivered or sold, or restricting WFC from selling any additional WFC shares, or obligating WFC to grant, extend or enter into any such agreement or commitment.

         SECTION 4.08. SEC REPORTS. WFC has delivered to BMF copies of the following documents, each of which has been filed with the SEC (hereinafter referred to as the "SEC FILINGS"):

                  (a) The WFC Annual Reports on Form 10-K for the fiscal years ended September 30, 1997, 1996 and 1995;

                  (b) The Annual Reports to Shareholders for the fiscal years ended September 30, 1997, 1996 and 1995;

                  (c) The Proxy Statements for use in connection with the 1998, 1997 and 1996 Annual Meetings of Shareholders; and

                  (d) The Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997 and March 31 and June 30, 1998.

The SEC FILINGS did not, as of the dates on which such reports were filed with the SEC, contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.09. FINANCIAL STATEMENTS. (a) The consolidated statements of financial condition as of September 30, 1997 and 1996, of WFC and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the three years then ended, examined and reported upon by Grant Thornton LLP, certified public accountants, complete copies of which have previously been delivered to BMF (hereinafter referred to as the "WFC AUDITED FINANCIALS"), have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial position of WFC at such dates and the results of its operations and cash flows for such periods.

                  (b) The consolidated statement of financial condition as of June 30, 1998, of WFC and the related consolidated statements of earnings, shareholders' equity and cash flows for the nine months then ended, complete copies of which have previously been delivered to BMF (hereinafter referred to as the "WFC INTERIM FINANCIALS"), fairly present the financial position of WFC at such date and the results of its operations and cash flows for such period and have been prepared in accordance with generally accepted accounting principles as applicable to condensed consolidated financial statements and as applied on a consistent basis with the WFC AUDITED FINANCIALS. All adjustments which are necessary for a fair statement of the WFC INTERIM FINANCIALS have been made.

                  (c) Except as disclosed in the WFC INTERIM FINANCIALS, as of June 30, 1998, WFC had no liabilities or obligations material to the business condition (financial or otherwise) of WFC taken as a whole, whether accrued, absolute, contingent or otherwise, and whether due or to become due.

                  (d) The WFC AUDITED FINANCIALS and the WFC INTERIM FINANCIALS did not, as of the dates thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the information contained therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.10. CONDUCT OF BUSINESS. Except as disclosed in the WFC LETTER, since June 30, 1998, WFC and WSL have conducted their business only in the ordinary and usual course and there have been no material adverse changes in the financial condition, assets, liabilities, obligations, properties, business or prospects of WFC and WSL.

         SECTION 4.11. REPORTS AND RECORDS. WFC and WSL have filed all reports and maintained all records required to be filed or maintained by them under various rules and regulations of the SEC, OTS, FDIC and the DIVISION. All such documents and reports complied in all material respects with applicable requirements of law and regulations in effect at the time of the filing of such documents and contained in all material respects the information required to be stated therein. None of such documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 4.12. ACTIONS AND SUITS. Except as set forth in the SEC FILINGS and in the WFC LETTER, there are no material actions, suits or proceedings or investigations pending or, to the knowledge of WFC, threatened against or affecting the business, operations or financial condition of WFC or WSL in any court or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality and management of WFC and WSL have no knowledge of any basis for any such action, suit, proceeding or investigation. Except as set forth in the SEC FILINGS and the WFC LETTER, neither WFC nor WSL is in default in respect of any judgment, order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         SECTION 4.13. PERMITS AND LICENSES. WFC and WSL have all material permits, licenses, orders and approvals of all federal, state or local governmental or regulatory bodies required for them to conduct their business as presently conducted and all such material permits, licenses, orders and approvals are in full force and effect, without the threat of suspension or cancellation. None of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this AGREEMENT.

                                  ARTICLE FIVE

                                    COVENANTS

         SECTION 5.01. CONDUCT OF BUSINESSES. From the date of this AGREEMENT until the EFFECTIVE TIME, BMF:

                  (a) Except with the prior written consent of WFC, will conduct its business only in the ordinary course, in accordance with past practices and policies and in compliance with all applicable statutes, rules and regulations;

                  (b)      Without the prior written consent of WFC, will not:

                           (i) Authorize the creation or issuance of, issue, sell or dispose of, or create any obligation to issue, sell or dispose of, any stock, notes, bonds or other securities of which BMF is the issuer (including, without limitation, the grant of options under the 1997 Plan), or any obligations convertible into or exchangeable for, any shares of its capital stock. Without limiting the generality of the foregoing, BMF shall not permit any BMF common shares to be issued to the TRUST;

                           (ii) Declare, set aside, pay or make any dividend or other distribution on capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares or enter into any agreement in respect to the foregoing; provided, however, that BMF may pay a regular quarterly cash dividend of no more than $0.125 per share in each of the calendar quarters ending March 31, June 30 and September 30, 1999; provided further, however, that WFC and BMF will coordinate such dividend in the quarter of the EFFECTIVE TIME to prevent any shareholder of BMF from receiving two dividends in such quarter as a result of the MERGER;

                           (iii) Effect any stock split, recapitalization, combination, exchange of shares, readjustment or other reclassification;

                           (iv)     Amend its Charter or Bylaws or Constitution;

                           (v) Purchase, sell, assign or transfer any material tangible asset or any material patent, trademark, trade name, copyright, license, franchise, design or other intangible assets or property;

                           (vi) Mortgage, pledge or grant or suffer to exist any lien or other encumbrance or charge on any assets or properties, tangible or intangible, except for liens for taxes not yet delinquent, assets pledged as collateral to secure borrowings from the FHLB of Cincinnati and such other liens, encumbrances or charges which do not materially or adversely affect its financial position;

                           (vii) Waive any rights of material value or cancel any material debts or claims;

                           (viii) Incur any material obligation or liability (absolute or contingent), including, without limitation, any tax liability, or pay any material liability or obligation (absolute or contingent), other than liabilities and obligations incurred in the ordinary course of business and borrowings from the FHLB of Cincinnati;

                           (ix) Cause any material adverse change in the amount or general composition of its deposit liabilities or its loan portfolio;

                           (x) Enter into or amend any employment contract with any of its officers, increase the compensation payable to any officer or director or any relative of any such officer or director, or be obligated to increase any such compensation, adopt or amend in any material respect any employee benefit plans, severance plan or collective bargaining agreement or make awards or distributions under any employee benefit plans not consistent with past practice or custom; provided, however, that BMF may grant pay raises for current BMF employees for the 1999 calendar year in an aggregate maximum of $12,000;

                           (xi) Acquire any stock or other equity interest in any corporation, partnership, trust, joint venture or other entity;

                           (xii) Make any (I) material investment (except in the ordinary course of business) or (II) material capital expenditure or commitment for any material addition to property, plant, or equipment;

                           (xiii) Permit the allocation by the ESOP of any BMF common shares to the accounts of participants; or

                           (xiv) Agree, whether in writing or otherwise, to take any action described in this Section 5.01.

         SECTION 5.02. ACQUISITION PROPOSALS. BMF shall not, and shall cause the officers, directors, employees and other agents of BMF not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than WFC, or discuss or negotiate with any such person or entity, other than WFC, any acquisition or purchase of all or a material amount of the assets of, any equity securities of, or any merger, consolidation or business combination with, BMF (hereinafter collectively referred to as "ACQUISITION TRANSACTIONS"); provided, however, that nothing contained in this Section

5.02 shall prohibit BMF from furnishing information to, or entering into discussions or negotiations with, any person or entity which makes an unsolicited proposal of an ACQUISITION TRANSACTION if and to the extent that (a) the Board of Directors of BMF, after consultation with and based upon the written advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of BMF under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, BMF provides immediate written notice to WFC of such action.

         SECTION 5.03. ACCOUNTING POLICIES. Before the EFFECTIVE TIME and at the request of WFC, BMF shall promptly establish and take such reserves and accruals to conform the loan, accrual and reserve policies of BMF to WSL's policies; shall promptly establish and take such accruals, reserves and charges in order to implement such policies in respect of excess facilities and equipment capacity, severance costs, litigation matters, write-off or write-down of various assets and other appropriate accounting adjustments; and shall promptly recognize for financial accounting purposes such expenses of the MERGER and restructuring charges related to or to be incurred in connection with the MERGER, to the extent permitted by law and consistent with generally accepted accounting principles.


                                   ARTICLE SIX

                               FURTHER AGREEMENTS

         SECTION 6.01. APPLICATION FOR APPROVAL OF MERGER. As soon as practicable after the date of this AGREEMENT, WFC and BMF shall submit to the OTS and the DIVISION such documents as are required by the OTS and the DIVISION to be filed in connection with or related to the MERGER.

         SECTION 6.02. REGISTRATION STATEMENT. (a) WFC shall, as soon as reasonably practicable, prepare in accordance with the Securities Act of 1933, as amended (hereinafter referred to as the "ACT"), and file with the SEC a Registration Statement in respect of the WFC common shares to be issued to the holders of BMF common shares in accordance with ARTICLE TWO of this AGREEMENT (hereinafter referred to as the "REGISTRATION STATEMENT"), and shall use all reasonable efforts to have the REGISTRATION STATEMENT, as amended, declared effective by the SEC as promptly as practicable.

                  (b) The information included in the REGISTRATION STATEMENT in respect of WFC or WSL will not, at the time the REGISTRATION STATEMENT becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (c) Within five days before the effective date of the REGISTRATION STATEMENT and within five days before the CLOSING, BMF shall cause its certified independent accountants to issue to WFC, and WFC shall cause its certified independent accountants to issue to BMF, a letter in form and substance satisfactory to BMF and WFC and in relation to the audited and unaudited financial and statistical information set forth in the REGISTRATION STATEMENT.

         SECTION 6.03. AFFILIATES COMPLIANCE WITH THE SECURITIES ACT. (a) Within 30 days after the date of this AGREEMENT, BMF shall identify to WFC all persons whom BMF reasonably believes to be "affiliates," as defined in paragraphs (c) and (d) of Rule 145 under the ACT (hereinafter referred to as the "AFFILIATES"). Thereafter and until the EFFECTIVE TIME, BMF shall identify to WFC each additional person whom it reasonably believes to have thereafter become its AFFILIATE.

                  (b) BMF shall cause each person who is identified as an AFFILIATE to deliver to WFC before the EFFECTIVE DATE a written agreement in the form of the written agreement attached hereto as Exhibit C in which such AFFILIATE confirms that the WFC common shares received by such AFFILIATE in the MERGER shall not be transferable until the expiration of the time period specified in Section 201.01 of the Codification of Financial Reporting Policies of the SEC.

         SECTION 6.04. SPECIAL MEETING OF SHAREHOLDERS. BMF shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon the AGREEMENT and the transactions contemplated hereby, including the MERGER. BMF shall use its reasonable efforts to hold such meetings as soon as practicable following the date of this AGREEMENT. The Board of Directors of BMF shall (i) recommend to the shareholders in the PROXY STATEMENT the approval of this AGREEMENT and the transactions contemplated hereby, including the MERGER, and the other matters to be submitted to the shareholders in connection therewith and (ii) use their reasonable efforts to obtain the necessary approvals by the shareholders of this AGREEMENT, any amendments hereto, and the transactions contemplated hereby, including the MERGER.

         SECTION 6.05. ACCESS. Until the EFFECTIVE TIME, BMF shall afford to WFC, and WFC shall afford to BMF, and to their respective officers and representatives (including, without limitation, counsel, financial advisers and independent accountants), reasonable access to their properties, personnel, books, records and affairs. Each party shall furnish the other party with such additional financial and operating data and other information as to its businesses and properties as may be reasonably requested. Such access shall include, but shall not be limited to, (i) permitting verification, by audit or otherwise, of any representation or warranty made hereunder; (ii) authorizing release of any information (including the work papers of such independent auditors) and financial consultants; (iii) consistent with applicable regulations or procedures, furnishing regular and special examination reports since the date of this AGREEMENT to the EFFECTIVE TIME; and (iv) delivering copies of all documents or reports or correspondence filed and any correspondence with any federal regulatory or supervisory agency from the date of this AGREEMENT until the EFFECTIVE TIME.

         SECTION 6.06. DISSOLUTION OF CSC. On or before the date of the dissemination of the PROXY STATEMENT, BMF shall dissolve CSC and wind up the business of CSC in accordance with Chapter 1701 of the ORC.

         SECTION 6.07. CONFIDENTIALITY. BMF, WFC and WSL shall hold confidential any information obtained hereunder which is not otherwise public knowledge or ascertainable from public information and all non-public documents (including copies thereof) obtained hereunder by either party from the other party shall be returned to such party.

         SECTION 6.08. PRESS RELEASES. WFC and BMF shall consult with each other before issuing any press release or otherwise making any public statements with respect to the MERGER and shall not issue any such press release or make any such public statement without obtaining the prior consent of the other party, except as may be required by law or by obligations pursuant to any listing agreement with any national securities association.

         SECTION 6.09. COSTS, EXPENSES AND FEES. (a) Subject to paragraph (b) of this Section 6.09, whether or not the MERGER is consummated, all costs and expenses incurred in connection with this AGREEMENT, the PROXY STATEMENT, the REGISTRATION STATEMENT and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

                  (b) In the event that BMF accepts in any manner an ACQUISITION TRANSACTION at any time before March 31, 2000, BMF shall pay to WFC a fee of $200,000 in immediately available federal funds upon the execution of any agreement in respect of an ACQUISITION TRANSACTION.

         SECTION 6.10. REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this AGREEMENT.

         SECTION 6.11. NOTIFICATION OF EVENTS. At all times from the date of this AGREEMENT until the EFFECTIVE TIME, each party shall promptly notify the other in writing of any adverse business conditions threatening its normal business operations or of the occurrence of any event or the failure of any event to occur which might result in a breach of or a failure to comply with any representation, warranty, covenant, condition or agreement contained in this AGREEMENT or of the commencement of any action, suit, proceeding, or investigation against it.

         SECTION 6.12. INDEMNIFICATION. (a) For a period of three years after the EFFECTIVE TIME, WFC shall indemnify persons who served as directors and officers of BMF on or before the EFFECTIVE TIME to the fullest extent permitted under the Articles of Incorporation, as amended, and Code of Regulations of WFC and applicable provisions of Ohio law. Any such indemnification shall be made by WFC only as authorized in a specific case upon a determination by WFC's Board of Directors that the applicable standard of conduct under the Articles of Incorporation, as amended, and Code of Regulations of WFC and applicable provisions of Ohio law has been met and that such indemnification is permissible under applicable law. As a condition to receiving such indemnification, the party claiming indemnification shall assign to WFC, by separate writing, all right, title and interest in and to the proceeds of the claiming party's applicable insurance coverage, if any, including insurance maintained or provided by BMF or WFC, to the extent of such indemnity. No person shall be entitled to such indemnification who shall (i) fail to cooperate in the defense and investigation of any claims as to which indemnification may be made,
(ii) make, or who shall be a general partner, executive officer, director, trustee, beneficiary or person in control of any partnership, corporation, trust or other enterprise that shall make, any claim against BMF, WFC or WSL or any stockholder, director, officer, employee, or agent of any thereof, in any action, suit or proceeding arising out of or in connection with this AGREEMENT, the transactions contemplated hereby or the conduct of the business of WFC, WSL or BMF or (iii) fail to deliver such notices as may be required under any applicable directors and officers liability insurance policy to preserve any possible claims of which the claiming party is aware.

                  (b) WFC shall, at its discretion, either (i) pay up to a maximum of $10,000 to obtain directors' and officers' liability insurance in the policy amount of $1,000,000 for the officers and directors of BMF to take effect at the EFFECTIVE TIME and for a period of three years thereafter (provided, however, that in the event the cost of such insurance exceeds $10,000, the officers and directors of BMF may elect to pay the amount in excess of such $10,000) or (ii) have each of the officers and directors of BMF covered as an insured under WFC's directors' and officers' liability insurance for acts committed prior to the EFFECTIVE TIME for a period of six years after the EFFECTIVE TIME (provided that such insurance is in a policy amount of at least $2,000,000).

         SECTION 6.13. LIQUIDATION ACCOUNT. The MERGER shall have no effect upon the BMF Liquidation Account which shall be assumed by WSL at the EFFECTIVE TIME in accordance with 12 C.F.R. Section 563b.3(j).


                                  ARTICLE SEVEN

                                 CLOSING MATTERS

         SECTION 7.01. CONDITIONS TO OBLIGATIONS OF WFC, WSL AND BMF. Notwithstanding any other provision of this AGREEMENT, the obligations of WFC, WSL and BMF to effect the MERGER shall be subject to the fulfillment of each of the following conditions:

                  (a) This AGREEMENT shall have been validly adopted by the affirmative vote of the holders of at least the number of outstanding BMF shares required under federal law and the BMF Charter and Bylaws to adopt such agreements;

                  (b) All permits, approvals, consents, authorizations, exemptions or waivers of any federal or state governmental body or agency necessary or appropriate for consummation of the MERGER shall have been obtained;

                  (c) All waivers, consents and approval of every person, in addition to those required under subsections (a) and (b) of this Section 7.01, necessary or appropriate for the consummation of the MERGER shall have been obtained;

                  (d) BMF shall have received a written opinion of WEBB, dated the date of this AGREEMENT, to the effect that the EXCHANGE RATE is fair to the holders of the BMF common shares from a financial point of view;

                  (e) There shall not be in effect an order or decision of a court of competent jurisdiction which prevents or materially delays the consummation of the MERGER;

                  (f) There shall not be in effect any federal or state law, rule or regulation which prevents or materially delays consummation of the MERGER;

                  (g) WFC and BMF shall have received an opinion of counsel to the effect that the MERGER, when consummated in accordance with the terms hereof, will constitute a reorganization within the meaning of Section 368(a) of the CODE; and

                  (h) The REGISTRATION STATEMENT (including any post-effective amendment thereto) shall be effective under the ACT and no proceeding shall be pending or, to the knowledge of WFC, threatened by the SEC to suspend the effectiveness of the REGISTRATION STATEMENT.

         SECTION 7.02. CONDITIONS TO OBLIGATIONS OF WFC AND WSL. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligations of WFC and WSL to effect the MERGER shall also be subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of BMF contained in Article Three of this AGREEMENT shall be true in all material respects at and as of the date hereof and at and as of the EFFECTIVE TIME as if made at and as of such time;

                  (b) BMF shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by it before or at the EFFECTIVE TIME;

                  (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of BMF after the date of this AGREEMENT, except changes resulting from action taken by BMF pursuant to
                           Section 5.03 of this AGREEMENT;

                  (d) The consolidated shareholders' equity of BMF at the EFFECTIVE TIME and as calculated in accordance with generally accepted accounting principles shall not be less than $3,497,000, exclusive of up to $130,000 in expenses recognized by BMF in connection with the MERGER and exclusive of reserves, accruals and charges taken or established by BMF at the request of WFC in accordance with
                           Section 5.03 of this AGREEMENT;

                  (e) CSC shall have been dissolved and the CSC business wound up;

                  (f) BMF shall not have incurred any damage, destruction or similar loss, not covered by insurance, materially affecting its businesses or properties;

                  (g) The holders of not more than 5% of the BMF common shares shall have delivered a written demand for appraisal of such shares in the manner provided in
                           Section 2.06 of this AGREEMENT;

                  (h) BMF shall have delivered to WFC a certificate dated the EFFECTIVE TIME and signed by the President and Treasurer of BMF to the effect set forth in subsections (a), (b), (c), (d), (e), (f) and (g) of this Section 7.02;

                  (i) WFC shall have received a written opinion of McDonald Investment Inc., dated the date of this AGREEMENT and the date of the PROXY STATEMENT, to the effect that, as of such dates, the EXCHANGE RATE is fair to the holders of WFC common shares from a financial point of view;

                  (j) WFC shall have received an opinion of BMF's counsel dated the date of the EFFECTIVE TIME and to the effect set forth in the form attached hereto as Exhibit D;

                  (k) BMF shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by, any federal or state governmental body or agency required to be obtained by it in connection with the MERGER or the taking of any action contemplated hereby;

                  (l) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the MERGER or seeks to impose material limitations on the ability of WFC or WSL to exercise full rights of ownership of the assets or business of BMF;

                  (m) There shall not have been proposed, nor shall there be in effect, any federal or state law, rule, regulation, order or statement of policy that, in the reasonable judgment of WFC, would: (i) prevent or delay the consummation of the MERGER or interfere with the reasonable operation of the business of BMF,
                           (ii) materially adversely affect the ability of WFC to enjoy the economic or other benefits of the MERGER; or (iii) impose any material adverse condition, limitation or requirement on WFC in connection with the MERGER;

                  (n) WFC shall have received the advice of Grant Thornton LLP that the MERGER will qualify for the pooling of interests method of accounting; and

                  (o) BMF shall have obtained all consents to, or authorizations or approvals of, the transactions contemplated by this AGREEMENT of any party to any contract, obligation, lease or other agreement to which BMF is a party and which requires such consent, authorization or approval.

         SECTION 7.03. CONDITIONS TO OBLIGATIONS OF BMF. In addition to the conditions contained in Section 7.01 of this AGREEMENT, the obligation of BMF to effect the MERGER shall also be subject to the fulfillment of each of the following conditions:

                  (a) The representations and warranties of WFC and WSL contained in Article Four of this AGREEMENT shall be true in all material respects at and as of the date hereof and as of the EFFECTIVE TIME as if made at and as of such time, except to the extent that such representations and warranties are made as of a specific date;

                  (b) WFC and WSL shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this AGREEMENT to be performed or complied with by them before or at the EFFECTIVE TIME;

                  (c) There shall not have been a material adverse change in the financial condition, assets, liabilities, obligations, properties, business or prospects of WFC and WSL after the date of this AGREEMENT;

                  (d) WFC and WSL shall have delivered to BMF a certificate dated the EFFECTIVE TIME and signed by the Chairman and the President of WFC and WSL to the effect set forth in subsections (a), (b) and (c) of this Section 7.03;

                  (e) BMF shall have received an opinion of WFC's counsel dated the date of the EFFECTIVE TIME and to the effect set forth in the form attached hereto as Exhibit E;

                  (f) WFC shall have obtained all consents, authorizations or approvals of, or exemptions or waivers by any federal or state governmental body or agency required to be obtained by it in connection with the MERGER or the taking of any action contemplated thereby;

                  (g) WFC shall not have incurred any damage, destruction or similar loss, not covered by insurance, materials affecting its business or properties;

                  (h) There shall not be any action or proceeding commenced by or before any court or governmental agency or authority in the United States, or threatened by any governmental agency or authority in the United States, that challenges or seeks to prevent or delay the consummation of the MERGER; and

                  (i) The average of the closing sales prices of WFC on the American Stock Exchange during the twenty trading days ending five trading days before the CLOSING shall not be less than $10.50.


                                  ARTICLE EIGHT

                                   TERMINATION

         SECTION 8.01. TERMINATION. This AGREEMENT may be terminated at any time prior to the EFFECTIVE TIME, whether before or after approval by the shareholders of BMF:

                  (a) By mutual consent of the Boards of Directors of BMF and WFC; or

                  (b)      By the Board of Directors of BMF or WFC if:

                           (i) The MERGER shall not have been consummated on or before September 30, 1999; or

                           (ii) Any event occurs which, in the reasonable opinion of either Board, would preclude satisfaction of any of the conditions set forth in Section 7.01 of this AGREEMENT; or

                  (c) By the Board of Directors of WFC if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.02 of this AGREEMENT; or

                  (d) By the Board of Directors of BMF if any event occurs which, in the reasonable opinion of such Board, would preclude compliance with any of the conditions set forth in Section 7.03 of this AGREEMENT.

         SECTION 8.02. WRITTEN NOTICE OF TERMINATION. In order to terminate this AGREEMENT pursuant to Section 8.01 of this AGREEMENT, the party so acting shall give written notice of such termination to the other party. This AGREEMENT shall terminate on the date such notice is given.

         SECTION 8.03. EFFECT OF TERMINATION. In the event of the termination of this AGREEMENT, the provisions of this AGREEMENT shall become void and have no effect;

provided, however, that (a) the provisions set forth in Sections 6.07 and 6.09 of this AGREEMENT shall survive such termination and shall remain in full force and effect and (b) a termination of this AGREEMENT shall not affect the liability of any party for an uncured and material breach of any term or condition of this AGREEMENT.

         SECTION 8.04. AMENDMENT. This AGREEMENT may only be amended by the unanimous consent of WFC, WSL and BMF by action taken by their respective Boards of Directors, at any time before or after approval of this AGREEMENT by the shareholders of BMF, but after such approval no amendment shall be made which materially and adversely affects the rights of such shareholders without the further approval of such shareholders. This AGREEMENT may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.05. WAIVER. Any termor provision of this AGREEMENT (other than the requirement for shareholder approval) may be waived in writing at any time by the party which is, or whose shareholders are, entitled to the benefits thereof.


                                  ARTICLE NINE

                                 MISCELLANEOUS

         SECTION 9.01. SURVIVAL OF REPRESENTATIONS AND Warranties. All representations, warranties and covenants in this AGREEMENT shall expire on, and be terminated and extinguished at, the EFFECTIVE TIME, other than covenants which by their terms are to survive or be performed after the EFFECTIVE TIME; provided, however, that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive WFC or WSL (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either WFC or BMF.

         SECTION 9.03. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                          If addressed to WFC or WSL:

                                Robert L. Bollin
                                President
                                Winton Financial Corporation
                                5511 Cheviot Road
                                Cincinnati, Ohio 45247

                  If addressed to BMF:

                           Robin C. McNulty
                           President
                           BenchMark Federal Savings Bank
                           8670 Winton Road
                           Cincinnati, OH  45231-4935
                  with a copy to:

                           Douglas L. Westendorf, Esq.
                           Wood & Lamping
                           2500 Cincinnati Commerce Center
                           600 Vine Street
                           Cincinnati, OH  45202-2409

         SECTION 9.04. ENTIRE AGREEMENT. This AGREEMENT (including the exhibits, documents and instruments referred to herein or therein) (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (b) is not intended to and shall not confer any rights or remedies hereunder upon any person other than WFC, WSC or BMF; (c) shall not be assigned by operation of law or otherwise; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Ohio.

         SECTION 9.05. EXECUTION IN COUNTERPARTS. This AGREEMENT may be executed in two or more counterparts which together shall constitute a single AGREEMENT.

         SECTION 9.06. HEADINGS. The headings of articles and sections herein are for convenience of reference only, do not constitute a part of this AGREEMENT and shall not be deemed to limit or affect any of the provisions hereof.

         IN WITNESS WHEREOF, WFC, WSL and BMF have caused this AGREEMENT to be signed by their respective duly authorized officers on the date first above written.

ATTEST:                                          WINTON FINANCIAL CORPORATION

/s/ James W. Brigger                             By: /s/ Robert L. Bollin
--------------------------                          ----------------------------
    Secretary                                           Robert L. Bollin
                                                        its President


ATTEST:                                          THE WINTON SAVINGS AND LOAN CO.

/s/ James W. Brigger                             By: /s/ Robert L. Bollin
--------------------------                          ----------------------------
    Secretary                                            Robert L. Bollin
                                                         its President


ATTEST:                                          BENCHMARK FEDERAL SAVINGS BANK

/s/ Anthony Schement                             By: /s/ Robin C. McNulty
--------------------------                          ----------------------------
    Secretary                                            Robin C. McNulty
                                                         its President

                            ACKNOWLEDGMENT

STATE OF OHIO              )
                           )   SS:
COUNTY OF HAMILTON         )

         BE IT REMEMBERED that on this 4th day of December, 1998, personally came before me, a Notary Public in and for the State and County aforesaid, Robert L. Bollin, President of Winton Financial Corporation, a savings and loan holding company incorporated under the laws of Ohio, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of December, 1998.

                                             /s/  Douglas L. Westendorf
                                             -----------------------------------
                                             Notary Public


         BE IT REMEMBERED that on this 4th day of December, 1998, personally came before me, a Notary Public in and for the State and County aforesaid, Robert L. Bollin, President of Winton Savings and Loan Co., a savings and loan association incorporated under the laws of Ohio, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of December, 1998.

                                             /s/  Douglas L. Westendorf
                                             -----------------------------------
                                             Notary Public

         BE IT REMEMBERED that on this 4th day of December, 1998, personally came before me, a Notary Public in and for the State and County aforesaid, Robin
C. McNulty, President of BenchMark Federal Savings Bank, a savings bank incorporated under the laws of the United States, and duly executed the Agreement and Plan of Reorganization before me and acknowledged the same to be his act and deed and the act and deed of said Corporation and that the facts therein are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 4th day of December, 1998.

                                             /s/  Douglas L. Westendorf
                                             -----------------------------------
                                             Notary Public

                       EXHIBITS A, B, C, D, AND E OMITTED

                                                                         Annex B
                             STOCK OPTION AGREEMENT


         This STOCK OPTION AGREEMENT (hereinafter referred to as the "AGREEMENT"), made and entered into this 4th day of December, 1998, by and between Winton Financial Corporation, an Ohio corporation (hereinafter referred to as "WFC"), and BenchMark Federal Savings bank, a federal savings bank (hereinafter referred to as "BMF");

                                   WITNESSETH:

         Whereas, BMF and WFC are in the process of negotiating a definitive agreement in respect of the merger of BMF with and into a wholly owned subsidiary of WFC; and

         Whereas, as an inducement for BMF and WFC to complete such process, BMF and WFC desire that BMF grant an option to WFC for the purchase of BMF common shares upon the terms and subject to the conditions of this AGREEMENT;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, WFC and BMF, intending to be legally bound, hereby agree as follows:

         1. Definitions. As used in this AGREEMENT, the following terms shall have the corresponding meaning:

         (a) "Applicable Price" shall mean the higher of (i) the highest price per share of BMF Common Shares paid for any such share by the person or groups described in a Purchase Event or (ii) the price per share of BMF Common Shares received by holders of BMF Common Shares in connection with any merger or other business combination transaction which is a Purchase Event; provided, however, that in the event of a sale of less than all of BMF's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of BMF, as determined by a nationally recognized investment banking firm selected by WFC, divided by the number of shares of BMF Common Shares outstanding at the time of such sale. In the event that the consideration offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by WFC and reasonably acceptable to BMF, which determination shall be conclusive for all purposes of this Agreement.

         (b) "BMF Common Shares" shall mean the Common Shares, $1.00 per value per share, of BMF.

         (c) "Burdensome Condition" shall mean, in connection with the grant of a requisite regulatory approval or otherwise, the imposition by a governmental entity of any condition or restriction upon the party which would reasonably be expected to either (i) have a material adverse effect after the effective time of the Merger Agreement on the present or prospective consolidated financial condition, business or operating results of the party or (ii) prevent WFC from realizing the economic benefits of the transaction contemplated by the Merger Agreement that they currently anticipate obtaining.

         (d) "CLOSING" shall mean the closing of the exercise of the OPTION in accordance with Section 3(b) of this AGREEMENT.

         (e)      "Commission" shall mean the Securities and Exchange
                  Commission.

         (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (g) "EXERCISE PERIOD" shall mean the period during which the OPTION is exercisable in accordance with Section 3(c) of this AGREEMENT.

         (h) "Merger Agreement" shall mean the Agreement and Plan of Reorganization pursuant to which BMF intends to merge into a wholly owned subsidiary of WFC, as fully executed.

         (i) "Option" shall mean the option granted by BMF under this Agreement.

         (j) "Person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

         (k) "Purchase Event" shall mean any of the following events or transactions occurring after the date of this AGREEMENT with respect to BMF:

                  (i) BMF, without having received WFC's prior written consent, shall have entered into an agreement with any person (I) to merge, consolidate or enter into any similar transaction, (II) to purchase, lease or otherwise acquire all or substantially all of the assets of BMF, or (III) to purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of BMF;

                  (ii) Any person (other than BMF in a fiduciary capacity or WFC in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding BMF Common Shares after the date of this Agreement (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder);

                  (iii) Any person shall have made a Takeover Proposal to BMF by public announcement or written communication which is or becomes the subject of public disclosure; or

                  (iv) In the event of a TAKEOVER PROPOSAL, BMF shall have breached the Merger Agreement before or after such Takeover Proposal, which breach would entitle WFC to terminate the Merger Agreement (without regard to the cure periods provided for therein) and such breach shall not have been cured.

                  If more than one of the transactions giving rise to a Purchase Event under this Agreement is undertaken or effected, then all such transactions shall be deemed to give rise only to one Purchase Event with respect to the Option, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned.

         (l) "Repurchase Event" shall mean the event which occurs when (i) any person (other than WFC or any subsidiary of WFC) shall have acquired actual ownership or control, or any "group" (as such term is defined under the Exchange Act) shall have been formed which group shall have acquired actual ownership or control, of 50% or more of the then outstanding shares of BMF Common Shares, or (ii) any Purchase Event shall have been consummated.

         (m) "Takeover Proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving BMF or any proposal or offer to acquire in any manner 20% or more of the outstanding shares of any class of voting securities, or 15% or more of the consolidated assets, of BMF, other than the transactions contemplated by this AGREEMENT. If BMF receives an unsolicited Takeover Proposal, BMF shall notify WFC as soon as possible of the receipt of such TAKEOVER PROPOSAL.

         2. Grant of Option. Upon the terms and subject to the conditions of this AGREEMENT, BMF hereby grants to WFC an irrevocable option to purchase up to 19.9% of the outstanding BMF Common Shares at an exercise price of $38.50 per share payable in cash as provided in Section 4; provided, however that in the event BMF issues or agrees to issue any BMF Common Shares (other than as permitted under the MERGER AGREEMENT) at a price less than the exercise price per share set forth in this section (as adjusted pursuant to Section 6), the respective exercise price shall be such lesser price.

         3. Exercise of Option.

                  (a) Upon the occurrence of a PURCHASE EVENT, WFC may exercise the Option, in whole or part, at any time or from time to time during the EXERCISE PERIOD; provided, however, that, to the extent the OPTION shall not have been exercised, the OPTION shall terminate and be of no further force or effect (i) on the effective date of the merger as set forth in the MERGER AGREEMENT or (ii) upon the termination of the MERGER AGREEMENT in accordance with the provisions thereof, other than a termination on the basis of a breach by BMF of the MERGER AGREEMENT or on the basis of the failure of BMF's shareholders to approve the MERGER AGREEMENT after the occurrence of a PURCHASE EVENT by the vote required under applicable law or under the BMF Charter. Any exercise of an OPTION shall be subject to compliance with applicable provisions of law.

                  (b) In the event that WFC desires to exercise the OPTION, WFC shall send to BMF a written notice specifying (i) the total number of shares WFC will purchase pursuant to such exercise and (ii) a place and date for the CLOSING of such purchase. The date of such purchase shall not be earlier than three business days, nor later than 60 business days, after the date of such notice. In the event that prior notification to, or approval of, any federal or state regulatory agency is required in connection with such purchase, WFC shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this section shall run instead from the date on which any required notification period has expired or been terminated or any requisite approval has been obtained and any requisite waiting period shall have passed.

                  (c) The EXERCISE PERIOD shall commence upon the occurrence of a PURCHASE EVENT and shall end on the date upon which this AGREEMENT terminates.

         4. Payment and Delivery of Certificates.

                  (a) At the CLOSING, WFC shall pay to BMF the aggregate purchase price for the BMF Common Shares purchased pursuant to the exercise of the OPTION in immediately available funds by a wire transfer to a bank account designated by BMF.

                  (b) At the CLOSING, simultaneously with the delivery of funds as provided in Section 4(a), BMF shall deliver to WFC a certificate or certificates evidencing the number of BMF Common Shares purchased by WFC and WFC shall deliver to BMF a letter agreeing that WFC will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this AGREEMENT.

                  (c) Certificates for BMF Common Shares delivered at a closing hereunder shall be endorsed with a restrictive legend which shall read substantially as follows:

                  The transfer of the shares represented by this certificate is subject to certain provisions of a Stock Option Agreement dated _______, 1998, between the registered holder hereof and BMF (a copy of which agreement is on file at the principal office of BMF). A copy of such agreement will be provided to the holder hereof without charge within five days after receipt by BMF of a written request therefor. The shares evidenced by this certificate may not be sold, pledged, transferred or hypothecated unless they are covered by an offering circular in accordance with applicable law and regulations of the Office of Thrift Supervision (the "OTS") or unless such sale, pledge, transfer or hypothecation is, in the opinion of counsel reasonably satisfactory to BMF, exempt under applicable law and OTS regulation.

         5. Representations. BMF represents, warrants and covenants to WFC as follows:

                  (a) BMF has, and shall at all times maintain, sufficient authorized but unissued BMF Common Shares so that the OPTION may be exercised without authorization of additional shares of BMF Common Shares.

                  (b) The shares to be issued upon exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

                  (c) BMF has full corporate power and authority to execute, deliver and perform this AGREEMENT and all corporate action necessary for execution, delivery and performance of this AGREEMENT has been duly taken by BMF.

                  (d) Neither the execution and delivery of this AGREEMENT, nor the consummation of the transactions contemplated hereby (assuming all appropriate shareholder and regulatory approvals), will violate or result in any violation of or be in conflict with or constitute a default under any term of the Charter or Bylaws of BMF or any agreement, instrument, judgment, decree, statute, rule or order applicable to BMF.

         6. Adjustment Upon Changes in Capitalization.

         In the event of any change in BMF Common Shares by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, reverse stock split, recombinations, reclassifications, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share shall be adjusted appropriately. BMF agrees that, in the event that any additional BMF Common Shares are issued or otherwise become outstanding after the date of this AGREEMENT (other than pursuant to this AGREEMENT), the number of BMF Common Shares subject to the OPTION shall be adjusted so that, after such issuance, such number equals the same percentage (as that on the date of this AGREEMENT) of the number of BMF Common Shares then issued and outstanding without giving effect to any shares subject to or issued pursuant to the OPTION. Nothing contained in this Section 6 shall be deemed to authorize BMF to breach any provision of the MERGER AGREEMENT.

         7. Registration Rights.

         If requested by WFC after exercise of the OPTION, BMF shall as expeditiously as possible take any action necessary, including, but not limited to, filing any applicable document with regulatory agencies, in order to permit the sale or other disposition of the shares of BMF Common Shares acquired upon exercise of the OPTION in accordance with the intended method of sale or other disposition requested by WFC. WFC shall provide all information reasonably requested by BMF for inclusion in any such document, including any offering circular required under Part 563g of the Regulations of the Office of Thrift Supervision. BMF will use its best efforts to cause such document first to become effective and then to remain effective for such period not in excess of 270 days from the day such document first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The first filing effected under this Section 7 shall be at BMF's expense, except for underwriting commissions and the fees and disbursements of WFC's counsel attributable to the preparation of any document in respect of such BMF Common Shares. A second filing may be requested hereunder at WFC's expense. In no event shall BMF be required to effect more than two filings. The filing of any document hereunder may be delayed for such period of time as may reasonably be required to facilitate any public distribution by BMF Common Shares or for up to 90 days if BMF's Board of Directors determines that such delay is reasonably necessary to avoid disruption of the BMF's affairs. If requested by WFC, BMF will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements in respect of issuers of shares being sold by a selling shareholder. Upon receiving any request from WFC or permitted assignee thereof under this Section 7, BMF agrees to send a copy of any document, including any offering circular and any amendment thereunto, to WFC and to any permitted assignee thereof known to BMF, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

         8. Repurchase at the Option of WFC.

                  (a) At the request of WFC at any time commencing upon the first occurrence of a REPURCHASE EVENT and ending 12 months immediately thereafter, BMF shall repurchase from WFC (i) the OPTION and/or (ii) BMF Common Shares purchased by WFC pursuant hereto with respect to which WFC then has beneficial ownership. Such repurchase shall be at an aggregate price equal to the greater of the following:

                           (i)      The sum of:

                                    (I) For BMF Common Shares acquired pursuant to the OPTION, the product of the number of such shares, multiplied by the APPLICABLE PRICE;

                                    (II) For BMF Common Shares subject to an unexercised OPTION, the difference between
                                    (x) the product of the number of such
                                    shares, multiplied by the APPLICABLE PRICE, less (y) the product of the number of such shares, multiplied by the per share exercise price of the OPTION (subject to adjustment under Section 6); and

                                    (III) For BMF Common Shares as to which the
                                    OPTION has been exercised, but the CLOSING has not occurred, the difference between (x) the product of the number of such shares, multiplied by the APPLICABLE PRICE, less (y) the product of the number of such shares, multiplied by the per share exercise price of the OPTION (subject to adjustment pursuant to Section 6).

                                            OR

                           (ii)     $150,000.

                  (b) If WFC exercises its rights under this section, BMF shall, within 10 business days after such exercise, pay the amount calculated in accordance with Section 8(a) to WFC in immediately available funds and, contemporaneously with such payment, WFC shall surrender to BMF the OPTION and the certificates evidencing BMF Common Shares purchased thereunder with respect to which WFC then has beneficial ownership.

         9. Termination.

         This AGREEMENT shall terminate on the date of the termination of the OPTION in accordance with Section 3(a) and may be terminated as follows:

         (a)      By mutual consent of BMF and WFC;

         (b) By WFC if the Office of Thrift Supervision shall have issued an order denying approval of the transaction set forth in the MERGER AGREEMENT or if any governmental entity of competent jurisdiction shall have issued a final nonapplicable permanent order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this AGREEMENT or the MERGER AGREEMENT, or imposing a BURDENSOME CONDITION, and in any such case the time for appeal or petition for reconsideration of such order shall have expired without such appeal or petition being granted; and

         (c) By BMF or WFC if the OPTION is not exercised on or before March 31, 2000.

         10. Effect of Termination.

         In the event of termination of this AGREEMENT by any party as provided in Section 9, this AGREEMENT shall forthwith become void and there shall be no liability or obligation on the part of any party or their respective officers or directors except (i) in the event the OPTION is exercised, Sections 7 and 8 shall survive the termination, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the breach by another party of any of its representations, warranties, covenants or agreements set forth in this AGREEMENT.

         11. Costs.

         Except as otherwise expressly agreed, each party will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the MERGER AGREEMENT.

         12. Severability.

         If any term, provision, covenant or restriction contained in this AGREEMENT is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that applicable law will not permit WFC to acquire the full number of BMF Common Shares provided in Section 2 (as adjusted pursuant to Section 6), it is the express intention of BMF to allow WFC to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

         13. Miscellaneous.

                  (a) Third Parties. Nothing in this AGREEMENT, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective permitted successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

                  (b) Entire Agreement. Except as otherwise expressly provided herein or in the MERGER AGREEMENT, this AGREEMENT contains the entire agreement among the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this AGREEMENT shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

                  (c) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this AGREEMENT or the OPTION created hereunder to any other person, without the express written consent of the other party, except that in the event a PURCHASE EVENT shall have occurred and be continuing WFC may assign in whole or in part its rights and obligations hereunder; provided, however, that to the extent required by applicable regulatory authorities, WFC may not assign its rights under the OPTION except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of BMF, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on WFC's behalf, or (iv) any other manner approved by applicable regulatory authorities.

                  (d) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by registered or certified mail, postage prepaid, express service, personal delivery, telecopy or telefacsimile to the following addresses:

                  If to BMF, to:

                  Robin C. McNulty
                  President
                  BenchMark Federal Savings Bank
                  8670 Winton Road
                  Cincinnati, Ohio  45231-4935

                  with a copy to:

                  Douglas L. Westendorf, Esq.
                  Wood & Lamping
                  2500 Cincinnati Commerce Center
                  600 Vine Street
                  Cincinnati, OH  45202-2409

                  If to WFC, to:

                  Robert L. Bollin
                  President
                  The Winton Financial Corporation
                  5511 Cheviot Road
                  Cincinnati, Ohio 45247

                  with a copy to:

                  John C. Vorys, Esq.
                  Vorys, Sater, Seymour and Pease LLP
                  52 East Gay Street
                  P.O. Box 1008
                  Columbus, Ohio 43216

                  (e) Counterparts. This AGREEMENT may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                  (f) Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this AGREEMENT by any party hereto and that this Agreement may be enforced by a party hereto through injunctive or other equitable relief.

                  (g) Governing Law. This AGREEMENT shall be governed by and construed in accordance with the laws of Ohio applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.

         IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement to be effective as of the day and year set forth in the first paragraph above.


                                                  WINTON FINANCIAL CORPORATION



                                                  By:  /s/ Robert L. Bollin
                                                     ---------------------------
                                                        Robert L. Bollin
                                                        its President

                                                  BENCHMARK FEDERAL SAVINGS BANK


                                                  By:  /s/ Robin C. McNulty
                                                     ---------------------------
                                                        Robin C. McNulty
                                                        its President

                                                                         Annex C




December 4, 1998

Board of Directors
BenchMark Federal Savings Bank
8670 Winton Road
Cincinnati, Ohio 45231-4979

Dear Gentlemen:

You have requested our opinion as an independent banking firm regarding the fairness, from a financial point of view, to the stockholders of BenchMark Federal Savings Bank (the "Company"), of the consideration to be received by such stockholders in the merger (the "Merger") between the Company and Winton Financial Corporation, ("WFC"). We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to proceed with or effect the Merger.

Pursuant to the Agreement and Plan of Merger, dated December 4, 1998, by and among the Company and WFC (the "Agreement"), at the Effective Time of the Merger, WFC will acquire all of the Company's issued and outstanding shares of common stock. The holders of the Company's common stock will receive in exchange for each share of Company common stock, shares of WFC common stock based on an Exchange Ratio of 3.35 shares WFC common stock for each share of Company common stock pursuant to Section 2.01 of the Agreement. The complete terms of the proposed transaction are described in the Agreement, and this summary is qualified in its entirety by reference thereto.

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., as part of its investment banking business, is regularly engaged in the evaluation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, and distributions of listed and unlisted securities. We are familiar with the market for common stocks of publicly traded banks, savings institutions and bank and savings institution holding companies.

In connection with this opinion we reviewed certain financial and other business data supplied to us by the Company including (i) Annual Reports and Proxy Statements for the years ended December 31, 1995, 1996 and 1997, (ii) internally prepared financial statements for the quarter ended September 30, 1998, and other information we deemed relevant. We discussed with senior management and the board of directors of the Company the current position and prospective outlook for the Company. We reviewed financial and stock market data of other savings institutions, particularly in the Midwestern region of the United States, and the financial and structural terms of several other recent transactions involving mergers and acquisitions of savings institutions or proposed changes of control of comparably situated companies.

For WFC, we reviewed the audited financial statements for the fiscal years ended September 30, 1997, 1996 and 1995, internally prepared financial statements for the year ended September 30, 1998, and certain other information deemed relevant.

Board of Directors
BenchMark Federal Savings Bank
December 4, 1998
Page 2



For purposes of this opinion we have relied, without independent verification, on the accuracy and completeness of the material furnished to us by the Company and WFC and the material otherwise made available to us, including information from published sources, and we have not made any independent effort to verify such data. With respect to the financial information, including asset valuations we received from the Company, we assumed (with your consent) that they had been reasonably prepared reflecting the best currently available estimates and judgment of the Company's management. In addition, we have not made or obtained any independent appraisals or evaluations of the assets or liabilities, and potential and/or contingent liabilities of the Company or WFC. We have further relied on the assurances of management of the Company and WFC that they are not aware of any facts that would make such information inaccurate or misleading. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated.

In rendering our opinion, we have assumed that in the course of obtaining the necessary approvals for he Merger, no restrictions or conditions will be imposed that would have a material adverse effect on the contemplated benefits of the Merger to the Company or the ability to consummate the Merger. Our opinion is based on the market, economic and other relevant considerations as they exist and can be evaluated on the date hereof.

Consistent with the engagement letter with you, we have acted as financial advisor to the Company in connection with the Merger and will receive a fee for such services, a portion of which is contingent upon the consummation of the Merger. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement by the Company in connection with the Merger.

Based upon and subject to the foregoing, as outlined in the foregoing paragraphs and based on such other matters as we considered relevant, it is our opinion that as of the date hereof, the consideration to be received by the stockholders of the Company in the Merger is fair, from a financial point of view, to the stockholders of the Company.

This opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent, although this opinion may be included in its entirety in the proxy statement of the Company used to solicit stockholder approval of the Merger. It is understood that this letter is directed to the Board of Directors of the Company in its consideration of the Agreement, and is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger.

Very truly yours,

Charles Webb & Company
a Division of Keefe, Bruyette & Woods, Inc.

                                                                         Annex D

                                  12 CFR 552.14

Section 552.14 Dissenter and appraisal rights.

         (a) RIGHT TO DEMAND PAYMENT OF FAIR OR APPRAISED VALUE. Except as provided in paragraph (b) of this section, any stockholder of a Federal stock association combining in accordance with section 552.13 of this part shall have the right to demand payment of the fair or appraised value of his stock:
Provided, That such stockholder has not voted in favor of the combination and complies with the provisions of paragraph (c) of this section.

         (b) EXCEPTIONS. No stockholder required to accept only qualified consideration for his or her stock shall have the right under this section to demand payment of the stock's fair or appraised value, if such stock was listed on a national securities exchange or quoted on the National Association of Securities Dealers' Automated Quotation System ("NASDAQ") on the date of the meeting at which the combination was acted upon or stockholder action is not required for a combination made pursuant to Section 552.13(h) (2) of this part. "Qualified consideration" means cash, shares of stock of any association or corporation which at the effective date of the combination will be listed on a national securities exchange or quoted on NASDAQ, or any combination of such shares of stock and cash.

         (c) PROCEDURE.

                  (1) NOTICE. Each constituent Federal stock association shall notify all stockholders entitled to rights under this section, not less than twenty days prior to the meeting at which the combination agreement is to be submitted for stockholder approval, of the right to demand payment of appraised value of shares, and shall include in such notice a copy of this section. Such written notice shall be mailed to stockholders of record and may be part of management's proxy solicitation for such meeting.

                  (2) DEMAND FOR APPRAISAL AND PAYMENT. Each stockholder electing to make a demand under this section shall deliver to the Federal stock association, before voting on the combination, a writing identifying himself or herself and stating his or her intention thereby to demand appraisal of and payment for his or her shares. Such demand must be in addition to and separate from any proxy or vote against the combination by the stockholder.

                  (3) NOTIFICATION OF EFFECTIVE DATE AND WRITTEN OFFER. Within ten days after the effective date of the combination, the resulting association shall:

                           (i) Give written notice by mail to stockholders of
constituent Federal stock associations who have complied with the provisions of paragraph (c) (2) of this section and have not voted in favor of the combination, of the effective date of the combination;

                           (ii) Make a written offer to each stockholder to pay
for dissenting shares at a specified price deemed by the resulting association to be the fair value thereof; and

                           (iii) Inform them that, within sixty days of such
date, the respective requirements of paragraphs (c) (5) and (c) (6) of this section (set out in the notice) must be satisfied.

         The notice and offer shall be accompanied by a balance sheet and statement of income of the association the shares of which the dissenting stockholder holds, for a fiscal year ending not more than sixteen months before the date of notice and offer, together with the latest available interim financial statements.

                  (4) ACCEPTANCE OF OFFER. If within sixty days of the effective date of the combination the fair value is agreed upon between the resulting association and any stockholder who has complied with the provisions of paragraph (c)(2) of this section, payment there for shall be made within ninety days of the effective date of the combination.

                  (5) PETITION TO BE FILED IF OFFER NOT ACCEPTED. If within sixty days of the effective date of the combination the resulting association and any stockholder who has complied with the provisions of paragraph (c) (2) of this section do not agree as to the fair value, then any such stockholder may file a petition with the Office, with a copy by registered or certified mail to the resulting association, demanding a determination of the fair market value of the stock of all such stockholders. A stockholder entitled to file a petition under this section who fails to file such petition within sixty days of the effective date of the combination shall be deemed to have accepted the terms offered under the combination.

                  (6) STOCK CERTIFICATES TO BE NOTED. Within sixty days of the effective date of the combination, each stockholder demanding appraisal and payment under this section shall submit to the transfer agent his certificates of stock for notation thereon that an appraisal and payment have been demanded with respect to such stock and that appraisal proceedings are pending. Any stockholder who fails to submit his or her stock certificates for such notation shall no longer be entitled to appraisal rights under this section and shall be deemed to have accepted the terms offered under the combination.

                  (7) WITHDRAWAL OF DEMAND. Notwithstanding the foregoing, at any time within sixty days after the effective date of the combination, any stockholder shall have the right to withdraw his or her demand for appraisal and to accept the terms offered upon the combination.

                  (8) VALUATION AND PAYMENT. The Director shall, as he or she may elect, either appoint one or more independent persons or direct appropriate staff of the Office to appraise the shares to determine their fair market value, as of the effective date of the combination, exclusive of any element of value arising from the accomplishment or expectation of the combination. Appropriate staff of the Office shall review and provide an opinion on appraisals prepared by independent persons as to the suitability of the appraisal methodology and the adequacy of the analysis and supportive data. The Director after consideration of the appraisal report and the advice of the appropriate staff shall, if he or she concurs in the valuation of the shares, direct payment by the resulting association of the appraised fair market value of the shares, upon surrender of the certificates representing such stock. Payment shall be made, together with interest from the effective date of the combination, at a rate deemed equitable by the Director.

                  (9) COSTS AND EXPENSES. The costs and expenses of any proceeding under this section may be apportioned and assessed by the Director as he or she may deem equitable against all or some of the parties. In making this determination the Director shall consider whether any party has acted arbitrarily, vexatiously, or not in good faith in respect to the rights provided by this section.

                  (10) VOTING AND DISTRIBUTION. Any stockholder who has demanded appraisal rights as provided in paragraph (c)(2) of this section shall thereafter neither be entitled to vote such stock for any purpose nor be entitled to the payment of dividends or other distributions on the stock (except dividends or other distribution payable to, or a vote to be taken by stockholders of record at a date which is on or prior to, the effective date of the combination): Provided, That if any stockholder becomes unentitled to appraisal and payment of appraised value with respect to such stock and accepts or is deemed to have accepted the terms offered upon the combination, such stockholder shall thereupon be entitled to vote and receive the distributions described above.

                  (11) STATUS. Shares of the resulting association into which shares of the stockholders demanding appraisal rights would have been converted or exchanged, had they assented to the combination, shall have the status of authorized and unissued shares of the resulting association.

                                     PART II

Item 20. Indemnification of Directors and Officers.

         (a) OHIO REVISED CODE

                  Division (E) of Section 1701.13 of the Ohio Revised Code governs indemnification by a corporation and provides as follows:

                  (E)(1) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  (2) A corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

                           (a) Any claim, issue, or matter as to which such
                  person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

                           (b) Any action or suit in which the only liability
                  asserted against a director is pursuant to section 1701.95 of the Revised Code.

                  (3) To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

                  (4) Any indemnification under divisions (E)(1) and (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in divisions
(E)(1) and (2) of this section. Such determination shall be made as follows:

                           (a) By a majority vote of a quorum consisting of
                  directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit, or proceeding;

                           (b) If the quorum described in division (E)(4)(a) of
                  this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

                           (c) By the shareholders; or

                           (d) By the court of common pleas or the court in
                  which such action, suit, or proceeding was brought.

                  Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division
(E)(2) of this section, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which action or suit was brought to review the reasonableness of such determination.

                  (5)(a) Unless at the time of a director's act or omission that is the subject of an action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section, the articles or the regulations of a corporation state by specific reference to this division that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in divisions (E)(1) and
(2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney's fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following:

                           (i) Repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

                           (ii) Reasonably cooperate with the corporation
                  concerning the action, suit, or proceeding.

                  (b) Expenses, including attorney's fees, incurred by a director, trustee, officer, employee, or agent in defending any action, suit, or proceeding referred to in divisions (E)(1) and (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the corporation.

                  (6) The indemnification authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the articles, the regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices and positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (7) A corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

                  (8) The authority of a corporation to indemnify persons pursuant to divisions (E)(1) and (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

                  (9) As used in this division, references to "corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

         (b) WINTON FINANCIAL'S CODE OF REGULATIONS

                  The Code of Regulations of Winton Financial provide that Winton Financial shall indemnify its directors or officers against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines, and amounts paid in settlement by reason of the fact that they are or were directors, officers, employees or agents of the corporation or, at the request of Winton Financial, were serving another organization in a similar capacity, if the directors or officers acted in good faith and in a manner they reasonably believed to be in the best interest of the corporation. With regard to criminal matters, directors and officers must be indemnified by the corporation if the directors or officers had no reasonable cause to believe their conduct was unlawful. Directors or officers claiming indemnification shall be presumed to have acted in good faith and in a manner they reasonably believed to be not opposed to the best interests of the corporation and, with respect to any criminal matter, to have had no reasonable cause to believe their conduct was unlawful.

                  Winton Financial shall not indemnify any officer or director of the corporation who was a party to any completed action or suit instituted by (or in the right of) the corporation for any matter asserted in such action as to which the officer or director shall have been adjudged to be liable for acting with reckless disregard for the best interests of the corporation or misconduct (other than negligence) in the performance of his duty to the corporation. However, should the court in which such action was brought determine that the officer or director is fairly and reasonably entitled to such indemnity, Winton Financial shall indemnify such officer or director to the extent permitted by the court.

                  Any indemnification not precluded by judgment shall be made by the corporation only upon a determination that the director has met the applicable standard of conduct. Such determination may be made only (a) by a majority vote of a quorum of disinterested directors, (b) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, (c) by the shareholders or (d) by the court, if any, in which such action was brought. Expenses incurred in defending any action, suit or proceeding shall be paid by Winton Financial in advance upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if the director or officer is not entitled to be indemnified by the corporation.

                  In addition, Winton Financial has agreed to indemnify each of its directors and officers against expenses (including, without limitation, attorneys' fees, filing fees, court reporters' fees and transcript costs), judgments, fines, and amounts paid in settlement by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, at the request of Winton Financial, was serving another organization in a similar capacity, if the director or officer acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation and if, with respect to any criminal action or proceeding, such director or officer had no reason to believe that his conduct was unlawful. Such indemnification shall be made, however, only upon a determination by the directors or shareholders of Winton Financial, the Court of Common Pleas of Hamilton County or written opinion of legal counsel appointed by Winton Financial that the director or officer has adhered to the appropriate standard of conduct.


Item 21. Exhibits and Financial Statement Schedules.

         (a) Exhibits

    Exhibit No.     Description
    -----------     -----------

         2 Agreement and Plan of Reorganization dated December 4, 1998, by and among Winton Financial, Winton Savings and Loan and BenchMark

         3.1 Articles of Incorporation, as amended through January 29, 1999, of Winton Financial

         3.2        Regulations of Winton Financial


         4 Articles Fourth, Sixth, Eighth, Ninth and Eleventh of the Articles of Incorporation of Winton Financial and Sections 1.02, 1.04, 1.05, 1.06, 1.10 and 1.11 of Article One,
                    Section 2.02 of Article Two, and Section 4.04 of Article Four of the Regulations of Winton Financial, defining the rights of Winton Financial shareholders

         5 Opinion of Vorys, Sater, Seymour and Pease regarding the legality of the shares of Winton Financial being registered

         8 Opinion of Vorys, Sater, Seymour and Pease regarding the tax consequences of the merger

        10.1        The Winton Savings and Loan Co. Employee Stock Ownership
                    Plan

        10.2 Amendment No. 1 to the Winton Savings and Loan Co. Employee Stock Ownership Plan

        10.3 Amendment No. 2 to The Winton Savings and Loan Co. Employee Stock Ownership Plan

        10.4 The Winton Savings and Loan Co. 1988 Employee Stock Option and Incentive Plan

        10.5 Employment Agreement between Winton Financial, Winton Savings and Loan and Robert L. Bollin, dated May 22, 1998

        10.6 Employment Agreement between Winton Financial, Winton Savings and Loan and Gregory J. Bollin, dated May 22, 1998

    Exhibit No.     Description
    -----------     -----------

        10.7 Employment Agreement between Winton Financial, Winton Savings and Loan and James M. Brigger, dated May 1, 1996

        10.8 Employment Agreement between Winton Financial, Winton Savings and Loan and Jill M. Burke, dated May 1, 1996

        10.9 Employment Agreement between Winton Financial, Winton Savings and Loan and Mary Ellen Lovett

        10.10 Employment Agreement between Winton Financial, Winton Savings and Loan and Anthony G. Gerstner, dated May 1, 1996

        10.11 Severance Agreement between Winton Financial and Jill M. Burke, dated May 22, 1998

        13.1        Annual Report on Form 10-K for the year ended September 30,
                    1998

        13.2        Quarterly Report on Form 10-Q for the quarter ended
                    December 31, 1998

        21          Subsidiaries of the Registrant

        23.1 Consent of Grant Thornton LLP regarding the report on Winton Financial's financial statements

        23.2 Consent of Grant Thornton LLP regarding the report on BenchMark's financial statements

        23.3        Consent of Charles Webb & Company

        23.4        Consent of Vorys, Sater, Seymour and Pease LLP

        27          Financial Data Schedule

        99.1        Form of Proxy for BenchMark

        99.2        Winton Financial Proxy Statement for the 1999 Annual Meeting


                  (b)      Financial Statement Schedules

                           All schedules for which provision is made in the
applicable accounting regulations of the Securities and Exchange Commission are not required under related instructions or are inapplicable and, therefore, have been omitted.

                  (c)      Opinion of Charles Webb & Company

                           The Opinion of Charles Webb & Company has been
provided as part of the Prospectus/Proxy Statement as Annex C.

Item 22.          UNDERTAKINGS

                  1.       The undersigned registrant hereby undertakes:

                           (a) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement:

                                    (i) To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

                                    (ii) To reflect in the prospectus any facts
or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           (b) That, for the purpose of determining any
liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (c) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                  3. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph 2 immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  4. Insofar as indemnification for liabilities arising under the Act, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  5. The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  6. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on February 26, 1999.

                                                   Winton Financial Corporation



                                                    By:/s/ Robert L. Bollin
                                                       ------------------------
                                                       Robert L. Bollin,
                                                       President and a Director


           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons in the capacities and on the dates indicated.


By:   /s/ Jill M. Burke                              By:   /s/ J. Clay Stinnett
    -------------------------------------------         --------------------------------------
     Jill M. Burke, Principal Financial Officer           J. Clay Stinnett, Director
       and Principal Accounting Officer


Date: February 26, 1999                              Date: February 26, 1999



By:  /s/ Thomas H. Humes                             By:
    -------------------------------------------         --------------------------------------
     Director Thomas H. Humes, Director                   William J. Parchman, Director


Date: February 26, 1999                              Date: February ___, 1999



By:   /s/ Henry L. Schulhoff                         By:   /s/ Robert E. Hoeweler
    -------------------------------------------         --------------------------------------
     Henry L. Schulhoff, Director                         Robert E. Hoeweler, Director


Date: February 26, 1999                              Date: February 25, 1999



By:   /s/ Timothy M. Mooney
    -------------------------------------------
     Timothy M. Mooney, Director


Date: February 26, 1999


                                INDEX TO EXHIBITS

 EXHIBIT
  NUMBER        DESCRIPTION                                                  PAGE NUMBER

   2            Agreement and Plan of Reorganization dated December 4,       Included as Annex A to the Prospectus/
                1998, by and among Winton Financial, Winton Savings and      Proxy Statement.
                Loan and BenchMark

   3.1          Articles of Incorporation, as amended through January 29,
                1999, of Winton Financial

   3.2          Regulations of Winton Financial                              Incorporated by reference to the current
                                                                             annual report on the 8-K filed by Winton
                                                                             Financial with the SEC, Exhibit 4b


   4            Articles Fourth, Sixth, Eighth, Ninth and Eleventh of the    Included in Exhibits 3.1 and 3.2.
                Articles of Incorporation of Winton Financial and Sections
                1.02, 1.04, 1.05, 1.06, 1.10 and 1.11 of Article One,
                Section 2.02 of Article Two, and Section 4.04 of Article
                Four of the Regulations of Winton Financial, defining the
                rights of Winton Financial shareholders

   5 Opinion of Vorys, Sater, Seymour and Pease regarding the legality of the shares of Winton Financial being registered

   8 Opinion of Vorys, Sater, Seymour and Pease regarding the tax consequences of the merger

   10.1         The Winton Savings and Loan Co. Employee                     Incorporated by reference to the Form  S-4
                Stock Ownership Plan                                         Registration Statement filed by Winton
                                                                             Financial with the SEC on November 30, 1989
                                                                             (the "1989 Form S-4")

   10.2         Amendment No. 1 to the Winton Savings and                    Incorporated by reference to the Current
                Loan Co. Employee Stock Ownership Plan                       Report on Form 10-K for the year ended
                                                                             September 30, 1998, filed by Winton
                                                                             Financial with the SEC in December 1998
                                                                             (the "10-K"), Exhibit 10.2

   10.3         Amendment No. 2 to The Winton Savings and                    Incorporated by reference to the
                Loan Co. Employee Stock Ownership Plan                       10-K, Exhibit 10.3

   10.4         The Winton Savings and Loan Co. 1988                         Incorporated by reference to the definitive
                Employee Stock Option and Incentive Plan                     Proxy Statement for the 1995 Annual Meeting
                                                                             of Shareholders filed by Winton Financial
                                                                             with the SEC on January 6, 1995

 EXHIBIT
  NUMBER       DESCRIPTION                                                   PAGE NUMBER

   10.5        Employment Agreement between Winton Financial, Winton         Incorporated by reference to Quarterly
               Savings and Loan and Robert L. Bollin, dated May 22, 1998     Report on Form 10-QSB for the quarter
                                                                             ended June 30, 1998, filed by Winton
                                                                             Financial with the SEC in August 1998
                                                                             (the "6/98 10-QSB"), Exhibit 10.2

   10.6        Employment Agreement between Winton Financial, Winton         Incorporated by reference to the 6/98
               Savings and Loan and Gregory J. Bollin, dated May 22, 1998    10-QSB, Exhibit 10.1

   10.7        Employment Agreement between Winton Financial, Winton         Incorporated by reference to Quarterly
               Savings and Loan and James M. Brigger, dated May 1, 1996      Report Form 10-QSB for the quarter ended
                                                                             June 30, 1996 filed by Winton Financial
                                                                             with the SEC in August, 1996 (the "6/96
                                                                             10-QSB")

   10.8        Employment Agreement between Winton Financial, Winton         Incorporated by reference to the 6/96 10-QSB
               Savings and Loan and Jill M. Burke, dated May 1, 1996

   10.9        Employment Agreement between Winton Financial, Winton         Incorporated by reference to the 6/96 10-QSB
               Savings and Loan and Mary Ellen Lovett

   10.10       Employment Agreement between Winton Financial, Winton         Incorporated by reference to the 6/96 10-QSB
               Savings and Loan and Anthony G. Gerstner, dated May 1, 1996

   10.11       Severance Agreement between Winton Financial and Jill M.      Incorporated by reference to the 6/98
               Burke, dated May 22, 1998                                     10-QSB, Exhibit 10.3

   13.1        Annual Report on Form 10-K for the year ended September
               30, 1998

   13.2        Quarterly Report on Form 10-Q for the quarter ended
               December 31, 1998

   21          Subsidiaries of the Registrant                                Incorporated by reference to the Annual
                                                                             Report on Form 10-KSB for the fiscal year
                                                                             ended September 30, 1996, filed by Winton
                                                                             Financial with the SEC on December 24,
                                                                             1996, Exhibit 21

   23.1 Consent of Grant Thornton LLP regarding the report on Winton Financial's financial statements

   23.2 Consent of Grant Thornton LLP regarding the report on BenchMark's financial statements

   23.3        Consent of Charles Webb & Company

   23.4        Consent of Vorys, Sater, Seymour and Pease LLP

 EXHIBIT
  NUMBER       DESCRIPTION                                                   PAGE NUMBER

   27          Financial Data Schedule

   99.1        Form of Proxy for BenchMark

   99.2        Winton Financial Proxy Statement for the 1999 Annual          Incorporated by reference to the Definitive
               Meeting                                                       Proxy Statement for the 1999 Annual Meeting
                                                                             filed by Winton Financial with the SEC on
                                                                             January 4, 1999.